UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED May 23, 2023
TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031
[•], 2023
To the stockholders of TESSCO Technologies Incorporated:
On April 11, 2023, TESSCO Technologies Incorporated (“Tessco”) entered into an agreement to be acquired by way of a merger. If the proposed merger is completed, Tessco will be indirectly owned by funds affiliated with two investment firms, Lee Equity Partners LLC and Twin Point Capital LLC, and at the effective time of the merger each outstanding share of our common stock will be converted into the right to receive $9.00 in cash, without interest and less any applicable withholding taxes.
Our board of directors unanimously approved the merger agreement and has called a special meeting of our stockholders at which stockholders will have the opportunity to consider and vote upon a proposal to adopt the merger agreement. Our board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered at the special meeting, including approval of the adoption of the merger agreement. The attached notice of special meeting includes further details about the special meeting, which will be held exclusively online via live audio webcast, in a virtual meeting format, beginning promptly at [•] Eastern Time on [•], 2023.
No matter how many shares you own, your vote is important. The merger cannot be completed unless the merger agreement is adopted by the holders of a majority of the outstanding shares of our common stock. A failure to vote your shares of our common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal.
The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Appendix A. I encourage you to read the proxy statement, including its appendices and the documents incorporated by reference, carefully and in its entirety.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-0854
Thank you for your continued support.
Sincerely,
Sandip Mukerjee
President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated [•], 2023, and, together with the enclosed form of proxy, is first being mailed to Tessco stockholders on or about [•], 2023.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED May 23, 2023
TESSCO TECHNOLOGIES INCORPORATED
11126 McCormick Road
Hunt Valley, Maryland USA 21031
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on
[•], 2023
TO THE STOCKHOLDERS OF TESSCO TECHNOLOGIES INCORPORATED:
You are cordially invited to attend a special meeting of stockholders of TESSCO Technologies Incorporated, a Delaware corporation (the “Company” or “Tessco” or “we” or “our”), to be held exclusively on line by live audio webcast, in a virtual meeting format, accessible via register.proxypush.com/TESS, beginning promptly at [•] Eastern Time on [•], 2023. The purpose of the special meeting is to consider and vote upon the following proposals:
1.
Merger Proposal.   To adopt the Agreement and Plan of Merger, dated as of April 11, 2023 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Tessco, Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Tessco would be acquired by way of a merger with and into Merger Sub with Tessco surviving the merger and becoming a wholly-owned subsidiary of Parent, which we refer to as the “merger.”

2.
Merger-Related Compensation Proposal.   To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

3.
Adjournment Proposal.   To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting.

Our Board of Directors unanimously recommends our stockholders vote “FOR” each of these proposals.
General
This Notice of Special Meeting and proxy statement in which it is included is made available to TESSCO stockholders in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the special meeting to be held exclusively online via live audio webcast, in a virtual meeting format, beginning promptly at [•] Eastern Time on [•], 2023, and at any adjournment or postponement thereof.
Mailing of Proxy Statement
On or about [•], 2023, we mailed to our stockholders this Notice of Special Meeting and the accompanying proxy statement, together with appendices and president’s letter, and a form of proxy containing a “control number” and instructions on how a proxy may be submitted or authorized in advance of the special meeting via telephone, by mail or over the Internet. The control number is an identifying number specific to each stockholder of record, and will also permit a stockholder, after registering at register.proxypush.com/TESS, to access and remotely participate at the special meeting online via live audio webcast.
Certain stockholders who share the same address may receive only one copy of this Notice of Special Meeting and proxy statement and other materials in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of this Notice of Special Meeting, and proxy statement and other materials, either by contacting their bank, broker or other holder of record at the telephone number or address provided to them, or contacting us by e-mail to corporatesecretary@tessco.com, or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.
Voting Rights and Outstanding Shares
Our Board has fixed the close of business on [•], 2023 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the special meeting. On the record date, [•] shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the special meeting.
The presence, remotely or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the special meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies. Shares voted “FOR” or “AGAINST” with respect to any proposal, or abstaining, will be counted for purposes of determining whether a quorum is present. Non-voted shares with respect to all three proposals will not be considered present and entitled to vote and will therefore not count for purposes of a quorum.
Your vote is important.   Most stockholders have a choice of directing their vote over the Internet prior to the special meeting, by using a toll-free telephone number or by completing a proxy card and mailing it in a postage-paid envelope that we will provide to you upon your request. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. The Internet and telephone proxy vote facilities for stockholders of record are expected to remain open until the time that the voting concludes, and the polls are closed at the special meeting, but may remain open or be reopened if determined to be necessary or appropriate, or in the event of any adjournment or postponement of the special meeting. Stockholders of record may also vote via the Internet during the live audio webcast of the special meeting. In order to do so, a stockholder will need access to and will be required to input the control number assigned to that stockholder, as well other identifying information. Beneficial owners should review the information provided to you by your bank, broker or other holder of record to see what options are available to you to attend and vote at the special meeting. We encourage all stockholders to vote by proxy in advance of the meeting. This will avoid any last-minute technical difficulties that a stockholder may otherwise experience in attending remotely and voting during the special meeting, and facilitate a prompt tabulation of the vote.
All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the special meeting and not revoked, will be voted in accordance with your instructions. If no instructions are specified by a record holder, the shares of common stock represented by a proxy properly submitted by the record holder will be voted in accordance with the recommendations of the Board.
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 750-0854
Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,
Aric Spitulnik
Chief Financial Officer and Secretary
[•], 2023
Hunt Valley, Maryland

i

ii

iii

PREFACE
About This Proxy Statement
This proxy statement is being sent by TESSCO Technologies Incorporated, a Delaware corporation, which we refer to as “we,” “us,” “our,” “Tessco,” or the “Company,” and our board of directors, which we refer to as our “Board,” to solicit proxies from our stockholders to vote their shares of our common stock at the special meeting of our stockholders to be held on [•], 2023, and at any adjournment or postponement thereof. At the special meeting, our stockholders will be asked, among other things, to adopt the Agreement and Plan of Merger, dated April 11, 2023, which, as it may be amended from time to time, we refer to as the “merger agreement,” by and among Tessco, Alliance USAcqCo 2, Inc., a Delaware corporation, which we refer to as “Parent,” and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as “Merger Sub.” Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Tessco, with Tessco continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, which we refer to as the “merger.” We sometimes refer to Tessco as the surviving corporation following the merger as the “surviving corporation.”
Additional Information
We have elected to “incorporate by reference” certain information into this proxy statement, which means that we are disclosing important information to you by referring you to certain other documents that we have filed separately with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and certain other documents that we may file with the SEC after the date of this proxy statement but prior to the special meeting. Because these documents contain important information and may subsequently amend this proxy statement, you should monitor and review our SEC filings until the special meeting is completed. References to this proxy statement are meant to include not only the main body of this proxy statement, but also the accompanying notice of special meeting and proxy card, each of the appendices, and all of the information incorporated by reference. See “Where You Can Find More Information” on page 82.
We have not authorized anyone to provide any information other than what is contained in or incorporated by reference in this proxy statement, and take no responsibility for any information others may give you. See “Miscellaneous — Legal and Cautionary Disclosures” on page 80.
Forward-Looking Statements
This proxy statement contains forward-looking statements, including statements related to our financial projections, the consequences of the outcome of the proposals to be considered and voted upon at the special meeting, the completion of the merger, or the consequences thereof. Forward-looking statements can usually be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “should” and other expressions which indicate future events or trends.
These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:
(i)
Risks related to the consummation of the merger, including the risks that:

(1)
The merger may not be consummated within the anticipated time period, or at all.

(2)
We may fail to obtain stockholder approval of the merger agreement.

(3)
Other conditions to the consummation of the merger under the merger agreement may not be satisfied.

(ii)
The effects that any termination of the merger agreement may have on us and our business, including the risks that:

(1)
Our stock price may decline significantly if the merger is not completed.

(2)
The merger agreement may be terminated in circumstances requiring us to pay Parent a termination fee of $4.0 million.

(iii)
The effects that the announcement or pendency of the merger may have on us and our business, including the risks that:

(1)
Our business, operating results or stock price may suffer.

(2)
Our current plans and operations may be disrupted.

(3)
Our ability to retain or recruit employees may be adversely affected.

(4)
Our business relationships with customers and vendors may be adversely affected.

(5)
Our management’s and other employees’ attention may be diverted from our ongoing operations due to the proposed merger.

(iv)
The effect of limitations that the merger agreement places on our ability to operate our business or engage in strategic transactions as an alternative to the proposed merger.

(v)
The nature, cost and outcome of any future litigation and other legal proceeding, including any proceeding related to the merger.

(vi)
The risks described from time to time in our reports filed with the SEC under the heading “Risk Factors,” including Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 26, 2023, filed with the SEC on [•], 2023, any subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC.

All forward-looking statements are qualified by, and should be considered together with, these cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.
Except as required by applicable law, we undertake no obligation to update forward-looking statements (whether as a result of new information, future events or otherwise). However, we do advise you to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
Date of Mailing
This proxy statement, together with appendices and the related form of proxy, and notice of special meeting, was first mailed to Tessco stockholders on or about [•], 2023.

PROXY STATEMENT SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information” on page 82.
The Special Meeting
Time:	[•], Eastern Time
Date:	[•], 2023
Place:	Exclusively online by live audio webcast, in a virtual meeting format, accessible via register.proxypush.com/TESS
Record Date:	[•], 2023
Voting Eligibility:	Stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. Each share of our common stock is entitled to one vote on all matters to be voted on. As of the close of business on the record date, there were [•] shares of our common stock outstanding.
Admission:	Only stockholders and authorized guests may attend the virtual meeting and all attendees will be required to provide the control number and other identifying information required for you to gain access to the virtual meeting. If you hold your shares in street name (i.e., through a bank, broker or other nominee), you are encouraged to pre-arrange with your bank, broker or other nominee how you may gain access to the virtual meeting.
Proposals Under Consideration
The following table summarizes each of the proposals to be considered and voted upon at the special meeting, including for each the vote required for approval, the voting recommendation of our Board, and the page number in this proxy statement where you can begin to find more information.
No.	Proposal	Voting Requirement	Voting Recommendation	See Page
1.	Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of April 11, 2023, by and among Tessco, Merger Sub and Parent, pursuant to which Tessco would be acquired by way of a merger and become a wholly-owned subsidiary of Parent, which we refer to as the “merger proposal.”	The affirmative vote of at least [•] shares (which represents a majority of all shares of our common stock outstanding as of the record date)	FOR	72
2.	Merger-Related Compensation Proposal. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger, which we refer to as the “merger-related compensation proposal.”	The affirmative vote of a majority of all shares of our common stock present in person or by proxy at the special meeting and entitled to vote, provided that a quorum is also present	FOR	73

No.	Proposal	Voting Requirement	Voting Recommendation	See Page
3.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting, which we refer to as the “adjournment proposal.”	The affirmative vote of a majority of all shares of our common stock present in person or by proxy at the special meeting and entitled to vote, provided that a quorum is also present	FOR	74
The Parties
TESSCO Technologies Incorporated (referred to in this proxy statement as “we,” “us,” “our,” “Tessco,” or the “company”) is a Delaware corporation. We are headquartered in Hunt Valley, Maryland. Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “TESS.”
Parent is a Delaware corporation formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent is indirectly owned by certain funds affiliated with Lee Equity Partners LLC and Twin Point Capital LLC, which also together directly or indirectly own Alliance Corporation, a wireless communications company located in Ontario, Canada, and Get Wireless, a value- added distributor of cellular solutions that connect the Internet of Things.
Merger Sub, Inc. is a wholly-owned subsidiary of Parent formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.
For more information about these and other parties, see “Parties Involved in the Merger” on page 19.
The Merger
We are asking you to approve a proposal to adopt the merger agreement as a plan of merger.
A copy of the merger agreement is attached as Appendix A. For a discussion of certain terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 55. References in this proxy statement to the merger agreement include the merger agreement as it may be amended from time to time.
The merger agreement provides, among other things, that at the effective time of the merger, Merger Sub will be merged with and into Tessco. Tessco will continue as the surviving corporation in the merger. As a result of the merger, Tessco’s common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” As a result of the merger, Tessco will thereby become a wholly-owned subsidiary of Parent, our common stock will no longer be publicly traded and our existing stockholders will cease to have any ownership interest in Tessco. See “The Merger — The Merger and Its Effects” on page 20 and “The Merger Agreement — Structure and Corporate Effects of the Merger” on page 55.
Merger Consideration
As a result of the merger, each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $9.00 in cash, without interest, which we refer to as the “merger consideration,” and less any applicable withholding taxes, except for (1) any shares that are owned by Tessco as treasury stock or directly or indirectly owned by Parent, any of its subsidiaries (including Merger Sub), or by us or any of our subsidiaries, which, collectively, we refer to as the “cancelled shares,” and (2) any dissenting shares (as described under “The Merger Agreement — Effect of the Merger on Our Common Stock” on page 55).

At the effective time of the merger, our then outstanding common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect to our common stock, except the right to receive the merger consideration and, for any stockholders who elect to pursue dissenter’s rights, their rights as dissenting stockholders under applicable law. See “The Merger — The Merger and Its Effects” on page 20, “The Merger — Appraisal Rights” at page 51 and “The Merger Agreement — Effect of the Merger on Our Common Stock” on page 55.
Treatment Of Company Equity Awards
The Company’s equity incentive plans include the Third Amended and Restated 1994 Stock and Incentive Plan and the 2019 Stock and Incentive Plan, which we sometimes refer to collectively as the “plans.” Our key employees, officers and directors are eligible for awards under the plans. Awards outstanding under the plans include options, restricted stock units, performance stock units and restricted stock.
As of immediately prior to the effective time of the merger, each then-outstanding unexercised and vested option to acquire shares of our common stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of $9.00 over the per share exercise price of such option multiplied by the number of shares of common stock for which such option is then vested, after giving effect to any terms of the applicable award agreement providing for accelerated vesting, in whole or in part, in connection with the consummation of the merger. So-called “underwater” or out-of-the-money options, where the per share exercise price is more than or equal to $9.00, and any option or portion thereof not vested, nor vesting in connection with the merger, will be cancelled without consideration. All payments in respect of stock options will be without interest and subject to any applicable withholding taxes.
As of immediately prior to the effective time of the merger, each then-outstanding and vested restricted stock unit and performance stock unit for shares of our common stock, and outstanding shares of our restricted stock, will be cancelled in exchange for an amount in cash equal to $9.00 multiplied by the number of shares of common stock for which such awards are vested at the effective time, after giving effect to the terms of any applicable award agreement providing for the full or partial acceleration of those awards in connection with the merger. Any restricted stock units, performance stock units or outstanding shares of our restricted stock, or portion thereof, not vested, nor vesting in connection with the merger, will be cancelled without consideration. All payments in respect of these award will be without interest and subject to any applicable withholding taxes.
Under the terms of the merger agreement, Tessco is also required to take certain actions limiting any expanded activity under, and leading to the termination of, its existing Team Member (employee) Stock Purchase Program, or ESPP, no later than immediately prior to and effective as of the effective time.
See “The Merger Agreement — Treatment of Tessco Equity Awards” on page 56.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of our common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger — Material U.S. Federal Income Tax Consequences” on page 49.
Timing of the Merger and Related Contingencies
Timing of the Merger
The closing of the merger will take place remotely at [•], Eastern Time, or on a date otherwise agreed by the parties, two business days after the satisfaction or waiver of the conditions set forth in the merger agreement, provided that such date cannot be earlier than forty-five (45) days after April 11, 2023 (the date of the merger agreement) without Parent’s consent. We currently expect to complete the merger in the third quarter of 2023. However, we cannot predict the exact timing of completion of the merger. In any event, the parties to the merger agreement may mutually agree on another date or time for the closing to take place.

The date on which the closing occurs is sometimes referred to as the “closing date.” See “The Merger Agreement — Timing of the Merger” on page 55.
On the closing date, we will file a certificate of merger with the Secretary of State of the State of Delaware and the merger will be effective on the date and at the time the certificate of merger is filed or such later date and time as Parent and Tessco specify in the certificate of merger. The date and time on which the merger becomes effective is referred to as the “effective time.”
Conditions to Completion of the Merger
The respective obligations of Tessco, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, the absence of any legal prohibitions to the consummation of the merger, the accuracy of the representations and warranties of the parties, a lack of a material adverse effect on the company and compliance by the parties with their respective obligations under the merger agreement. For a description of these conditions, see “The Merger Agreement — Conditions to Completion of the Merger” on page 67.
Financing of the Merger
The merger will be financed by Parent and Merger Sub through a combination of the financing transactions contemplated by the equity commitment letter, the debt commitment letter and the sale leaseback purchase agreement, all as discussed in this proxy statement and in the merger agreement. A copy of the equity commitment letter is attached as Appendix B. See “The Merger — Financing of the Merger” on page 43.
Regulatory Approvals
The consummation of the merger is not conditioned on any antitrust or competition law regulatory filings in the United States or other jurisdictions, or other regulatory approvals. See “The Merger Agreement — Conditions to Completion of the Merger” on page 67.
Our Board’s Recommendation and Related Considerations
Board Recommendation
After careful consideration, our Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our Board unanimously recommends that you vote “FOR” approval of the merger proposal, which we refer to as the “board recommendation.” For a summary of the reasons for our Board’s recommendation in favor of the merger, see “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32.
Additional information about the process leading to our Board’s approval of the merger and the execution of the merger agreement can be found under “The Merger — Background of the Merger” on page 21.
Opinion of Our Financial Advisor
William Blair & Company, L.L.C., which we refer to as “William Blair,” delivered its opinion to our Board that, as of April 6, 2023 and based upon and subject to the factors and assumptions set forth therein, the $9.00 per share in cash to be paid pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock.
The full text of the written opinion of William Blair, dated April 6, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. William Blair provided its opinion for the use of our Board. The William Blair opinion is not a recommendation as to how any Tessco stockholder should vote with respect to the merger proposal or any other matter. See “The Merger — Opinion of Our Financial Advisor” on page 35.

Interests of our Directors and Executive Officers in the Merger
In considering the recommendation of our Board that you vote for the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests are summarized under “The Merger — Interests of Our Directors and Executive Officers in the Merger” on page 45. Our Board was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by the stockholders of the company.
The compensation that may become payable to our named executive officers in connection with the merger is subject to a non-binding advisory vote of the company’s stockholders, as described below in “The Merger-Related Compensation Proposal (Proposal #2)” on page 73.
Certain Other Terms of the Merger Agreement
No Solicitation
From the signing until the termination or closing, Tessco will cease any discussions or negotiations with any third party relating to any acquisition proposal or acquisition transaction and will not, among other things, (i) solicit, initiate, propose or induce the making of an acquisition proposal, (ii) furnish any information or provide access to any third party, (iii) approve, endorse or recommend any offer or proposal, enter into any letter of intent relating to an acquisition proposal, or (iv) take any action relating to an antitakeover statute or regulation applicable to an acquisition proposal.
Superior Proposal
Subject to compliance with the non-solicitation and other provisions of the merger agreement, Tessco may participate or engage in discussions with, furnish non-public information about Tessco, or afford access to non-public information about Tessco to any person that has made a bona fide written acquisition proposal, provided that Tessco’s board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes or would be reasonably likely to lead to a Superior Proposal, and that Tessco’s board has determined in good faith that failure to take the actions above would reasonably be expected to result in a breach of its fiduciary duties under applicable law. Tessco shall concurrently provide Parent any non-public information that was provided to the prospective purchaser. A “Superior Proposal” is an acquisition proposal for all of the outstanding shares of Tessco common stock that is fully financed and that, if consummated, would be more favorable than the proposed merger to Tessco’s stockholders from a financial point of view.
Termination in Response to a Superior Proposal
If prior to the adoption of the merger agreement by our stockholders, Tessco receives a bona fide acquisition proposal from a prospective purchaser that Tessco’s board concludes (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal and determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to accept the Superior Proposal would reasonably be expected to result in a breach of its fiduciary duties under applicable law, Tessco may terminate the merger agreement and enter into the Superior Proposal, subject to certain notice and communication requirements with Parent, and after providing Parent with the opportunity to negotiate and offer such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a Superior Proposal, and payment to Parent of a $4.0 million termination fee.
No Change in Recommendation
Except as provided below under Company Board Recommendation Change, at no time after the signing and prior to any termination of the merger agreement, may Tessco’s board (i) withhold, withdraw, amend, qualify or modify its recommendation that its stockholders approve the merger agreement, (ii) adopt, authorize, endorse or recommend another acquisition proposal, (iii) fail to publicly reaffirm the recommendation, (iv) fail to include the recommendation in the proxy statement, or (v) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions, provided that certain actions taken by Tessco’s board with respect to a potential Superior Proposal would not constitute a change in recommendation.
Company Board Recommendation Change
Prior to the adoption of the merger agreement by our stockholders, our board may change its recommendation if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties, subject to certain conditions described in the next sentence. If Tessco receives a bona fide acquisition proposal from a prospective purchaser that Tessco’s board concludes (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then Tessco’s board may change its recommendation, subject to certain notice and communication requirements with Parent, and providing Parent with the opportunity to negotiate and offer such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a Superior Proposal.
Specific Performance
The parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce specifically the terms and provisions thereof, subject to the limitations in the immediately succeeding paragraph. The parties will also not raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the merger agreement by Tessco, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of the merger agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the merger agreement. Any party seeking an injunction to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement will not be required to provide any bond or other security in connection with such injunction or enforcement.
Subject to the limitations described in the next two sentences, Tessco will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the merger and cause the equity financing to be funded subject to the terms and conditions set forth therein and in the merger agreement. Tessco will not be entitled to directly seek the remedy of specific performance of the merger agreement against any source of the debt financing or party to the sale leaseback transaction. The right of Tessco to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the merger and to cause the equity financing to be funded will be subject to the requirements that (1) all conditions to closing under the merger agreement have been or will be satisfied at closing, (2) the debt financing has been funded in full or will be funded in full at closing, (3) the sale leaseback transaction has been consummated or will be consummated at the closing, and (4) Tessco has irrevocably confirmed in writing that if the equity financing and debt financing are funded, Tessco is ready, willing and able to consummate the merger on the date of the written notice and throughout the immediately subsequent three business day period.
Voting and Support Agreement
Lakeview Trading & Investment Group LLC, or Lakeview, which beneficially owned approximately 14.9% of our outstanding shares as of [•], 2023, and who nominated Matthew Brewer to serve as a director on our Board, has entered into a voting and support agreement with Parent and Merger Sub to vote the shares beneficially owned by it as of the record date in favor of the merger agreement, subject to the terms and conditions of the voting and support agreement. The voting and support agreement provides, among other things, for its automatic termination if, without Lakeview’s consent, the merger consideration is reduced or becomes payable other than in cash, or if our Board terminates the merger agreement. A copy of which is attached as Appendix D to this proxy statement. See “The Merger — Voting and Support Agreement” on page 51.

Statutory Rights of Appraisal
If the merger agreement is approved by our stockholders at the special meeting and the merger is consummated, a stockholder who does not vote in favor of the merger proposal and who otherwise complies with Section 262 of the Delaware General Corporation Law (the “DGCL”) will be entitled to demand payment of the “fair value” of such stockholder’s shares of our common stock. These rights under the DGCL, which we refer to as “dissenters’ rights,” are discussed under “Appraisal Rights” on page 51. We refer to stockholders exercising these dissenters’ rights as “dissenting stockholders.”
Any exercise of dissenters’ rights must comply with the procedures set forth in Section 262 of the DGCL, a copy of which section is attached as Appendix E to this proxy statement.

QUESTIONS AND ANSWERS
Below are brief answers to some of the key questions that we anticipate you might have. These questions do not address all of the material topics covered by this proxy statement, nor do the answers include all of the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.
Q:
Why am I receiving this document?

A:
On April 11, 2023, Tessco entered into an agreement providing for the Company to be acquired by way of a merger and become a wholly-owned subsidiary of Parent. You are receiving this document in connection with the solicitation of proxies by our Board in favor of the proposal to adopt the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting. In addition, this document is our formal notice to you of your statutory rights of appraisal under Delaware law.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “form of proxy” or “proxy card.” Our Board has designated each of Sandip Mukerjee and Aric Spitulnik, and each of them with full power of substitution, as proxies for the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will be to be held exclusively online via live audio webcast, in a virtual meeting format, beginning promptly at [•]. Eastern Time on [•], 2023.

In certain circumstances, the special meeting could be adjourned to another time, date or place. All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.
Q:
Who can vote at the special meeting?

A:
Only holders of record of our common stock as of the close of business on [•], 2023, the record date for the special meeting, are entitled to notice of the special meeting and to vote their shares at the special meeting. As of the close of business on the record date, there were [•] shares of our common stock outstanding and entitled to vote at the special meeting, held by [•] holders of record. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:
What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, in order to attend and vote your shares at the virtual special meeting you may need to pre-arrange your attendance through your broker, bank or other nominee and request and obtain a valid legal proxy, or have other verifying information from your broker, bank or other nominee, in order to register for and attend the meeting. Beneficial owners should review the information provided to you by your bank, broker or other holder of record to see what options are available to you to attend and vote at the special meeting.
Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement (which we describe in greater detail on page 72);

•
to approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger (which we describe in greater detail on page 73); and

•
to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting (which we describe in greater detail on page 74).

Q:
What is the proposed merger and what effects will it have on Tessco?

A:
The proposed merger is the acquisition of Tessco by Parent pursuant to the merger agreement. If the merger proposal is approved by the holders of our common stock and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Tessco, with Tessco continuing as the surviving corporation. As a result of the merger, Tessco will become a wholly-owned subsidiary of Parent. We would delist our common stock from Nasdaq and deregister our common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the surviving corporation or have any other ownership interest in Tessco.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may receive payment from or be required to pay to Parent a termination fee and expenses upon the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees and Expenses” on page 68.
Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, and assuming you do not exercise dissenters’ rights, you will be entitled to receive the merger consideration of $9.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $900.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes.

Q:
How does the merger consideration compare to the market price of Tessco common stock prior to the public announcement of the merger agreement?

A:
The merger consideration represents a premium of approximately 91% to our closing stock price on April 11, 2023, the last trading day before the public announcement of the merger agreement.

Q:
What will the holders of Tessco equity awards, such as stock options, receive in the merger?

A:
Until the effective time of the merger, stock options and restricted stock and restricted stock units and performance awards will continue to be subject to vesting, exercise or forfeiture in accordance with their terms. At the effective time of the merger, each then-outstanding unexercised option to acquire shares of our common stock will, to the extent vested after giving effect to any terms of the applicable award agreement providing for the full or partial acceleration of vesting of those options, be cancelled in exchange for an amount in cash equal to the excess, if any, of $9.00 over the per share exercise price of such option multiplied by the number of shares of common stock for which such option is then vested. So-called “underwater” or out-of-the-money options, where the per share exercise price is more than or equal to $9.00, and the unvested portion of any option, will be cancelled without consideration. Each then-outstanding and vested restricted stock and restricted stock unit and performance stock award will be cancelled in exchange for an amount in cash equal to $9.00 multiplied by the number of shares of common stock subject to such awards at the effective time and after giving effect to any terms of the applicable award agreement providing for the full or partial acceleration of the vesting of those awards in connection with the merger. All payments in respect of these awards will be without interest and subject to any applicable withholding taxes.
Any payments in respect of stock options or other equity awards are subject to any applicable withholding tax. See “The Merger Agreement — Treatment of Tessco Equity Awards” on page 56.
Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as soon as possible after the date of the special meeting, and currently expect to consummate the merger during the third quarter of 2023. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including adoption of the merger agreement by our stockholders. See “The Merger Agreement — Timing of the Merger” on page 55 and “The Merger Agreement — Conditions to Completion of the Merger” on page 67.

Q:
Am I entitled to appraisal or dissenters’ rights under Delaware law?

A:
Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See “The Merger — Appraisal Rights” on page 51.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Tessco common stock for cash pursuant to the merger?

A:
Generally, yes, if you are a U.S. holder. The exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder pursuant to the merger plus the amount used to satisfy any applicable withholding taxes and (2) such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may apply to the cash payment made pursuant to the merger unless the U.S. holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger — Material U.S. Federal Income Tax Consequences” on page 49.

This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.
Q:
How do I attend the special meeting?

A:
The special meeting will be conducted exclusively online by live audio webcast, in a virtual meeting format. The special meeting live audio webcast will begin promptly at [•] Eastern Time on [•], 2023. Stockholders of record, beneficial owners and invited guests of Tessco who are properly registered to attend the special meeting will be able to attend the special meeting remotely. Record holders are encouraged to register to attend the Special Meeting remotely at register.proxypush.com/TESS. Record holders will be required to enter the control number located on their proxy card or voting instruction form. Upon completing registration, record holders will be given further instructions for how to access the meeting and vote and submit questions. Depending upon when registering, record holders may receive a separate email, including a unique link that will allow for access to the special meeting and to vote and submit questions. Beneficial owners (i.e., holders in “street name”) may also register to attend the special meeting remotely and should review the information provided by their bank, broker or other holder of record for instructions. Beneficial owners may need to pre-arrange your attendance through your broker, bank or other nominee and request and obtain a valid legal proxy, or have other verifying information from your broker, bank or other nominee, in order to register for and attend the meeting.
Q:
What vote of Tessco stockholders is required to adopt the merger agreement?

A:
Adoption of the merger agreement and approval of the merger proposal requires that holders of our common stock holding a majority of the shares outstanding at the close of business on the record date vote “FOR” the merger proposal. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” adoption of the merger agreement and the merger proposal. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct such broker, bank or other nominee how to vote your shares, such failure to instruct your broker, bank or other nominee will have the same effect as a vote “AGAINST” adoption of the merger agreement and approval of the merger proposal.

Q:
How does Tessco’s Board recommend that I vote?

A:
Our Board unanimously recommends that our stockholders vote “FOR” each of the proposals.

For a discussion of the factors that our Board considered in determining to recommend the approval of the merger agreement, please see the section entitled “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32. In addition, in considering the recommendations of our Board, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of our stockholders generally. For a discussion of these interests, please see the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” on page 45.
Q:
How will Tessco’s directors and executive officers vote?

A:
We anticipate that our directors and executive officers, which collectively beneficially owned approximately [•]% of our outstanding shares as of [•], 2023, will vote in favor of the merger proposal, although there is no voting agreement in place requiring our directors and executive officers to vote in favor of the merger. On April 11, 2023, concurrently with the execution of the merger agreement and as an inducement to Parent’s entry into the merger agreement, Lakeview Trading & Investment Group LLC (a stockholder that nominated Matthew Brewer as a director on the Board) entered into a voting and support agreement with Parent to vote the shares beneficially owned by it as of the record date in favor of the merger agreement, subject to the terms and conditions of the voting and support agreement.

Q:
What do I need to do now? How do I vote my shares of Tessco common stock?

A:
We urge you to read this entire document carefully, including its appendices and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. You’ll find instructions on how to submit your vote on page 16 of this proxy statement or on the enclosed proxy card. You can vote your shares by proxy over the internet, by telephone or by mail.

Q:
Can I revoke my proxy?

A:
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must (1) submit a new proxy by internet or telephone no later than [•] Eastern Time [•], 2023; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a record stockholder (or a beneficial owner with a legal proxy from the record stockholder) and attend the meeting virtually, take the required steps to revoke your proxy in advance of the vote. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you are a record holder and decide to vote your shares virtually at the meeting, please revoke your prior proxy sufficiently in advance of the meeting, in the same way you initially submitted it — that is, by internet, telephone or mail.
Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.

Q:
What happens if I sell my shares of Tessco common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of our common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration. If you are a stockholder on the record date, we urge you to vote even if you have subsequently transferred your shares.
Q:
Should I send in my stock certificates or other evidence of ownership now?

No. If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Tessco stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.
Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” on page 82.

Q:
Where can I find more information about Tessco?

A:
You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” on page 82.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor, Innisfree M&A, toll-free at (877) 750-0854.

THE SPECIAL MEETING
The Special Meeting
Date, Time, Place
We will hold a special meeting of stockholders, exclusively online by live audio webcast, in a virtual meeting format, beginning promptly at [•] Eastern Time on [•], 2023.
Purpose
The purpose of the special meeting is to consider and vote upon the following proposals:
1.
Merger Proposal.   To adopt the Agreement and Plan of Merger, dated as of April 11, 2023 (as it may be amended from time to time), by and among Tessco, Parent and Merger Sub, pursuant to which Tessco would be acquired by way of a merger and become a wholly-owned subsidiary of Parent. For more information on this proposal, see “The Merger Proposal (Proposal #1)” on page 72.

2.
Merger-Related Compensation Proposal.   To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. For more information on this proposal, see “The Merger-Related Compensation Proposal (Proposal #2)” on page 73.

3.
Adjournment Proposal.   To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. For more information on this proposal, see “The Adjournment Proposal (Proposal #3)” on page 74.

Our Board unanimously recommends our stockholders vote “FOR” each of these proposals.
Other Business
Our management knows of no other matters to be presented at the special meeting. Applicable Delaware law and our bylaws prohibit the transaction at the special meeting of any business that is not stated in the notice of special meeting.
Access
The special meeting will be conducted exclusively online by live audio webcast, in a virtual meeting format. The special meeting live audio webcast will begin promptly at [•] Eastern Time on [•], 2023. Stockholders of record, beneficial owners and invited guests of Tessco who are properly registered to attend the special meeting will be able to attend the special meeting remotely and may join the meeting platform fifteen (15) minutes prior to the meeting start time. Record holders may register to attend the special meeting remotely at register.proxypush.com/TESS. Record holders will be required to enter the control number located on their proxy card or other voting instruction form. Upon completing your registration, record holders will be given further instructions for how to access the meeting and vote and submit questions. Depending upon when registering, record holders may receive a separate email, including a unique link that will allow for access to the special meeting and to vote and submit questions. Beneficial owners (i.e., holders in “street name”) may also register to attend the special meeting remotely and should review the information provided by their bank, broker or other holder of record for instructions. Beneficial owners may need to pre-arrange your attendance through your broker, bank or other nominee and request and obtain a valid legal proxy, or have other verifying information from your broker, bank or other nominee, in order to register for and attend the meeting.
Adjournment
Although it is not currently expected, we may adjourn the special meeting one or more times, including if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. The meeting may be adjourned pursuant to a vote of our stockholders on the adjournment proposal.
All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.
Record Date — Who Can Vote — Shares Outstanding
Our Board has fixed [•], 2023 as the record date for the special meeting. Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. Persons who were not stockholders on the record date will not be eligible to vote.
At the close of business on the record date, there were [•] shares of our common stock issued and outstanding. Our common stock is our only outstanding class of capital stock.
How To Cast Your Vote
Your vote is important! Please cast your vote as soon as possible by following the instructions on the enclosed proxy card.
Our Board unanimously recommends that you vote “FOR” each of the proposals.
Instructions for voting your shares depend on how you hold them and whether you wish to vote in-person or by proxy. If you are voting by proxy:
•
Stockholders of record, who hold shares registered in their own name, can vote by signing, dating and returning the enclosed proxy card in the postage-paid return envelope, or by telephone or via the internet, following the easy instructions shown on the enclosed proxy card.

•
Beneficial owners, who own shares through a bank, broker or other nominee, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has confirmed access to the special meeting through your bank, broker or other nominee, and to vote your shares at the special meeting, you may choose to vote virtually at the special meeting. Even if you plan to attend the special meeting, please cast your vote as soon as possible by using the proxy card.
If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the special meeting, toll-free at (877) 750-0854.
Proxies will be voted as directed therein. If you are a record holder and sign a proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Revoking Your Proxy
Any stockholder giving a proxy may revoke it and change its vote at any time before the proxy is voted at the special meeting. To revoke a proxy, you must (1) submit a new proxy by internet or telephone no later than [•] Eastern Time on [•], 2023; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a record stockholder (or a beneficial owner with a legal proxy from the record stockholder) and attend the meeting virtually, take the required steps to revoke your proxy in advance of the vote.
Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you are a record holder and decide to vote your shares virtually at the meeting, please revoke your prior proxy sufficiently in advance of the meeting, in the same way you initially submitted it — that is, by internet, telephone or mail. Without prior coordination with their bank or broker or other intermediary, beneficial owners

(i.e., holders in “street name”) will be unable to revoke or modify a previously delivered proxy, through attendance virtually at the special meeting. These actions should be undertaken through advance coordination with the bank, broker or other nominee.
Voting By Our Directors And Executive Officers
We anticipate that our directors and executive officers, which collectively beneficially owned approximately [•] % of our outstanding shares as of [•], 2023, will vote in favor of the merger proposal. Although there is no voting agreement in place requiring our directors and executive officers to vote in favor of the merger, on April 11, 2023, concurrently with the execution of the merger agreement and as an inducement to Parent’s entry into the merger agreement, Lakeview Trading & Investment Group LLC (a stockholder that nominated Matthew Brewer as a director on the Board) entered into a voting and support agreement with Parent to vote the shares beneficially owned by it as of the record date in favor of the merger agreement, subject to the terms and conditions of the voting and support agreement.
Voting Procedures And Technicalities
One Vote Per Share
Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Holders of our common stock are not entitled to cumulative voting rights on any proposal to be presented at this special meeting.
Quorum
The holders of a majority of the shares of our common stock outstanding and entitled to vote, present in person or represented by proxy at the special meeting, will constitute a quorum for the transaction of business. The holders of least [•] shares of our common stock will be a quorum for a vote to be taken on the merger proposal and the merger-related compensation proposal.
If a quorum is present when the special meeting is convened, the stockholders present may continue to transact business until adjournment, even if the withdrawal of stockholders originally present leaves less than a quorum.
Abstentions
If a stockholder indicates on their proxy that they wish to abstain from voting, including banks, brokers or other nominees holding their customers’ shares who cause abstentions to be recorded, these shares are considered present and entitled to vote at the special meeting and those shares will count toward determining whether or not a quorum is present at the meeting. However, an abstention will have the same effect as a vote “AGAINST” the merger proposal, the merger-related compensation proposal and the adjournment proposal.
Shares Held in Street Name
If you hold your shares in “street name” (i.e., you own your shares beneficially in the name of a stock brokerage account or by a bank, trust or other nominee), we request that you provide your broker, bank or other nominee with instructions on how you would like them to vote your shares using the voting instruction form they provide to you. If you are a street name holder and do not provide timely voting instructions, your broker, bank or other nominee will not have the authority to vote on your behalf on any of the proposals presented at the special meeting. If voting instructions are not received from the beneficial owner, banks, brokers and nominees are permitted to submit proxies to vote shares held in street name only on “routine proposals.” This is sometimes referred to as a “broker non-vote.” However none of the proposals to be voted upon at the special meeting — the merger proposal, the merger related compensation proposal or the adjournment proposal — are routine proposals. Accordingly, there should be no broker non-votes at the special meeting.
Because of the vote required to approve the merger proposal, if a street name holder does not provide voting instructions on the merger proposal and consequently that street name holder’s shares are not voted, or are counted as a broker non-vote on the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal. A broker non-vote will have no effect for purposes of determining the outcome of the vote on the merger-related compensation proposal or the adjournment proposal, provided that a quorum is otherwise present.
Solicitation Of Proxies
Our Board is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.
The solicitation of proxies is being made primarily by mail and through the internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company for basic services of approximately $25,000. Depending upon the circumstances, the scope of services to be provided by Innisfree may expand, and cost would be expected to increase correspondingly. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. You should carefully read and consider the entire merger agreement, which is the legal document that governs the merger, because this document contains important information about the merger and how it affects you.
Parties Involved in the Merger
TESSCO Technologies Incorporated
11125 McCormack Road
Hunt Valley, Maryland 21031
TESSCO Technologies Incorporated, or Tessco or the Company, together with its subsidiaries, distribute and sell wireless products. The Company’s management office is located at The Atrium Building, 375 West Padonia Road, Timonium Maryland, 21093.
Alliance USAcqCo 2, Inc.
c/o Lee Equity Partners, LLC
40 West 57th Street, Suite 1620
New York, NY 10019
and
c/o Twin Point Capital LLC
860 Washington Street, 6th Floor
New York, NY 10014
Alliance USAcqCo 2, Inc., or Parent, was formed on March 30, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the Merger.
Alliance USAcqCo.2 Merger Sub, Inc.
c/o Lee Equity Partners, LLC
40 West 57th Street, Suite 1620
New York, NY 10019
and
c/o Twin Point Capital LLC
860 Washington Street, 6th Floor
New York, NY 10014
Alliance USAcqCo. 2 Merger Sub, Inc., or Merger Sub, is a wholly-owned subsidiary of Parent and was formed on March 30, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the Merger.
Lee Equity Partners LLC
40 West 57th Street, Suite 1620
New York, NY 10019
Lee Equity Partners LLC, or LEP, is not a party to the Merger Agreement, but pursuant to the terms of an equity commitment letter certain funds which it manages, together with certain funds managed by Twin Point Capital LLC, have committed to capitalize Parent with up to $64.3 million of equity financing in order to fund a portion of the merger consideration payable to Tessco’s stockholders under the merger agreement, and certain costs and expenses of the merger. In addition, pursuant to the equity commitment letter, these affiliated funds, together with the funds affiliated with Twin Point Capital LLC, have agreed to guarantee for the benefit of Tessco certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the reverse termination fee and certain other reimbursement and collection amounts, if and when payable under the terms of the merger agreement. Based in New York, LEP, is an investment firm that partners with successful management teams to build companies with strong growth potential. LEP targets equity investments of $50 million to $150 million in middle-market control buyouts and growth capital financings in companies with enterprise values of $100 million to $500 million that are located primarily in the United States. The firm invests within three distinct sectors, healthcare services, financial services, and business services, where the team has developed deep relationships over decades. The firm was founded in 2006, and its investment professionals have extensive experience investing in the wireless communications sector. See The Merger — Financing of the Merger on page 43.
Twin Point Capital LLC
860 Washington Street, 6th Floor
New York, NY 10014
Twin Point Capital LLC, or TPC, is not a party to the merger agreement, but pursuant to the terms of the equity commitment letter certain funds which it manages, together with certain funds managed by LEP, have committed to capitalize Parent with up to $64.3 million of equity financing in order to fund a portion of the merger consideration payable to Tessco’s stockholders under the merger agreement, and certain other costs and expenses of the merger. In addition, pursuant to the equity commitment letter, these affiliated funds, together with the funds affiliated with LEP, have agreed to guarantee for the benefit of Tessco certain obligations of Parent and Merger Sub under the merger agreement, including payment of the reverse termination fee and certain other reimbursement and collection amounts, if and when payable under the terms of the merger agreement. TPC is a New York-based principal investment firm, which partners with outstanding management teams to build market leading companies. TPC’s portfolio includes investments in the communications, technology and technology-enabled service industries. The firm was founded in 2015, and its investment professionals have extensive experience investing in the wireless communications sector. See The Merger — Financing of the Merger on page 43.
Alliance Corporation
2395 Meadowpine Blvd,
Mississauga, Canada ON L5N 7W6
Alliance Corporation is a value-added distributor of equipment for the wireless industry. Alliance, together with GetWireless, LLC, a value-added distributor of cellular solutions that connect the Internet of Things (IoT), and Parent and Merger Sub are entities affiliated with LEP and TPC.
The Merger and Its Effects
If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Tessco, and the separate corporate existence of Merger Sub will cease. Tessco will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly-owned subsidiary of Parent. The effective time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each share of our common stock issued and outstanding immediately before the effective time of the merger (other than cancelled shares and dissenting shares) will be converted into the right to receive $9.00 in cash, without interest and less any applicable withholding taxes. At the effective time of the merger, our current stockholders will cease to have ownership interests in the company or rights as its stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any future appreciation in our value.

Our common stock is currently registered under the Exchange Act and is quoted on Nasdaq under the symbol “TESS.” As a result of the merger, Tessco will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. Following the consummation of the merger, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Tessco will no longer be required to file periodic reports with the SEC with respect to our common stock, in each case in accordance with applicable law, rules and regulations.
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Tessco Without the Merger
If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.
In addition, if the merger is not completed, we expect that in the short-term our management will operate our business in a manner similar to the way in which it is being operated today.
If the merger is not completed, our Board will evaluate our management, business, prospects and strategy to ensure that they address the risks and challenges we would expect to face as an independent public company. The Board may make changes in our management, business or strategy as it deems appropriate to respond to these risks and challenges, including changes to our management such as hiring new executive officers and other operational changes as necessary.
While our stockholders will continue to be subject in the short-term to the same risks and opportunities as currently exist if the merger is not completed, we expect that our stockholders will also potentially face different and enhanced risks associated with changes in our business or strategy.
If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed.
If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other strategic transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.
If the merger agreement is terminated, under specified circumstances, we may receive from or be required to pay Parent a termination fee or expenses, as described under “The Merger Agreement — Termination Fees and Expenses” on page 68.
Background of the Merger
The Tessco board of directors, or Board, together with Tessco management, regularly reviews and assesses Tessco’s performance, future growth prospects, business plans, competitive position and market dynamics, and overall strategic direction. As part of that process, the Board has considered a number of strategic alternatives that might be available to Tessco, in each case with the goal of maximizing stockholder value. The following chronology summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among the Board, members of Tessco management, or Tessco’s representatives and other parties.
Following Mr. Mukerjee joining Tessco as President and Chief Executive Officer and as a member of the Board in August 2019, the Board and Mr. Mukerjee developed a strategic and operational long-range plan for Tessco and its business, referred to as the “Three Pillar Strategy.” This Three Pillar Strategy, contemplated a shift away from Tessco’s Retail business, and focus instead on driving growth in three other distinct areas of Tessco’s business: (1) its core distribution business, (2) the high-margin innovative Ventev products, and (3) value-added and managed services offerings.

In furtherance of the Three Pillar Strategy and to allow Tessco to focus on its higher margin, higher growth commercial business, the Board approved the sale of the Retail business assets and exit from the Retail business, which was announced on December 3, 2020. On the first trading date following this announcement, the closing price of Tessco’s common stock was $6.24 per share, up $0.16 from the most recently concluded trading day prior to the announcement.
From June to September, 2021, Tessco’s two largest stockholders each publicly announced their intention to cast “withhold” votes for the reelection of certain Board members at the 2021 annual meeting of stockholders, and Lakeview Trading & Investment Group, or Lakeview, then and still the second largest stockholder, urged the Board, both privately and publicly, to commence a robust review of strategic alternatives, including a sale of Tessco. The Board continued to pursue the Three Pillar Strategy, which it believed to be an effective strategy to maximize value for stockholders while it continued to assess other avenues to maximize value.
On October 13, 2021, Mr. J. Timothy Bryan, then a member and since January 27, 2022 Chairman of the Board, and Mr. Steven Campbell, a member of the Board, received an email from Mr. Ari Levy, Chief Investment Officer of Lakeview, introducing Messrs. Bryan and Campbell to Mr. Yoo Jin Kim, Partner at Lee Equity Partners LLC, or LEP, which along with Twin Point Capital LLC, or TPC, had recently invested in Alliance Corporation, or Alliance.
On October 14, 2021, Mr. Kim offered via email to have a call with Messrs. Bryan and Campbell to provide some background on LEP and its recent investment in Alliance, as well as expressing interest in exploring opportunities for a strategic transaction with Tessco. Also on October 14, 2021, Mr. Bryan responded via email to Mr. Kim, indicating that Tessco would be interested in considering a specific proposal, and invited LEP to submit a proposal based on publicly available information. On October 20, 2021, Mr. Bryan and Mr. Kim had an introductory telephone conversation to share information about Tessco and about LEP and Alliance. The parties did not discuss price or any other specific terms of a potential transaction with Tessco. No Tessco confidential information was shared with Mr. Kim.
On October 22, 2021, the Board held a meeting at which Mr. Spitulnik, Tessco’s Senior Vice President and Chief Financial Officer, was also present. At that meeting, the Board discussed the status of the Three Pillar Strategy and the ongoing turnaround efforts, as well as Tessco’s then current cash and liquidity position and forecast, and the status of Tessco’s ongoing enterprise resource planning (ERP) software platform project for the transition to a new SAP ERP platform. The Board also discussed the views expressed by Tessco stockholders, including the public urging by Lakeview that the Board engage in a sale process for Tessco, and discussed the unsolicited outreach from LEP. The Board discussed its ongoing private outreach initiative focused on gaining additional information and enhancing knowledge of market dynamics as the Board continued to guide the Three-Pillar Strategy and weigh other alternatives. The Board unanimously determined that it should continue to explore all avenues to increase stockholder value, including exploring on a confidential basis the sale of Tessco as part of the Board’s evaluation of strategic alternatives. Mr. Mukerjee discussed his outreach, as had been previously directed by the Board, to several financial advisors to determine their interest in being engaged by the Board, among them William Blair & Company L.L.C., or William Blair, with whom a teleconference was held on October 18, 2021. The Board also discussed potential strategic counterparties known to its members, and Mr. Bryan, as Chairman, agreed to work directly with Mr. Mukerjee in furthering these outreach efforts on a confidential basis. The Board also authorized Mr. Bryan and Mr. Mukerjee to continue to engage with representatives of LEP, TPC and Alliance to better assess their level of interest in Tessco.
Just prior to December 3, 2021, Mr. Bryan had a telephone conversation with a business acquaintance in a senior management position with Company A, a potential strategic partner for Tessco, and at the same time not a direct Tessco competitor. On the basis of that inquiry, a call was held on December 9, 2021, during which Mr. Bryan and Mr. Mukerjee shared background information on Tessco with representatives of Company A and discussed the level of interest that Company A might have in engaging in discussion regarding a strategic transaction with Tessco. The parties did not discuss price or any other specific terms of a potential transaction with Tessco. No Tessco confidential information was shared with Company A.

On December 7, 2021, Lakeview publicly released and delivered to the Board a letter proposing to acquire Tessco for $7.50 per share in cash, which represented a premium of 45% to the closing price of Tessco’s stock on the day prior to the public announcement, but less than Tessco’s then current $8.37 book value per share. The closing price of Tessco’s common stock on the most recently concluded trading day prior to the announcement was $5.17 and on the last day of the trading week of the announcement was $6.87 per share.
On December 13, 2021, the Board held a meeting, also attended by Mr. Spitulnik and a representative of Ballard Spahr LLP, counsel to Tessco, or Ballard Spahr. The Board carefully considered Lakeview’s proposal and reviewed its fiduciary duties with representatives of Ballard Spahr. Based upon these discussions and the view of the Board that the continued execution of the Three Pillar Strategy and business plan would deliver higher value for stockholders than the Lakeview proposal, the Board approved a proposed response letter, which was delivered to Lakeview on December 14, 2021. In the letter, the Board rejected the Lakeview proposal due to the insufficiency of its proposed price. Additionally, the Board stated that it was “evaluating all options (announced and unannounced) available to it to maximize value to [Tessco] shareholders” and is “always willing to consider any reasonable alternative to achieve this result.” The letter further stated that should “[Lakeview or any other potential purchaser] make a firm offer at a price that reflects Tessco’s overall value and prospects, the Board will give it due consideration and, if appropriate, would engage with you (or them) with regard to a potential transaction.” That same day, the Company filed a Current Report on Form 8-K with a copy of the letter from the Board to Lakeview attached as an exhibit.
Also on December 13, 2021, Mr. Bryan met virtually with representatives of LEP and TPC, to exchange background information on Tessco, LEP, TPC and Alliance, as well as to discuss a potential transaction with Tessco. No Tessco confidential information was shared with LEP, TPC or Alliance.
On December 16, 2021, Mr. Bryan met virtually with representatives of LEP and TPC, and on December 21, 2021 Mr. Bryan met virtually with representatives of LEP, TPC and Alliance, to exchange background information on Tessco and on LEP, TPC and Alliance. The parties did not discuss price or any other specific terms of a potential transaction with Tessco. No Tessco confidential information was shared with LEP, TPC or Alliance.
On December 22, 2021, Alliance and its sponsors, LEP and TPC, submitted a non-binding proposal, predicated on publicly available information, for Alliance to acquire all of the issued and outstanding shares of Tessco stock in an all cash transaction at between $9.00 and $10.00 per share. The closing price of Tessco’s common stock on the most recently concluded trading day prior to submission of the proposal was $7.56 per share.
Also on December 22, 2021, Mr. Bryan and Mr. Mukerjee had a follow up conversation with senior management at Company A, during which interest was expressed in continuing discussions with regard to a possible strategic transaction with Tessco. Those participating in the conversation discussed the prospects of a follow up in-person meeting in the early part of 2022, but did not discuss price or any other specific terms of a potential transaction with Tessco. No Tessco confidential information was shared with Company A.
On January 4, 2022, the Board held a meeting with a representative of Ballard Spahr present. Mr. Mukerjee shared with the Board his ongoing discussions with representatives of William Blair with regard to the Board’s engagement of William Blair as a financial advisor. The Board discussed the proposed financial and other terms of the proposed engagement and considered the background, expertise and involvement of William Blair in recent transactions in the industry. The Board members were each asked about their experiences with William Blair and if there were other recommendations for financial advisors. After discussion, the Board unanimously selected William Blair to act as its financial advisor based on William Blair’s qualifications, expertise and reputation, and its knowledge of and involvement in recent transactions in Tessco’s industry, subject, however, to confirmation that William Blair had no conflicts of interest that would prevent it from fulfilling its obligations as Tessco’s financial advisor, and subject to negotiation of an acceptable engagement letter on the terms described to the Board. The Board instructed Mr. Mukerjee to negotiate an engagement letter with William Blair and authorized the execution and delivery of the engagement letter on the terms discussed at the meeting. The Board also directed management to begin to provide LEP, TPC and Alliance, on the one hand, and Company A on the other hand, with certain non-public information relating to Tessco in order to facilitate their due diligence investigation of Tessco, subject in each case to an appropriate confidentiality agreement.
Tessco and Company A executed a confidentiality agreement on January 26, 2022, and Tessco and Alliance executed a confidentiality agreement on January 27, 2022. Each contained a standstill restriction against Company A and Alliance, respectively, with a customary fall-away provision upon the entry or public announcement of certain acquisition transactions involving Tessco. Each other confidentiality agreement with a potential counterparty also contained a standstill with a customary fall-away provision.
On January 26, 2022, after final negotiation and confirmation that William Blair had no conflicts of interest that would prevent it from fulfilling its obligations as Tessco’s financial advisor, Tessco and William Blair entered into an engagement letter pursuant to which William Blair was engaged as financial advisor to the Board.
On January 27, 2022, the Board held a meeting at which Mr. Spitulnik was also present. Representatives of William Blair joined the meeting in progress at the request of the Board, after which Mr. Mukerjee reviewed the implementation of the Three Pillar Strategy and Tessco’s three-year business plan. William Blair then presented and reviewed with the Board William Blair’s anticipated scope of work under its engagement, and discussed various process strategies and valuation methodologies. The Board discussed various strategic alternatives, including a potential sale of Tessco and the prospects for Tessco continuing as a stand-alone public company. Following this discussion, the Board directed management and William Blair to engage more formally with LEP, TPC and Alliance and with representatives of Company A, and to work with Tessco management in sharing of due diligence information regarding Tessco. The Board requested that representatives of William Blair prepare a presentation for the Board in anticipation of the launch of a confidential sale process. The Board and William Blair discussed the limited number of potential suitors for Tessco and the Board directed William Blair to treat carefully any discussions with direct competitors of Tessco, in an effort to limit the possibly negative impact that the process would have on Tessco’s business, customers, vendors and employees.
During the final days of January 2022, at the direction of the Board, representatives of William Blair engaged with representatives of Alliance with regard to the due diligence process, and a data room was established to serve as a repository for information requested from time to time by Alliance, LEP and TPC.
On February 2, 2022, Messrs. Bryan, Mukerjee and Spitulnik met in person with representatives of Company A to discuss Tessco and its business and the potential for a strategic transaction. Representatives of William Blair joined by remote communication. The parties did not discuss price or any other specific terms of a potential transaction with Tessco.
On February 4, 2022, Mr. Mukerjee received an unsolicited email inquiry from representatives of Company B, introducing Company B and inquiring generally about interest that Tessco may have in partnering with Company B. This inquiry was subsequently shared with representatives of William Blair.
On February 20, 2022, Alliance submitted a revised non-binding proposal to acquire all of the issued and outstanding shares of Tessco stock in an all cash transaction at $12.00 per share, subject to satisfactory completion of due diligence and a request for a 60 day exclusivity period. Alliance, LEP and TPC proposed to finance the transaction with proceeds of an Alliance credit facility or through other debt and equity commitments, but with no financing contingency. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to submission of the proposal was $5.97 per share.
On or about February 23, 2022, a representative of Company A advised Mr. Bryan that Company A was not then in a position to move forward with a strategic transaction with Tessco.
On February 25, 2022, a Board meeting was held, with Mr. Spitulnik and representatives of William Blair and a representative of Ballard Spahr present. William Blair discussed the work that they had been doing under their engagement, and reviewed with the Board a detailed presentation regarding Tessco and its business and prospects for continuing as a stand-alone company, as well as various valuation methods and a preliminary application of those methods to Tessco. William Blair reviewed with the Board the non-binding letter of intent submitted by Alliance, proposing to acquire Tessco at $12.00 per share. William Blair also shared conversations that it had had with representatives of LEP and TPC in which LEP and TPC indicated

that they were prepared to increase Alliance’s proposal price to more than $12.00 per share and reduce the exclusivity period from sixty (60) to thirty (30) days. The Board requested and William Blair provided its assessment of LEP and TPC and their reputations and acquisition histories. Mr. Bryan shared that he had been advised by Company A that it was not in a position to pursue a transaction with Tessco at the time. The Board reviewed its fiduciary duties under applicable law with Ballard Spahr. The Board directed management to work with William Blair and Ballard Spahr to negotiate the terms of the letter of intent with Alliance, consistent with the terms previously discussed, or at any higher price per share that Tessco management could negotiate. The Board authorized Tessco management to execute a letter of intent on behalf of Tessco provided that the per share price exceeded $12.00 and contained an exclusivity period of no more than 30 days. The Board also directed William Blair to follow up on the potential interest of Company B in a transaction with Tessco. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to February 25, 2022 was $6.44 per share.
Later on February 25, 2022, as had been discussed at the Board meeting earlier that day, Mr. Kim sent a revised letter of intent to Messrs. Bryan and Mukerjee, including a non-binding proposal from Alliance to acquire Tessco for $12.75 per share, subject to, among other terms and conditions, satisfactory completion of due diligence and a thirty (30) day exclusivity period, and proposing that the transaction would be financed with proceeds of an Alliance credit facility or through other debt and equity commitments, but with no financing contingency.
On March 2, 2022, representatives of William Blair had a preliminary conversation with representatives of Company B to inquire about the potential interest of Company B in pursuing a transaction with Tessco. While expressing general interest, Company B did not express a strong interest in pursuing a transaction at that time. The parties did not discuss price or any other specific terms of a potential transaction with Tessco. No Tessco confidential information was shared with Company B.
As directed by the Board at its February 25, 2022 meeting, Tessco management and William Blair negotiated the letter of intent with Alliance over the following week. During these negotiations, the consideration per share of $12.75 was the highest price to which Alliance was willing to agree. On March 8, 2022, Tessco and Alliance executed a letter of intent that included a non-binding proposal by Alliance to acquire Tessco at $12.75 per share in cash, subject to among other terms and conditions the satisfactory completion of due diligence and the execution of definitive agreements mutually acceptable to the parties. The letter of intent included a thirty (30) day exclusivity period during which Tessco agreed not to solicit, on its own or through its representatives, offers from others. As was the case with the prior and subsequent Alliance letters of intent, the March 8, 2022 letter of intent did not contain any terms of post-merger employment of any Tessco officer and post-merger employment for any Tessco officer was not negotiated with Alliance, LEP or TPC.
During the following weeks, representatives of LEP continued to engage with representatives of William Blair, and William Blair with Tessco management, to populate the data room and facilitate continued due diligence. A call was held on March 11, 2022 during which representatives of Harter Secrest & Emery LLP, counsel for LEP and Alliance, and representatives of Ballard Spahr discussed various legal due diligence items.
On March 21, 2022, a Board meeting was held, with Mr. Spitulnik present throughout and representatives of William Blair joining for a portion of the meeting. At the meeting, the Board discussed the status of the ongoing due diligence by LEP and TPC and the transaction process generally. The Board then considered the need for and established a Special Committee of the Board, consisting of Messrs. Bryan, Campbell and Mukerjee, to facilitate continued discussion and negotiation of the Alliance proposal and other possible strategic transactions, and to interact on a regular basis with William Blair and Ballard Spahr, and the Board as a whole, in regard to those matters. In establishing the Special Committee, the Board reserved to itself as a whole the authority to make any final determinations regarding any such transaction. In selecting Messrs. Bryan, Campbell and Mukerjee to join the Special Committee, the Board noted that none of the directors had any relationships, agreements or understandings with any of LEP, TPC or Alliance.
On March 23, 2022, Ballard Spahr sent a draft merger agreement to the Special Committee, and on March 25, 2022, a meeting of the Special Committee was held at which Mr. Spitulnik, and representatives of William Blair and Ballard Spahr were also present. At the meeting, the draft merger agreement was reviewed and discussed in detail. Among the items discussed were ranges of possible termination or “break up” fees, likely deal protection measures that Alliance as buyer might expect or require, and whether a “go shop” or “no shop” approach would be appropriate, given the public statements by Lakeview and others and the ongoing outreach by William Blair. The Special Committee discussed and considered fiduciary duty issues with the assistance Ballard Spahr. The Special Committee concluded that the best strategic approach would be to propose a “no shop” with a break-up fee that would not unreasonably deter other potential bidders. The Special Committee discussed these issues generally and tentatively coalesced at a break-up fee in the range of 2% and a reverse termination fee in the range of 4.5%, in each case based on enterprise value. The Special Committee then directed William Blair to undertake further analysis and to provide the Special Committee with information as to typical ranges of break-up and reverse termination fees in transactions of comparable size and circumstances. Following the meeting, as directed by the Special Committee, William Blair undertook a study of precedent transactions and shared the results with the Special Committee. At a subsequent meeting of the Special Committee held on March 28, 2022, at which Mr. Spitulnik, and representatives of William Blair and Ballard Spahr were also present, the Special Committee considered and discussed the appropriate termination fees to be proposed, and directed Ballard Spahr to propose in the draft merger agreement a break-up fee of 2.5% of enterprise value and a reverse termination fee of 4.5% of enterprise value.
On March 29, 2022, Ballard Spahr delivered an initial draft merger agreement to Harter Secrest & Emery LLP and Weil, Gotshal & Manges LLP, counsel for Alliance and LEP.
On March 30, 2022, representatives of Alliance, LEP and TPC visited Tessco’s facilities in Hunt Valley and Timonium, Maryland and met with a number of employees and members of management. Representatives of Alliance, LEP and TPC shared information about their respective organizations and internal operations, and discussed potential synergies among the Alliance and Tessco businesses. No specific terms regarding continued employment or compensation for any Tessco employee or member of management was discussed or committed to.
On April 5, 2022, Mr. Mukerjee received an unsolicited telephone call from a representative of Company C, a potential strategic acquiror who was known to Mr. Mukerjee due to previous interactions and inquiries regarding Tessco. During the telephone call, the representative of Company C expressed interest in Company C acquiring Tessco for $8.50 per share. This inquiry was followed up later that same day with a letter from Company C expressing interest acquiring Tessco at $9.00 per share. Subsequent to the expiration of the thirty (30) exclusivity period provided for under the Alliance letter of intent, on April 7, 2022, William Blair conducted outreach to Company C at the direction of the Special Committee to gauge interest and the ability of Company C to finance and consummate a transaction.
On April 11, 2022, Alliance delivered a letter to the Board expressing continued interest in pursuing a transaction, while itemizing several due diligence work streams still being pursued, and including a revised draft of the merger agreement and an initial draft form of equity commitment letter.
On April 14, 2022, representatives of William Blair had a conference with LEP regarding process status. Consistent with the April 11, 2022 letter from Alliance, LEP advised that over the ensuing two weeks it intended to focus on finalizing several outstanding due diligence work streams, including financial due diligence, analyzing the potential financial impact of an anticipated phasing out of one lower margin carrier customer relationship, and developing a better understanding of Tessco’s proposed legacy to SAP ERP software platform transition, and the associated business risks.
In furtherance of discussions by William Blair with representatives of Company B at the direction of the Special Committee following the expiration of the exclusivity period, William Blair provided Company B on May 1, 2022 with a draft confidentiality agreement to facilitate due diligence efforts by Company B focused on Tessco. Tessco and Company B executed the confidentiality agreement on May 5, 2022, which contained a standstill restriction against Company B, with a customary fall-away provision upon the entry or public announcement of certain acquisition transactions involving Tessco. On May 6, 2022, Tessco management met virtually with representatives of Company B to exchange background information on Tessco and Company B, and to discuss the potential for a transaction between the parties. The parties did not discuss price or any other specific terms of a potential transaction with Tessco.

On May 9, 2022, Mr. Kim and Mr. Bryan had a call to discuss the status of the proposed transaction between Alliance and Tessco. Mr. Kim expressed continued interest on the part of Alliance, LEP and TPC in completing a transaction, but also noted that LEP’s assessment of the impact of the phasing out of one carrier customer relationship and uncertainty about Tessco’s upcoming ERP transition coupled with declining public financial markets had led them to reconsider the price component of their proposal. Mr. Bryan expressed disagreement with some of the issues raised, and disappointment with the protracted due diligence and renegotiation of price, and impressed upon Mr. Kim the need for a firm proposal to justify continued pursuit of a transaction.
On May 11, 2022, Alliance delivered a letter to the Board expressing its continued interest in pursuing a transaction, but at a reduced price of $11.00 per share. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to receipt of this letter was $6.16 per share.
On May 13, 2022, representatives of William Blair had a follow up conversation with representatives of Company B about the interest of Company B in pursuing a transaction with Tessco. Representatives of Company B indicated that Company B was interested in exploring a strategic transaction with Tessco and that they were working toward submitting a written proposal in the coming week.
On May 16, 2022, a meeting of the Special Committee was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. Representatives of William Blair reviewed their continuing discussions with Company B and Company C. William Blair shared that it had requested confirmation of the financial wherewithal of Company C to pursue a transaction with Tessco, without success. William Blair advised that the presentation given by Tessco management to Company B on May 6, 2022 had been well received by Company B, and that a written proposal had been promised. The Special Committee directed William Blair to continue to press the issue with Company C and to press forward with pursuit of a written proposal from Company B.
Also on May 16, 2022, Tessco and Lakeview entered into a confidentiality agreement to allow for the sharing with Lakeview of material non-public information regarding Tessco.
On May 18, 2022, a representative of William Blair had a telephone conversation with a representative of Company C and, among other things, suggested that Tessco would be willing to share confidential information with Company C under a suitable confidentiality agreement once Company C was able to provide some evidence indicating it’s financial ability to fund or finance a transaction. That evidence was not subsequently provided and discussions lapsed.
On June 9, 2022, Mr. Kim sent a slide deck to William Blair setting forth LEP’s justification for the reduction in the proposed price to $11.00 per share. In addition to reiterating its assessment that the phasing out of one carrier customer relationship would have a negative impact, the deck also identified certain additional closing and post-closing expenses attributable to an increase in Tessco’s net debt and capital expenditure projects, coupled with declining public financial markets, as justification for the price reduction. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to receipt of the slide deck was $5.98.
On June 10, 2022 a meeting of the Board was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. Representatives of William Blair reviewed with the Board how, despite efforts to refute the justification provided by LEP, LEP was insistent on the reduced price. The Board discussed the lack of credible competing proposals despite continuing outreach. William Blair offered that Company B had shared that it remained interested despite the fact that it had not yet submitted a written proposal. The Board directed William Blair to continue to pursue the Alliance transaction but at the same time continue to pursue Company B and others and to impress upon Alliance that, before giving its revised price proposal any further consideration, the Board required a full and complete proposal with a defined timetable for a transaction.
On June 12, 2022, Alliance sent a further revised letter of intent to the Board, confirming Alliance’s continued interest in pursuing a transaction with Tessco at $11.00 per share, again subject to among other terms and conditions, satisfactory completion of due diligence and another thirty (30) day exclusivity period, and now including a request for expense reimbursement.

On June 13, 2022, a meeting of the Special Committee was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present, to review and discuss the revised proposal from Alliance at $11.00 per share. Representatives of William Blair reviewed the proposal with the Special Committee and discussed strategies to increase the price. The Special Committee directed William Blair and management to continue with the ongoing due diligence effort, but determined not to engage at this time on the revised proposal.
On June 30, 2022, more than a month after the date first promised, William Blair received a letter from Company B, addressed to Tessco and including a non-binding proposal to acquire Tessco at a range of $7.00 to $7.50 per share, subject to among other terms and conditions, satisfactory completion of due diligence and a thirty (30) day exclusivity period, but with no financing contingency, nor any indication that Company B would need to access capital from other than already existing sources.
On July 1, 2022, a meeting of the Board was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. Representatives of William Blair reviewed with the Board the status of discussions with Company B and Company C. The Board then reviewed with William Blair the revised letter of intent dated June 29, 2022 from Alliance, that included a non-binding proposal to acquire all of the outstanding Tessco common stock at $11.00 per share, again subject to, among other terms and conditions, satisfactory completion of due diligence and another thirty (30) day exclusivity period, and now including a request for expense reimbursement. William Blair also shared an updated preliminary valuation analysis, including a discounted cash flow analysis and predicted ranges of value applying different methodologies. After discussion, the Board directed management and the Special Committee to continue to negotiate and to execute the revised letter of intent with Alliance, generally on the terms presented and as may be finally approved by the Special Committee.
Negotiations ensued and on July 7, 2022, with the approval of the Special Committee, and after consultation with the full Board, Tessco and Alliance entered into a revised letter of intent that included a non-binding proposal to acquire Tessco at $11.00 per share in cash, subject to among other terms and conditions, the satisfactory completion of due diligence and the execution of definitive agreements mutually acceptable to the parties. The letter of intent included an exclusivity provision pursuant to which Tessco agreed not to solicit, on its own or through its representatives, offers from others through no later than July 22, 2022, and provided for possible reimbursement of LEP’s, TPC’s and Alliance’s expenses of up to $1 million, but only if all of the following were to occur prior to September 30, 2022: Tessco enter into a letter of intent or definitive agreement for a competing transaction; Alliance deliver debt and equity commitments sufficient to finance the Alliance transaction; and there be no reduction in the proposed $11.00 per share price or change in material economic terms.
Due diligence by Alliance, LEP and TPC continued. On July 13, 2022, Ballard Spahr sent a revised draft of the proposed merger agreement, together with disclosure schedules, to Weil, Gotshal & Manges LLP, counsel for Alliance and LEP.
On July 15, 2022, Mr. Kim called Mr. Mukerjee and explained that Alliance, LEP and TPC were not willing to proceed to the execution of definitive agreements until Tessco’s ERP transition was completed and its new SAP ERP system operational. Mr. Mukerjee inquired about the status of financing arrangements, and the required equity and debt commitment letters, and Mr. Kim advised that while Alliance and LEP were continuing to pursue financing, financing was not yet arranged.
On July 29, 2022, Weil, Gotshal & Manges LLP sent a further revised draft of the merger agreement to Ballard Spahr.
Over the ensuing five months, ending with December 2022, representatives of William Blair and Mr. Bryan spoke on several occasions with representatives of Company A, and representatives of William Blair spoke on multiple occasions with representatives of Company B and continued its outreach to seek interest from potential transaction parties. In total, during the period beginning on February 26, 2022, and ending April 8, 2023, at the direction of the Board, including Alliance and its sponsors, representatives of William Blair contacted eleven (11) potential counterparties to solicit or discuss interest in a potential acquisition of Tessco. Of these parties, eight (8) indicated to representatives of William Blair following initial contact that they were not interested in a potential transaction involving Tessco, two (2) parties initially engaged but were then unwilling to enter into a confidentiality agreement on standard terms or were unable to confirm financing, and three (3) parties executed confidentiality agreements with Tessco that included a standstill provision, with a customary fall-away provision upon the entry or public announcement of certain acquisition transactions. In total, four parties, Lakeview, Alliance, Company B and Company C, submitted non-binding bids or proposals to acquire Tessco.
On November 9, 2022, Alliance announced its acquisition of GetWireless.
On December 9, 2022, at the direction of the Special Committee, representatives of William Blair spoke to representatives of LEP and sought a status update. At that time, LEP advised of its continued interest in a transaction with Tessco and that LEP had an investment committee meeting tentatively scheduled for the following week to consider the transaction. LEP indicated that it had still not yet finalized the debt component of their financing, but were optimistic that it would be resolved shortly.
Over the 2023 New Year’s holiday, Tessco successfully transitioned its’ legacy ERP system to a new SAP ERP system.
On February 3, 2023, Alliance sent a further revised letter of intent to the Board with a revised proposal to acquire Tessco at $9.00 per share. Also included was a draft equity commitment letter, and a draft debt commitment letter from Wells Fargo Bank, N.A. to Merger Sub. The debt commitment letter contemplated an amended and restated revolving credit facility to replace Tessco’s current credit facility at closing of the merger, and a term loan of up to $23.6 million to be secured by Tessco’s Hunt Valley, Maryland and Reno, Nevada facilities, the proceeds of which would be available to pay a portion of the merger consideration to Tessco’s stockholders. The remainder of the merger consideration would be paid with proceeds of the equity commitment from funds managed by LEP and TPC. The term sheet attached to the debt commitment set forth a number of terms and conditions to closing of the financing, including a requirement that Tessco have at least $22.5 million in “Excess Availability,” as defined in the term sheet, as a condition to the closing of the amended and restated credit facility concurrent with the proposed merger. Mr. Kim also sent a slide deck to William Blair setting forth LEP’s justification for the reduction in the proposed price to $9.00 per share. The deck identified an increase in Tessco’s net debt and a lack of liquidity, coupled with declining public financial markets, as justification for the price reduction. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to receipt of the slide deck was $5.04.
On February 7, 2023, a meeting of the Special Committee was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. The members of the Special Committee discussed and considered at length the current proposal at $9.00 per share and the long term prospects for Tessco, and the uncertainties and risks of proceeding, or not, with the Alliance transaction as proposed. Representatives of William Blair stated that they had more analysis to undertake before being able to provide meaningful comment, but also reflected on other issues, including financial market uncertainty and a now rising interest rate environment that were not present when discussions began over a year prior.
Over the following two weeks, efforts were taken at the direction of the Board to encourage Alliance, LEP and TPC to improve upon the proposed price. On February 23, 2023, LEP communicated that it would not increase its proposed price to above $9.00 per share and reiterated its justification for the reduction in the proposed price to $9.00 per share as previously stated in the side deck delivered to William Blair on February 3, 2023. The closing trading price of Tessco’s common stock on February 23, 2023 was $4.78.
On February 27, 2023, representatives of William Blair spoke with representatives of Company B and were advised that, although its interest continued, Company B was otherwise engaged at the time and would be better prepared to revisit a possible transaction with Tessco in the second quarter of 2023. Company B did not offer to revisit its originally proposed purchase price of $7.00 to $7.50 per share.
On March 1, 2023, a meeting of the Board was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. The Board reviewed with representatives of William Blair the revised Alliance proposal at $9.00 per share and the revised letter of intent from Alliance. William Blair discussed and the Board considered the status of other outreach efforts, including that, despite some continued interest, there had been no change in Company B’s prior proposal to acquire Tessco at $7.00 to $7.50 per share. William Blair updated its preliminary valuation analysis, including a discounted cash flow analysis and predicted ranges of value applying different methodologies, and comparisons against the $9.00 per share price. After discussion, the Board unanimously agreed and directed that Tessco should proceed to negotiate and finalize the necessary documents for the transaction, based on the $9.00 per share proposal from Alliance, LEP and TPC. The closing trading price of Tessco’s common stock on the most recently concluded trading day prior to March 1, 2023 was $4.23 per share.
On March 8, 2023, Ballard Spahr sent a revised draft of the merger agreement to Weil, Gotshal & Manges LLP for review, and on March 13, 2023, Ballard Spahr sent comments on the equity commitment letter to Weil, Gotshal & Manges LLP.
On March 22, 2023, a Board meeting was held, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. The status of the ongoing discussions and negotiations with Alliance, LEP and TPC were discussed.
On March 24, 2023, Ballard Spahr and Weil, Gotshal & Manges LLP held a conference call to discuss the merger agreement, the equity commitment letter, the debt commitment letter and the proposed sale leaseback transaction. One of the items discussed was the interplay between the proposed sale leaseback transaction and the term loan component of the debt commitment, each of which contemplated different ownership of Tessco’s real property at closing. It was then explained that the term loan had been arranged as “backup” financing to the sale leaseback transaction, should that transaction not be able to be consummated concurrent with the merger closing. The Excess Availability requirement was also discussed.
On March 28, 2023, Weil, Gotshal & Manges LLP sent a draft of the purchase and sale agreement for the sale leaseback transaction to Ballard Spahr for review.
On March 30, 2023, the Special Committee held a meeting with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. The Special Committee and those present discussed the status of the ongoing negotiations generally, as well a number of specific issues, including the terms of the proposed debt commitment letter and the requirement thereunder that Tessco have at least $22.5 million in “Excess Availability” as a condition to Wells Fargo’s obligation to close under the terms of the amended and restated revolving credit facility for the replacement credit facility. Representatives of Ballard Spahr explained that negotiations had resulted in clarification of the Excess Availability calculation and in the removal of certain line items that would have otherwise worked to reduce Excess Availability. Mr. Spitulnik reviewed with the Special Committee a financial analysis and projections, and his conclusion that, based on that financial analysis and projections, the requirement as now defined would be met. The Special Committee also considered that, although the closing of the merger is conditioned on financing, including the establishment of the replacement credit facility, the obligations of Parent and Merger Sub under the merger agreement would not be so conditioned. The Special Committee also considered the remedies that would be available to Tessco under the merger agreement should the merger not close for that reason.
On March 30, 2023, Weil, Gotshal & Manges LLP sent to William Blair an initial draft of the voting and support agreement to be executed by Lakeview in connection with the proposed transaction with Alliance.
On March 30, 2023, representatives of Company B reached out to William Blair to schedule a follow up call, and, subsequently, on April 3, 2023, representatives of Company B and representatives of William Blair held a conference call during which Company B expressed a continuing interest in pursuing a transaction with Tessco. Company B did not, however, adjust or modify its previously proposed price of $7.00 to $7.50 per share. This information was shared with the Special Committee as received, on March 30 and April 1, 2023, respectively.
Over the ensuing days, Ballard Spahr, Weil, Gotshal & Manges LLP, counsel for TPC, William Blair, the Special Committee and Tessco management, and representatives of LEP and TPC, worked to address various issues and to prepare substantially final forms of the merger agreement and related documents.
On April 6, 2023, the Board held a meeting, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present, for the purpose of discussing and considering the proposed merger and acquisition of Tessco. Mr. Bryan began the meeting by offering an overview of the process that had taken place over the prior fifteen (15) or more months, and reviewed with the Board various issues that the Board had considered over that period, including the challenges and risks that Tessco would face if continuing as an independent public company and the risks and opportunities that would be presented by proceeding with the merger, including the opportunity to respond to a superior proposal. Representatives of William Blair reviewed with the Board William Blair’s financial analyses of the proposed $9.00 per share merger consideration, and reviewed the work it had done during the course of its engagement, including a discussion of its outreach and the parties with which it had engaged, and the then current status of discussions with other potential transactions parties, including Company B. William Blair advised the Board that it expected a letter from Company B confirming its continued interest. Ballard Spahr reviewed with the Board the substantially final proposed terms of the merger agreement, voting and support agreement, equity commitment letter and limited guarantee, debt commitment letter and sale leaseback agreement. Among the items discussed was the termination fee payable by Tessco of 2.5% of Tessco’s enterprise value if the merger agreement is terminated under certain circumstances and a reverse termination fee payable by Parent of 4.5% of Tessco’s enterprise value if the merger agreement is terminated under certain circumstances, and the “no shop” and fiduciary out provisions, which had remained unchanged over the lengthy course of negotiations. Mr. Spitulnik reviewed with the Board the terms of the debt commitment letter requiring Tessco to have at least $22.5 million in “Excess Availability” as a condition to the debt commitment closing, and reviewed with the Board the financial analysis and projections previously shared with the Special Committee, and his conclusion that, based on the financial analysis and projections, the requirement would be met. Mr. Bryan shared that, while the merger agreement was substantially final, efforts were still underway to include terms allowing the Company to seek damages in excess of the reverse termination fee in the case of a willful breach by Parent or Merger Sub. Thereafter, William Blair rendered its opinion to the Board to the effect that, as of April 6, 2023 and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the $9.00 per share merger consideration to be received by holders of shares of Tessco common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates, and dissenting stockholders). After further deliberation and discussion, the Board determined that it would like additional time to review the merger agreement and other documents before considering approval, and directed that a meeting be set for April 8, 2023 to further consider the matters.
Also on April 6, 2023, William Blair received a letter from Company B, addressed to Tessco, advising as to its continuing interest in pursuit of a transaction with Tessco. Company B did not, however, adjust or modify its previously proposed price of $7.00 to $7.50 per share. This letter was shared with the Board following the Board meeting on April 6, 2023. Due to the advanced status of negotiations with Alliance and the significantly lower proposed price from Company B as compared to the Alliance proposed price, the Board did not pursue further negotiations with Company B.
On April 8, 2023, the Board held a meeting, with Mr. Spitulnik and representatives of William Blair and Ballard Spahr present. The Board initially inquired of William Blair and Ballard Spahr as to whether they were aware of any events that had occurred or information that had come to light since the meeting held on April 6, 2022, other than the letter from Company B. Representatives of William Blair noted that the financial markets had been closed on April 7, 2023 and there had been no trading in Tessco stock. The Board determined that it would continue to rely upon the William Blair fairness opinion delivered April 6, 2023. The Board acknowledged that the merger agreement was in final form with the exception of final language relating to the issue of the ability to seek additional damages for willful breach by Parent or Merger Sub and delegated to the Special Committee the power and authority to finalize that aspect of the merger agreement on terms it found appropriate. After further discussion and consideration, the Board unanimously (i) determined that it is in the best interests of Tessco and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the merger agreement by Tessco, the performance by Tessco of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein, (iii) approved the conditional execution and delivery of the sale leaseback agreement, and (iv) resolved to recommend that the stockholders of Tessco adopt the merger agreement in accordance with the Delaware General Corporation Law. The closing trading price of Tessco’s common stock on April 5, 2023, the most recently concluded trading day prior to April 8, 2023, was $4.67 per share.

On April 9 and 10, 2023, as directed by the Board, negotiation of the final terms of the merger agreement ensued and on April 10, 2023, the Special Committee met and approved those final terms.
On April 11, 2023, after market close, the parties executed and delivered the merger agreement, voting and support agreement, equity commitment letter, debt commitment letter and sale leaseback agreement.
Early in the morning on April 12, 2023, prior to the opening of trading on Nasdaq, Tessco issued a press release announcing the transaction.
Reasons for Our Board’s Recommendation in Favor of the Merger
Our Board, with the assistance of its financial and legal advisors, evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement, and unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Tessco and its stockholders, and unanimously approved the merger agreement and the merger. Accordingly, our Board unanimously recommends that the stockholders of Tessco vote “FOR” the merger proposal.
In recommending that our stockholders vote in favor of the merger proposal, our Board considered a number of factors weighing in favor of the merger, including the following, each of which our Board believed supported its decision:
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Attractive Value.   Our Board believed that the $9.00 per share price to be paid by Parent would provide stockholders with attractive value for their shares of Tessco common stock. The Board considered the relationship of the merger consideration to the historic trading ranges of our common stock and the potential trading ranges for our common stock in the future and the likelihood that it could take a considerable period of time before our common stock would trade at a price in excess of the merger consideration, if it ever would, as well as the fact that that the merger consideration constitutes:

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a premium of approximately 91% over the closing price of our common stock on April 11, 2023, the last trading day prior to the announcement;

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a premium of approximately 98% over the closing price of our common stock on March 14, 2023, the trading date one month prior to the announcement; and

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a premium of 49% over the closing price of our common stock on April 11, 2022, the trading date one year prior to the announcement.

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Best Price Reasonably Attainable.   Our Board believed that the merger consideration was the best price reasonably attainable for our stockholders after considering:

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the absence of any bona fide expression of interest in acquiring Tessco on terms competitive with the proposal made by Parent, despite publicity regarding a potential takeover of Tessco and the extensive effort by our financial advisor, William Blair, who contacted eleven (11) potential strategic and/or financial acquirors over a period of more than a year; and

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our Board’s belief, based on the nature of the negotiations, that the $9.00 per share price to be paid by Parent is the highest price per share that Parent was willing to pay and that the terms and conditions of the merger agreement were, in our Board’s view, the most favorable to us and our stockholders to which Parent was willing to agree.

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Best Alternative for Maximizing Stockholder Value.   After a review of our current and historical financial condition, results of operations, prospects, business strategy, management team, competitive position, and our industry and the industries in which our customers and vendors operate, our Board believed that the value offered to our stockholders under the merger agreement is more favorable to our stockholders in the near to medium term than the potential value that might have resulted from the possible alternatives to the merger, including continuing as an independent public company.

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Fairness Opinion of William Blair.   Our Board considered the oral opinion, provided to our board at its meeting on April 6, 2023 by representatives of William Blair and subsequently confirmed in writing, that, as of that date, the $9.00 in cash per share of our common stock to be paid to our stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of such opinion. The opinion of William Blair is more fully described below under “Opinion of Our Financial Advisor” on page 35, and the full text of their written opinion is attached hereto as Appendix C.
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Certainty of Value.   Our Board considered that the merger consideration was payable in cash and the obligations of Parent and Merger Sub under the merger agreement are not subject to any financing contingency, which would provide certainty of value and liquidity to our stockholders.

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High Probability of Completion.   Our Board believed that there was a high likelihood that the merger would be completed based on, among other things:

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the lack of antitrust or other regulatory impediments to closing;

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the agreement of Parent to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the merger as promptly as reasonably practicable, subject to certain exceptions;

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our Board’s belief that the September 8, 2023 outside date of the merger agreement would allow for sufficient time to complete the merger;

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the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in our business between announcement and closing of the merger will provide a basis for Parent to refuse to consummate the merger;

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our Board’s perception that Parent is willing to devote the resources necessary to complete the merger in an expeditious manner based upon, among other things, the business reputation and capabilities of LEP and TPC and the provisions of the merger agreement requiring Parent to pay us a termination fee of $7.3 million if the merger agreement is terminated in certain circumstances following Parent’s failure to consummate the merger when required to do so, or if Tessco terminates the merger agreement upon a willful breach of the merger agreement by Parent or Merger Sub, our ability to seek and collect damages of up to $8.5 million, plus our expenses, in lieu of the Parent Termination Fee;

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the representation of Parent that it has access to sufficient funds necessary for the payment of the aggregate merger consideration.

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Opportunity to Receive Alternative Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal.   Our Board considered the terms of the merger agreement permitting Tessco to respond to unsolicited takeover proposals, and believed that the terms of the merger agreement would not preclude or unreasonably restrict a superior offer from another party, considering:

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the length of time available to another party to prepare and submit a takeover proposal given that the transaction is structured as a merger instead of a tender offer;

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our right under the merger agreement to respond to third parties submitting unsolicited takeover proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in discussions or negotiations with any such person, if our Board, prior to taking any such actions, determines in good faith (after consultation with its financial advisor and outside legal counsel) that (i) the takeover proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal and (ii) the failure to take such action would be inconsistent with our Board’s fiduciary duties under applicable law and;

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our ability to terminate the merger agreement to enter into an alternative acquisition agreement that our Board determines to be a superior proposal, subject to certain conditions, including Parent’s matching right and payment of a termination fee to Parent;

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the belief that the termination fee of $4.0 million is reasonable in light of, among other things, the benefits of the merger to our stockholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers; and

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the fact that the voting and support agreement from Lakeview will terminate if, without its consent, the merger consideration is reduced or becomes payable other than in cash, or if our Board terminates the merger agreement.

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Stockholder Approval and Appraisal Rights.   Our Board also considered the fact that the merger is subject to approval by our stockholders, and our Board has the right, under certain circumstances, to withhold, withdraw, rescind or adversely modify its recommendation that our stockholders approve the merger agreement. Further, the Board considered that stockholders may exercise appraisal rights in connection with the merger and, if they comply with specified appraisal procedures under Delaware law, obtain fair value for their shares.

Our Board also considered the challenges and risks that we have faced, and would likely continue to face, if we remained an independent company, including:
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our continued dependence upon select major vendors and customers, our ability to execute on our strategic plan, and the risks, challenges and uncertainties that would be associated with any such efforts;

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the challenges we have historically experienced in expanding sales from new or existing customers, given the competition;

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the challenges we have faced as a smaller company in competing for new business against our competitors, particularly during economic downturns;

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our need to expand our management team to develop and execute on a strategic plan that would address our future challenges and risks;

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the additional and significant costs and burdens involved with being a public company;

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the volatility in our financial performance and stock price resulting from various factors, including the factors described above; and

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the other risks and uncertainties inherent in business as described in the section entitled “Risk Factors” set forth in our most recent Form 10-K.

In recommending that our stockholders vote in favor of the merger proposal, our Board also considered the risks and potentially negative factors relating to the merger agreement and the merger, including the following:
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the fact that the merger would preclude our stockholders from the ongoing equity participation in Tessco and that our stockholders will therefore not participate in Tessco’s future earnings or growth, if any, or benefit from the appreciation, if any, in the value of our common stock;

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the fact that receipt of the all-cash merger consideration would be taxable to those of our stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

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the fact that, under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:

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the possibility that the $4.0 million termination fee payable by us to Parent upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making a competing proposal, although our Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring us;

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if the merger is not consummated, we will generally be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby; and

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if the merger agreement is terminated under certain circumstances, we will be required to pay Parent’s expenses associated with the merger agreement and the transactions contemplated thereby, but subject to a cap of $500,000 that the Board believes would not be preclusive or unreasonably restrictive of other offers;

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the restrictions in the merger agreement on our ability to actively solicit competing bids to acquire Tessco;

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the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations;

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the requirement under the terms of the debt commitment letter that we have at least $22.5 million in “Excess Availability” under our revolving loan facility with Wells Fargo Bank, National Association, as amended and restated at closing, and our financial analysis concluding that we should be able to meet that requirement;

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the potential harm that the announcement and pendency of the merger, or the failure to complete the merger, may cause to our relationships with our customers and vendors, and employees, including making it more difficult to attract and retain personnel and the possible loss of personnel;

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the restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from taking certain actions with respect to our operations during the pendency of the merger, whether or not the merger is completed;

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the fact that, although we expect the merger to be consummated if the merger proposal is approved by our stockholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied; and

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the fact that certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our stockholders.

After taking into account all of the factors set forth above, as well as others, our Board concluded that the potential benefits of the merger to our stockholders outweighed the potentially negative factors associated with the merger.
The foregoing discussion of the information and factors considered by our Board includes material factors but not all of the factors considered by our Board. In light of the complexity and variety of factors considered, our Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, individual directors may have given different weight to different factors. Our Board unanimously recommended that our stockholders vote in favor of the merger proposal based upon the totality of information it considered.
Opinion of our Financial Advisor
William Blair & Company, L.L.C., or William Blair, was retained by our Board to act as financial advisor to the Board in connection with a possible business combination. Pursuant to its engagement, the Board requested that William Blair render an opinion to the Board as to whether the merger consideration to be received by Company stockholders (other than (i) shares of Company common stock that are held by the Company as treasury stock, owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (for purposes of this section, collectively, the “Owned Company Shares”) and (ii) shares with respect to which Company stockholders have properly exercised appraisal rights under Delaware law (for purposes of this section, the “Dissenting Shares”)) was fair, from a financial point of view, to such Company stockholders. On April 6, 2023, William Blair delivered its oral opinion to the Board at a meeting of the full Board (which opinion was subsequently confirmed in its written opinion dated April 6, 2023, and delivered to the Board prior to the execution of the merger agreement) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the merger consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares) was fair, from a financial point of view, to such Company stockholders.
THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED APRIL 6, 2023, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS

PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE COMPANY BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMPANY COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ITS SHARES OF COMPANY COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTIONS. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C.
In connection with William Blair’s review of the merger and the preparation of its opinion, William Blair examined:
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the draft merger agreement, dated April 6, 2023, and William Blair assumed that the final form of the merger agreement would not differ from such draft in any material respect;

•
audited historical financial statements of the Company included in its filings with the SEC as of and for the fiscal years ended March 27, 2022 and March 28, 2021;

•
unaudited financial statements of the Company included in its filings with the SEC as of and for the nine-months ended December 25, 2022;

•
certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending March 26, 2023, through March 28, 2027, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by the Company (the “Management Forecasts”), prepared by the Company’s senior management, as more fully described in the section of this proxy statement captioned “Certain Projected Financial Information”;

•
information regarding publicly available financial terms of certain other transactions William Blair deemed relevant;

•
the financial position and operating results of the Company compared with those of certain other publicly traded companies William Blair deemed relevant;

•
current and historical market prices and trading volumes of Company common stock; and

•
certain other publicly available information on the Company.

William Blair also held discussions with members of the Company’s senior management to discuss the foregoing, considered other matters that it deemed relevant to its analysis, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with William Blair’s engagement, it was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.
In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its fairness opinion, including without limitation the Management Forecasts provided by the Company’s senior management. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. William Blair was advised by the Company’s senior management that the Management Forecasts examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s senior management. In that regard, William Blair assumed, with the consent of the Board, that, (i) the Management Forecasts would be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company were as set forth in the Company’s financial statements or other information made available to William Blair. William Blair did not express an opinion with respect to the Management Forecasts or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation payable to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation payable to the Company’s other stockholders. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair did not make any determinations as to legal matters related to the merger, and assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by the Company.
The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its fairness opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.
Selected Public Companies Analysis
William Blair reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for five publicly traded companies in the information technology distribution sector with similar business models and financial profiles that William Blair deemed relevant. The companies selected by William Blair were: (i) TD Synnex Corporation, (ii) Arrow Electronics, Inc., (iii) Wesco International, Inc., (iv) Avnet, Inc. and (v) ScanSource, Inc., which five companies William Blair deemed appropriate comparisons to the Company based on the foregoing factors. William Blair considered the enterprise value for each company (including the Company), which William Blair calculated as the equity value of the company, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of April 5, 2023 (the latest practicable trading day for reference prior to the entry into the merger agreement), multiplied by the total diluted shares outstanding (using the most recent publicly available information as of April 5, 2023). William Blair considered the enterprise value as a multiple of (x) the last twelve (12) months (“LTM”) revenue based on the most recently available publicly disclosed 12-month historical period at the time of announcement for each respective company and (y) the next twelve (12) months (“NTM”) revenue based on consensus estimates for each company. William Blair then used the implied enterprise value based on the per share merger consideration of $9.00 to derive implied valuation multiples for the Company for LTM and NTM revenue and adjusted EBITDA based on the latest available reported revenues and the Management Forecasts. William Blair compared the multiples implied for the Company based on the merger consideration to the range of trading multiples of the aggregate group of selected publicly traded information technology distribution companies. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following table.
	Implied Transaction Multiple	Selected Public Company Valuation Multiples
		Min	Mean	Median	Max
Enterprise Value/LTM Revenue	0.35x	0.20x	0.32x	0.29x	0.57x
Enterprise Value/ NTM Revenue	0.32x	0.21x	0.33x	0.28x	0.53x
Enterprise Value/LTM Adj. EBITDA	28.9x	4.7x	6.1x	6.2x	7.1x
Enterprise Value/NTM Adj. EBITDA	15.8x	5.8x	6.2x	5.9x	6.9x
Although William Blair compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is directly comparable to the Company. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.
Selected Precedent Transactions Analysis
William Blair performed an analysis of six selected transactions that closed subsequent to January 1, 2018, that involved the acquisition of companies William Blair deemed relevant. William Blair’s analysis was based solely on publicly available information regarding such transactions. Although none of the companies or transactions used in this analysis is directly comparable to the Company or the merger, the companies included in the selected transactions above were chosen by William Blair, among other reasons, because they are information technology distribution companies with certain business, operational, and/or financial characteristics that, for purposes of William Blair’s analysis, may be considered similar to those of the Company. William Blair did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and available. The selected transactions were not intended to be representative of the entire range of possible information technology distribution company transactions. The transactions examined were (identified by target/acquirer and month and year of announcement):
•
Tech Data/Synnex (March 2021)

•
Ingram Micro/Platinum Equity (December 2020)

•
Anixter/WESCO International (January 2020)

•
Tech Data/Apollo Global (November 2019)

•
PCM/Insight Enterprises (June 2019).

•
Central Security Distributors, Atlas Gentech et al./Anixter (April 2018)

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of last twelve months revenue (“LTM”) and Adjusted EBITDA based on the most recently available publicly disclosed 12-month historical period at the time of announcement for each respective transaction. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:
Multiple	Implied Transaction Multiple	Range of Selected Precedent Transaction Valuation Multiples
		Min	Mean	Median	Max
Enterprise Value/LTM Revenue	0.35x	0.15x	0.44x	0.23x	1.32x
Enterprise Value/ LTM Adj. EBITDA	28.9x	6.7x	8.1x	8.0x	9.6x
William Blair noted that the implied transaction multiples of revenue and adjusted EBITDA for the Company based on the merger consideration was within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiple of the Company, none of these transactions or associated companies is identical to the Company or the transactions contemplated by the merger agreement. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the selected transactions.
Discounted Cash Flow Analysis
William Blair utilized the Management Forecasts to perform a discounted cash flow analysis of the Company’s projected future free cash flows for the period of March 1, 2023 through December 25, 2026. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for the Company. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of the Company by multiplying LTM EBITDA by terminal multiples ranging from 6.0x-8.0x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 13.0% to 15.0%. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.
William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential federal tax savings expected to result from the utilization of the Company’s federal net operating losses ($1.3 million), and the present value of the assumed terminal value. William Blair then derived a range of implied equity values per share by adding the Company’s senior management’s latest estimate of net debt as of February 28, 2023, and dividing such amount by the Company’s total diluted shares outstanding as of February 28, 2023, as adjusted to take into account the impact of dilutive securities based on the treasury stock method at the implied share price. This analysis resulted in a range of implied equity values of $6.03 to $11.02 per share, as compared to the merger consideration of $9.00 per share.
M&A Premiums Paid Analysis
William Blair reviewed data from 878 acquisitions of U.S. publicly traded companies announced across all industries since January 1, 2010, in which 100% of the target’s equity was acquired with equity values between $50 million and $300 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week and one month prior to the announcement of each transaction. William Blair compared the range of resulting per share common share price premiums for the reviewed transactions to the premiums implied by the merger consideration based on common stock prices one day, one week and one month prior to April 5, 2023 (the latest practicable trading day for reference prior to the entry into the merger agreement). Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:
Period	Implied Premium at $9.00/ share	Premiums Paid Data Percentile
		10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	93.5%	0.2%	11.7%	19.4%	26.8%	34.8%	41.7%	51.4%	66.2%	97.2%
One Week Prior	98.2%	0.7%	12.2%	21.2%	28.4%	36.1%	43.1%	53.4%	70.4%	98.7%
One Month Prior	90.7%	2.5%	14.2%	23.9%	30.5%	37.3%	46.5%	57.4%	73.7%	104.8%
General
This summary is not a complete description of the analysis performed by William Blair, but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the merger consideration and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the merger consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares). Rather, in rendering its oral opinion on April 6, 2023 (subsequently confirmed in its written opinion dated April 6, 2023) to the Board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the merger consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares) was fair, from a financial point of view, to such holders, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair’s fairness opinion considered each valuation method equally and did not place any particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the proposed transaction under the merger agreement. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.
William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of the Company or other parties involved in the merger for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. The Board hired William Blair based on its deep understanding of the Company’s business, and its significant wealth of experience in both the wireless communications products industry and in transactions of this type.
Fees
Pursuant to a letter agreement dated January 26, 2022, a fairness opinion fee of $500,000 became payable to William Blair upon delivery of its fairness opinion. A fee of approximately $3.0 million, less the $500,000 fairness opinion fee previously paid to William Blair, will become payable to William Blair in connection with the consummation of the merger. No portion of the fees payable to William Blair were contingent on the conclusions reached by William Blair in William Blair’s fairness opinion. In addition, the Company agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its services and to indemnify William Blair against certain potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.
Certain Projected Financial Information
We do not, as a matter of course, publicly disclose forecasts or projections of our future revenues, earnings, financial condition or other financial performance measures or results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with our Board’s evaluation of the merger, our Board considered certain non-public unaudited projected financial information provided by our management relating to Tessco for the calendar years 2022 through 2026, which we refer to as our “projections.” Our projections were also provided to William Blair for its use and reliance in connection with its financial analyses and opinion summarized under “Opinion of Our Financial Advisor” on page 35.

Limitations on Our Projections
Our projections were not prepared with a view to public disclosure, but are included in this proxy statement because our projections were made available to our Board and William Blair.
Our projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, reviewed, compiled or otherwise applied procedures to our projections and, accordingly, assume no responsibility for, and express no opinion on, them.
Our projections are forward-looking statements. Important factors that may affect actual results and cause our projections not to be achieved include general economic conditions, industry trends, accuracy of certain accounting assumptions, competitive pressures, changes in tax laws, and the other factors described under “Preface — Forward-Looking Statements” on page 1.
Our projections reflect numerous qualitative estimates and assumptions, some of which are described below. Because our projections cover multiple years, such information by its nature becomes less reliable with each successive year. There can be no assurance that our projections will be realized, and actual results may be materially better or worse than those contained in our projections. Our projections are not predictive of actual future results and should not be construed as financial guidance for any future period.
Our projections do not give effect to the merger, including the impact of the announcement of the merger, the expenses that may be incurred in connection with the merger, the effect on Tessco of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, our projections do not take into account the effect on Tessco of any possible failure of the merger to occur.
The inclusion of this information should not be regarded as an indication that our Board, our financial advisor or any other recipient of this information considered, or now considers, our projections to be material information of the Company. The summary of our projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek dissenters’ rights with respect to shares of our common stock.
In addition, our projections have not been updated or revised to reflect information or results after the date our projections were prepared, and except as required by applicable securities laws, we do not intend to update or otherwise revise our projections or any information presented in them to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
For the foregoing reasons, and considering that the special meeting will be held several months after our projections were prepared, as well as the uncertainties inherent in any forecasting, readers of this proxy statement are cautioned not to rely on our projections. No one has made or makes any representation to any stockholder regarding the information included in our projections. We urge all stockholders to review our most recent SEC filings for a description of our reported financial results. See the section entitled “Where You Can Find More Information — Incorporation by Reference” on page 82.
Certain Underlying Assumptions
Our projections reflect numerous assumptions and estimates made by our management using information available to them at the time. Among other things, these assumptions include:
•
Projections were prepared for each of the first three years of this period in detail, however, the projections for the final two years are based on reasonable general growth rates;

•
Given the growth in the wireless market and the Company’s belief that Tessco has been and will continue to increase its market share in many areas that it competes, revenue growth in the first 3 years of the projections range between 3 and 14%;

•
With our two segments, revenue growth in the Commercial segments was maintained at a constant 13%, while the revenue growth in the Carrier segment declined from 15% in the first year to 8% in the third year taking into consideration the potential for a leveling off of growth from the global 5G infrastructure build;

•
Gross margins were projected to be flat in the Carrier segment and increased slightly in each year for the Commercial segment reflecting among other factors, a higher contribution of sales from higher margin Ventev and Tessco Observer product lines; overall margins rise from 19.8% in calendar year 2022 to 21.4% in calendar year 2026;

•
Gross selling, general and administrative expenses increased in each year reflecting the impact of variable expenses with increasing revenues as well as other investments in the business; however, SG&A as a percentage of revenue declined throughout the period due to the scalability inherent in most distribution businesses;

•
Interest expense was based upon then current debt levels and interest rates;

•
The U.S. tax laws in effect on the date the projections were prepared would remain in effect throughout the period; and

•
As a result of the above assumptions on revenue, margins and SG&A, as well as those related to depreciation and stock compensation, Adjusted EBITDA rises from $6 million in calendar year 2022 to $31 million in calendar year 2026.

Our Projections (dollars in millions)
Calendar Year Ending December 25,	CY 2022(1)	Management Projections				CAGR
		CY 2023(2)	CY 2024	CY 2025	CY 2026	‘23 – ‘26
Revenue	$449	$504	$572	$608	$627	7.5%
% YoY Growth	11.1%	12.1%	13.5%	6.3%	3.1%
Gross Profit	$89	$102	$118	$129	$134
% Margin	19.8%	20.2%	20.7%	21.2%	21.4%
Adjusted EBITDA(3)	$6	$10	$24	$30	$31
% Margin	1.2%	2.0%	4.1%	4.9%	5.0%
Free Cash Flow Projections
EBIT(4)		$2	$16	$21	$23
Less: Taxes (@ 27.0%)(5)		$(1)	$(4)	$(6)	$(6)
Net Operating Profit after Tax		$1	$11	$15	$16
Plus: D&A		$7	$7	$7	$8
Less: Total CapEx		$(6)	$(7)	$(7)	$(7)
Less: Change in Net Working Capital		$(7)	$(11)	$(5)	$(3)
Unlevered Free Cash Flow		$(5)	$1	$11	$14

Source: TRACE management forecast and SEC filings.
(1)
CY 2022 represents LTM period ended December 25, 2022.

(2)
Represents FY 2023 Q4 management estimates as of March 21, 2023, and FY 2024 Q1 – Q3 management projections.

(3)
Represents EBITDA plus stock-based compensation.

(4)
EBIT represents Adj. EBITDA less stock-based compensation and D&A.

(5)
Tax rate calculated as: 21.0% Federal, 2.0% Permanent Items, and 4.0% State per management.

Non-GAAP Financial Measures
Our projections include Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net earnings plus interest expense, income tax expense, and depreciation and amortization plus stock compensation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to our Board and William Blair and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement.
Financing of the Merger
Concurrent with the execution and delivery of, and pursuant to, the merger agreement, Parent delivered to the Company:
•
a copy of a fully executed equity commitment letter from funds affiliated with LEP and TPC, pursuant to which such funds agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount of $64.3 million;

•
a copy of a fully executed purchase and sale agreement between Merger Sub and a third party purchaser for the sale leaseback transaction, pursuant to which, at closing of the merger, our Hunt Valley, Maryland and Reno, Nevada facilities will be sold in exchange for approximately $32.975 million, without regard to the existing mortgages thereon; and

•
a copy of a fully executed debt commitment letter from Wells Fargo Bank, National Association pursuant to which Wells Fargo agreed to provide, subject to the terms and conditions therein, debt financing to the surviving corporation in the amounts set forth therein, to replace our existing Revolving Credit Facility and to provide for an optional real estate secured term loan if needed to replace the financing otherwise contemplated by the sale leaseback transaction.

Parent and Merger Sub have represented to us that, subject to the satisfaction of certain conditions set forth in the merger agreement, the equity financing contemplated by the equity commitment letter, if funded in accordance with the equity commitment letter, will, together with the debt financing contemplated by the debt commitment letter and the proceeds from the sale leaseback transaction and cash on hand, or other sources of immediately available funds, provide Parent with sufficient funds to pay the merger consideration and certain fees and expenses required to be paid at the closing of the merger by Parent and Merger Sub and Parent’s other affiliates on the closing date. This includes funds needed to: (1) pay our stockholders the amounts due under the merger agreement for their Tessco common stock; (2) make payments in respect of our outstanding equity awards payable at the closing of the merger pursuant to the merger agreement; (3) repayment or refinancing of certain indebtedness; and (4) make payment for certain costs and expenses associated with the merger. We refer to these amounts collectively as the “required amounts.”
Notwithstanding anything in the merger agreement to the contrary, but subject to and without limiting or expanding the remedies available to Tessco under the merger agreement, in no event is the receipt or availability of any funds or financing (including the financing contemplated by the equity commitment letter or any debt financing) by or to Parent or any of its affiliates or any other financing transaction a condition precedent to any of the obligations of Parent or Merger Sub under the merger agreement. Absent a willful breach by Parent or Merger Sub (in which case we may seek up to $8.5 million in damages plus payment of certain reimbursement obligations and collection expenses, in lieu of the Parent Termination Fee), our recourse in the event of a failure of Parent or Merger Sub to procure the financing necessary to pay the required amounts is generally limited to the Parent Termination Fee of $7.3 million. See “The Merger Agreement — Limitations on Remedies” on page 69.
Equity Financing
Pursuant to the equity commitment letter, certain funds affiliated with LEP and TPC have severally committed to contribute or cause to be contributed to Parent at the closing of the merger an aggregate of $64.3 million in equity financing for the purpose of funding the required amounts. We refer to the equity financing described in the preceding sentence as the “equity financing.” The obligations of these funds to provide the equity financing under the equity commitment letter is subject to a number of conditions, including, but not limited to: (i) the execution and delivery of the merger agreement, (ii) the satisfaction or written waiver (to the extent permitted under the merger agreement) by the parties, as applicable, of each of the conditions to the parties’ obligations to consummate the merger (other than any conditions that by their nature are to be satisfied at the closing, but subject to the prior or substantially concurrent satisfaction of such conditions), and the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement, (iii) the funding of the debt financing (or, alternative debt financing), (iv) the substantially contemporaneous funding by the other funds of their pro rata portion of the aggregate commitment amount (provided that the satisfaction or failure of this condition will not limit or impair the ability of Parent to enforce the obligations of the other funds if Parent is seeking contemporaneous enforcement from each fund or the other funds have satisfied, or are prepared to satisfy, the obligation to fund its pro rata portion of the aggregate commitment amount, and the satisfaction or failure of the condition set forth in clause (iii) will not limit or impair the ability of Parent to enforce the obligations of the funds under the equity commitment letter if such condition would be or is prepared to be satisfied but for the failure or refusal of a fund to perform in respect of its equity commitment).
The obligation of each of the funds in respect of the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the closing and the payment of the aggregate merger consideration payable at the closing in accordance with the merger agreement, (ii) the valid termination of the merger agreement in accordance with its terms, and (iii) if any member of the Company Group brings any claim against an Investor Party (as such capitalized terms are defined in the equity commitment letter) other than a claim permitted under the terms of the equity commitment letter.
We are an intended and express third-party beneficiary of the equity commitment provided for under the terms of the equity commitment letter, solely with respect to the right to cause Parent to enforce the commitment under the equity commitment letter to be funded to Parent in accordance with the equity commitment letter, subject to (i) the limitations and conditions set forth in the equity commitment letter and (ii) the terms and conditions of the merger agreement.
Guaranty
Pursuant to the guaranty included as part of the equity commitment letter, certain funds affiliated with LEP and TPC have severally agreed to guarantee the due, punctual and complete payment and performance of the obligations of Parent in respect of: (1) the aggregate amount of the Parent Termination Fee (as defined in the section of this proxy statement captioned “Merger Agreement — Termination Fees and Expenses”) if and when payable pursuant to the merger agreement; (2) expenses incurred by the Company in connection with its cooperation with Parent in securing the debt financing (which we refer to as the “reimbursement obligations”); (3) up to $500,000 in costs of enforcement incurred by the Company following a failure of Parent to make timely payment of the Parent Termination Fee (which we refer to as “enforcement expenses”); and (4) damages payable by Parent upon a willful breach of the merger agreement by Parent in lieu of payment of the Parent Termination Fee. We refer to the obligations set forth in the preceding sentence as the “guaranteed obligations.” These obligations are subject to an aggregate cap equal to $7.3 million or, in respect of damages for a willful breach, $8.5 million (which we refer to as the “damages obligation”), plus in either case the reimbursement obligations and enforcement costs, all subject to the terms and conditions of the merger agreement.
Subject to specified exceptions, each fund’s obligation to fund its portion of the guaranty will terminate immediately as of the earlier of:
•
the consummation of the closing;

•
valid termination of the merger agreement, except with respect to the payment of the Parent Termination Fee, the damages obligation, the reimbursement obligations, and the enforcement costs, insofar as payable pursuant to the merger agreement;

•
the full performance and payment of the guaranteed obligation by the funds in accordance with the terms and conditions of the guaranty and merger agreement;

•
any member of the Company Group brings any claim against an Investor Party, other than a claim permitted under the terms of the equity commitment letter; and

•
ninety (90) days after the valid termination of the merger agreement in accordance with its terms under circumstances in which the Parent Termination Fee is payable, unless prior to such date the Company has asserted or given written notice of its intention to assert a claim permitted under the terms of the equity commitment letter, in which case, each fund’s obligation to fund its portion of the guaranteed obligations will terminate upon the earliest to occur of the date that such claim is finally resolved or otherwise settled by a judicial resolution or agreement between the parties, the date that the funds and the Company mutually agree in writing to terminate all of the guaranteed obligations, and, if only written notice of the intention to pursue a claim has been given within such initial ninety (90) day period, a formal legal proceeding with respect thereto is not asserted or filed within ninety (90) additional days after the expiration of the initial ninety (90) day period.

We are an intended and express third-party beneficiary of the guaranty provided for under the terms of the equity commitment letter, subject to the limitations and conditions set forth in the equity commitment letter and the terms and conditions of the merger agreement.
Debt Financing
Merger Sub has received an executed debt commitment letter from Wells Fargo Bank, National Association, to amend and restate the terms of our existing $80,000,000 Revolving Credit Facility concurrently with the closing of the merger to (i) upsize the revolving credit facility to $105,000,000, and (ii) add an optional term loan of up to $23,562,500 that is secured by our Hunt Valley, Maryland and Reno, Nevada properties should the sale leaseback transaction not be consummated at closing. Under the terms of the debt commitment letter and related term sheet, we are required to have at least $22.5 million in “Excess Availability” at closing of the merger. The determination of “Excess Availability” provided for under the terms of the debt commitment letter and related term sheet are more favorable to us than that provided for under the terms of our existing Revolving Credit Facility.
Pursuant to the merger agreement, to the extent reasonably requested by Parent in writing and prior to the closing date, we will use our reasonable best efforts to provide, and to cause our subsidiaries (and our respective representatives) to use their reasonable best efforts to provide, subject to certain exceptions, customary cooperation to Parent and Merger Sub, in each case at Parent’s sole cost and expense, in connection with the arrangement of the debt financing contemplated by the merger agreement.
Sale Leaseback Transaction
Pursuant to a purchase and sale agreement between Merger Sub and a third party purchaser, concurrent with closing of the merger, our Hunt Valley, Maryland and Reno, Nevada facilities will be sold in exchange for approximately $32.975 million, without regard to the existing mortgages thereon. The proceeds from this sale will be used to pay a portion of the merger consideration payable to our stockholders in the merger.
Pursuant to the merger agreement, to the extent reasonably requested by Parent in writing and prior to the closing date, we will use our reasonable best efforts to provide, and to cause our subsidiaries (and our respective representatives) to use their reasonable best efforts to provide, subject to certain exceptions, customary cooperation to Parent and Merger Sub, in each case at Parent’s sole cost and expense in connection with the consummation of the sale leaseback transaction concurrent with the closing of the merger.
Interests of Our Directors and Executive Officers in the Merger
In considering the recommendation of the Board that Tessco stockholders vote to adopt the merger agreement, our stockholders should be aware that certain of our non-employee directors and executive officers have interests in the merger that are different from, or in addition to, those of Tessco stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, approving the merger agreement and the merger, and recommending that the merger agreement be adopted by our stockholders.

Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
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the effective time is September 8, 2023, which is an assumed date of the closing of the merger solely for purposes of the disclosure in this section (the “change in control date”);

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the employment of each of our named executive officers will have been terminated by us without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined for each under applicable agreements or policies), in either case, immediately following the change in control date;

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the acquiror in the change in control has elected not to assume or replace equity awards in connection with the change in control but has instead required that all such awards be cancelled in accordance with terms allowing therefor; and

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the potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Tessco’s named executive officers are: (i) Sandip Mukerjee, our President and Chief Executive Officer; (ii) Aric Spitulnik, our Senior Vice President and Chief Financial Officer; (iii) Tammy Ridgely, our Senior Vice President, Customer Success & Vendor Management; and (iv) Thad Lowe, our Senior Vice President & Chief Technology Officer.
As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.
Treatment and Quantification of Company Equity Awards
At the effective time, each then-outstanding unexercised and vested option to acquire shares of our common stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of $9.00 over the per share exercise price of such option multiplied by the number of shares of common stock for which such option is then vested, after giving effect to any terms of the applicable award agreement providing for accelerated vesting, in whole or in part, in connection with the consummation of the merger. So-called “underwater” or out-of-the-money options, where the per share exercise price is more than or equal to $9.00, and any option or portion thereof not vested, nor vesting in connection with the merger, will be cancelled without consideration. All payments in respect of vested stock options will be without interest and subject to any applicable withholding taxes.
At the effective time, each then-outstanding and vested restricted stock unit (RSU) and performance stock unit (PSU) for shares of our common stock, and outstanding shares of our restricted stock, will be cancelled in exchange for an amount in cash equal to $9.00 multiplied by the number of shares of common stock for which such awards are vested at the effective time, after giving effect to the terms of any applicable award agreement providing for the full or partial acceleration of those awards in connection with the merger. Any restricted stock units, performance stock units or outstanding shares of our restricted stock, or portion thereof, not vested, nor vesting in connection with the merger, will be cancelled without consideration. All payments in respect of these awards will be without interest and subject to any applicable withholding taxes.
Based on the assumptions described above, the estimated aggregate amount that would become payable at the effective time to Tessco’s four (4) named executive officers at the effective time in respect of vested equity awards held by them is $428,630. The merger agreement prohibits grants of equity awards, including to executive officers, subsequent to the date of the merger agreement.
At the effective time, each vested RSU and vested restricted stock award held by a non-employee member of the Board will convert into the right to receive merger consideration to the extent and in the manner described above, and automatically cancel. Based on the assumptions described above, the estimated aggregate amount that would become payable to Tessco’s six (6) non-employee directors at the effective time in respect of vested RSUs held by them is $21.750. The merger agreement prohibits grants of equity awards, including to non-employee directors, subsequent to the date of the merger agreement.
No existing awards will remain outstanding following, or be replaced or assumed in connection with, the consummation of the merger.
Change in Control and Severance Arrangements
We entered into an employment agreement dated as of August 20, 2019, as amended as of March 26, 2023, with Mr. Mukerjee and a Severance and Restrictive Covenant Agreement dated as of May 27, 2014 with Mr. Spitulnik. We are not party to any similar agreements with Ms. Ridgely or Mr. Lowe, although the terms of equity awards they hold, like those held by others, address change in control.
The employment agreement with Mr. Mukerjee generally provides that if his employment is terminated by us without “cause” or by him with “good reason,” he will be eligible to receive:
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whether or not in connection with or following a change in control, a severance payment of two (2) times Mr. Mukerjee’s current base salary (currently $600,000) paid in equal installments over a twelve-month period;

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whether or not in connection with or following a change in control, full vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company;

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whether or not in connection with or following a change in control, any accrued bonus at the date of termination;

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whether or not in connection with or following a change in control, exercisable stock options to the same extent that such options would have been exercisable on the termination date for a period of not more than ninety (90) days thereafter (but in no event later than the option expiration date);

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whether or not in connection with or following a change in control, payment of the Company portion of the cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to the Company’s group health plan, for a period of approximately one year following the termination date; and

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if in connection with a change in control, exercise all outstanding stock options and receive payment in respect of RSUs and PSUs held by him, to such additional extent as the vesting of the same is accelerated in accordance with the terms thereof (which in the case of options, is full acceleration, and in the case of RSUs and PSUs, as though held for a period of one year following the change in control).

The agreement with Mr. Spitulnik generally provides that if his employment is terminated by us without “cause” or by him with “good reason” he will be eligible to receive:
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whether or not in connection with or following a change in control, a severance payment equal to his then current annual base salary plus any accrued bonus for the fiscal year, payable in twelve consecutive equal monthly installments;

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whether or not in connection with or following a change in control, exercisable stock options to the same extent that such options would have been exercisable on the termination date for a period of not more than ninety (90) days thereafter (but in no event later than the option expiration date); and

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whether or not in connection with or following a change in control, payment of the Company portion of the cost of continuation coverage under COBRA, with respect to the Company’s group health plan, for a period of approximately one year following the termination date;

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if in connection with a change in control (a) payment in respect of RSUs and PSUs held by him, to such additional extent as the vesting of the same is accelerated in accordance with the terms thereof (which in the case of options, is full acceleration, and in the case of RSUs and PSUs, as though held for a period of one year following the change in control) and (b) if Mr. Spitulnik’s primary office work location is relocated to a point that is more than fifty (50) miles from 11126 McCormick Road, Hunt Valley, MD 21031 as a result of or in connection with a change in control, a severance payment equal to his then current annual base salary, payable in twelve consecutive equal monthly installments.
Ms. Ridgely and Mr. Lowe are not party to any severance agreements with the Company and are instead entitled to severance in accordance with standard severance policies and the terms of the equity awards they hold. In connection with a change in control, they are entitled to exercise all outstanding stock options and receive payment in respect of RSUs and PSUs held by each, to such additional extent as the vesting of the same is accelerated in accordance with the terms thereof (which in the case of options, is full acceleration, and in the case of RSUs and PSUs, as though held for a period of one year following the change in control).
The provision of payments and benefits described above is conditioned upon the executive officers’ execution of a release of claims.
For more information on equity holdings of our directors and named executive officers, see “Security Ownership of Certain Beneficial Owners and Management” on page 75.
Post-Closing Management of Tessco
In addition, upon completion of the merger, it is anticipated that our President and Chief Executive Officer, Chief Financial Officer and other members of our management team, will serve as members of the management team of the surviving corporation. As described under “The Merger Agreement — Employee Matters” beginning on page 64, the merger agreement requires the surviving corporation to continue to provide certain compensation and benefits following the effective time to all employees, including our executive officers, who remain employed by the surviving corporation following the effective time.
As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. The existing employment agreement with Mr. Mukerjee and the existing severance agreement with Mr. Spitulnik will survive the merger as continuing obligations of the surviving corporation, unless and until modified or terminated. No termination right on the part of either Mr. Mukerjee or Mr. Spitulnik is triggered on account of the merger. Prior to and following the closing of the merger, however, certain of our executive officers may have discussions, and following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective controlled affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.
Quantification of Payments and Benefits to Named Executive Officers
The table below shows the estimated amounts of payments and benefits that each named executive officer would receive if his employment is terminated in connection with a hypothetical closing of the merger on September 8, 2023, based on his compensation, outstanding equity awards, and agreements in effect as of the hypothetical closing date. The amounts reflected in the table were calculated based upon a $9.00 per share price, the merger consideration as specified in the merger agreement.
The calculations in the tables below do not include amounts the officers were already entitled to receive or that will have vested by September 8, 2023, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of the salaried employees of the Company. In addition, for Mr. Spitulnik, it is assumed that the Company will relocate his primary office work location to a point that is more than fifty (50) miles from 11126 McCormick Road, Hunt Valley, MD 21031 as a result of or in connection with the merger.

In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the third quarter of calendar 2023. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth in the following table.
Golden Parachute Compensation
Named Executive Officer	Cash ($)	Equity(1) ($)	Perquisites/ Benefits ($)	Total ($)
Sandip Mukerjee	$—	$263,721	$—	$257,545
Aric Spitulnik	$300,000	$57,550	$—	$355,799
Thad Lowe	$—	$51,840	$—	$50,168
Tammy Ridgely	$—	$55,819	$—	$54,231

(1)
Amounts shown represent aggregate merger consideration that each named executive officer would receive with respect to shares subject to unvested equity awards that are subject to accelerated vesting in connection with the merger, assuming a closing date of September 8, 2023. Because stockholder approval is a closing condition for the merger, it is not possible for a closing to occur before the date of the meeting to which this proxy statement relates. Depending on when the closing date of the merger actually occurs, equity awards that are currently outstanding may vest in accordance with their terms prior to the closing of the merger.

The compensation summarized in the table and footnote above in respect of the named executive officers is the subject of a non-binding advisory vote of our stockholders, as described below in “The Merger — Related Compensation Proposal (Proposal #2)” on page 73.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “tax code,” applicable U.S. Treasury Regulations promulgated under the tax code, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, which we refer to as the “IRS,” each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as estate, gift or other non-income tax consequences). This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. We have not sought, and no ruling will be sought from the IRS with respect to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
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an individual that is a citizen or resident of the United States;

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a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the tax code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or non-U.S. currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities, or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, U.S. holders who acquired their shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan or other compensation arrangements, and dissenters (as defined under “Appraisal Rights” below)).
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.
The U.S. federal income tax treatment of the transactions discussed herein to any particular Holder of our common stock will depend on the Holder’s particular tax circumstances. You should consult your tax advisor with respect to the specific tax consequences to you of the merger in light of your own particular circumstances, including U.S. federal, state, local and non-U.S. income and other tax consequences.
Tax Consequences of the Merger
The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received plus the amount used to satisfy any applicable withholding taxes and (2) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in its shares of common stock is generally the amount paid for such shares of common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital).
Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders in connection with the Merger.

Payments made in exchange for shares of our common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the tax code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
This summary of U.S. federal income tax consequences is intended only as a general summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and is not tax advice. Holders of our common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including federal, estate, gift and other non-income tax consequences, the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, and tax consequences under state, local, non-U.S. or other tax laws, including tax treaties.
Voting and Support Agreement
Lakeview Trading & Investment Group LLC, or Lakeview, which beneficially owned approximately 14.9% of our outstanding shares as of [•], 2023, and who nominated Matthew Brewer to serve as a director on our Board, has entered into a voting and support agreement with Parent and Merger Sub to vote the shares beneficially owned by it as of the record date in favor of the merger agreement, subject to the terms and conditions of the voting and support agreement. The voting and support agreement provides, among other things, for its automatic termination if, without Lakeview’s consent, the merger consideration is reduced or becomes payable other than in cash, or if our Board terminates the merger agreement. A copy of the voting and support agreement is attached to this proxy statement as Appendix D.
Appraisal Rights
The following is a summary of certain material terms of Section 262 of the Delaware General Corporation Law. The summary is not complete and must be read together with the actual statutory provisions, copies of which are attached as Appendix E. We encourage you to read Section 262 carefully and in its entirety because the rights and obligations of the Company and our stockholders are governed by the express terms of these statutory provisions and other applicable law, and not by this summary or any other information contained in this proxy statement.
Under the DGCL, if you do not wish to accept the merger consideration provided for in the merger agreement for your shares of Tessco common stock, you have the right to seek appraisal of your shares and to receive payment in cash for the fair value of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Tessco common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights. Stockholders wishing to exercise the right to seek an appraisal of their shares of Tessco common stock must do all of the following:
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The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy received that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement or abstain;

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The stockholder must deliver to Tessco a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

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The stockholder must continuously hold the shares from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

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The stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
Section 262 of the DGCL requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. This proxy statement constitutes notice to Tessco’s stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262 of the DGCL. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares of Tessco common stock (i) you must deliver to Tessco a written demand for appraisal of your shares of common stock before the vote is taken on the proposal to adopt the merger agreement, which must reasonably inform Tessco of the identity of the holder of record of such Tessco common stock and that the stockholder intends thereby to demand appraisal of his, her or its shares of Tessco common stock, (ii) you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement, (iii) you must continuously hold the shares from the date of making the demand through the effective time and (iv) you or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so. If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive payment for your shares of Tessco common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Tessco common stock.
Appraisal rights will be lost if the shares of Tessco common stock are transferred prior to the effective time. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.
All demands for appraisal should be addressed to TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031, Attention: Corporate Secretary, and must be delivered before the vote is taken on the proposal to adopt the merger agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Tessco common stock. The demand must reasonably inform Tessco of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Tessco common stock.
To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Tessco common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Tessco common stock. If you hold your shares of Tessco common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time, the surviving corporation must give notice of the date that the merger has become effective to each of the Tessco stockholders who have properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for that stockholder’s shares of Tessco common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.
Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Tessco common stock held by all stockholders entitled to appraisal. The holders of Tessco common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights within the time and manner prescribed by Section 262. In addition, within 120 days after the effective time, any stockholder who has properly filed a written demand for appraisal and who has complied with all requirements for exercising appraisal rights, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of Tessco common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of Tessco common stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After the Delaware Court of Chancery determines which stockholders are entitled to appraisal of their shares of Tessco common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Tessco common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, to Tessco stockholders entitled to receive the same. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate as established from time to time during the period between the effective time and the date of payment of the judgment.
You should be aware that an investment banking or financial advisor opinion as to fairness, from a financial point of view, of the per share merger consideration is not necessarily an opinion as to fair value under Section 262 of the DGCL. No representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Tessco, or the surviving corporation, reserves the right to assert in any appraisal proceeding that, for purposes of Section 262 of DGCL, the “fair value” of a share of Tessco common stock is less than the merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In addition, the Delaware Court of Chancery has decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a dissenter’s exclusive remedy.
The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Tessco common stock or preferred stock entitled to appraisal. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration (without interest) for his, her or its shares of Tessco common stock pursuant to the merger agreement.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
In view of the complexity of Section 262 of the DGCL, Tessco stockholders who may wish to pursue appraisal rights should consult their own legal and financial advisors.

THE MERGER AGREEMENT
The following is a summary of certain material terms of the merger agreement. The summary is not complete and must be read together with the merger agreement, a copy of which is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the merger agreement that is important to you. Certain terms used in this summary, whether or not capitalized, are defined in the merger agreement.
Please note that the representations, warranties, covenants and agreements in the merger agreement were made only for purposes of the merger agreement, and may not represent the actual state of facts.
Structure and Corporate Effects of the Merger
At the effective time of the merger, Merger Sub will merge with and into Tessco, and the separate corporate existence of Merger Sub will cease. Tessco will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly-owned subsidiary of Parent.
At the effective time of the merger, the certificate of incorporation of Tessco will be amended and restated in its entirety to read the same as the certificate of incorporation of Merger Sub and will be the certificate of incorporation of the surviving corporation, except that the name and date of incorporation of the surviving corporation will be the name and date of incorporation of the Company. Also at the effective time of the merger, the bylaws of the Company will be amended and restated in their entirety to read the same as the bylaws of Merger Sub (except that the name of the surviving corporation shall be the name of the Company), and such bylaws will be the bylaws of the surviving corporation.
At the effective time of the merger, the individuals holding positions as directors of Merger Sub immediately before the effective time of the merger will become the sole directors of the surviving corporation, and either the current officers or individuals selected by the board of the surviving corporation will be the officers of the surviving corporation, in each case until their resignation or removal, or in the case of directors, their respective successors are duly elected and qualified.
Timing of the Merger
The closing of the merger will take place on (a) a date that is two (2) business days after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the merger agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions) or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing, provided that such date cannot be earlier than forty-five (45) days after April 11, 2023 (the date of the merger agreement) without Parent’s consent. These conditions are described under “Conditions to Completion of the Merger” on page 67. In any event, Tessco and Parent may mutually agree on another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the closing date.
At the closing, we will file the certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed or at such later date or time as may be agreed by Tessco, Merger Sub and Parent and specified in the certificate of merger. The date and time the merger becomes effective is referred to as the “effective time.”
Effect of the Merger on Our Common Stock
Each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $9.00 in cash, without interest and less any applicable withholding taxes, except for (1) any shares that are owned by Tessco as treasury stock or are directly or indirectly owned by Parent, any of its subsidiaries (including Merger Sub), or any of our subsidiaries (which we refer to as “cancelled shares”), and (2) any dissenting shares. At the effective time of the merger, the shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the merger consideration and for any stockholders who elect to pursue dissenter’s rights, their rights as dissenting stockholders under applicable law.
At the effective time of the merger, each cancelled share will be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.
At the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.
Any shares subject to a restricted stock award will be treated as described under “Treatment of Tessco Equity Awards” below.
Treatment of Tessco Equity Awards
Company Options.   Each vested and in-the-money option to purchase shares of Tessco common stock granted under any of Tessco’s equity plans outstanding as of immediately prior to the effective time will be canceled, with the holder of such vested and in-the-money option becoming entitled to receive an amount in cash, subject to required tax withholdings, equal to the product obtained by multiplying (1) the excess, if any, of the per share price to be paid to stockholders in the merger ($9.00 per share, subject to any adjustments provided for under the merger agreement), which we refer to as the “Per Share Price,” over the per share exercise price of such vested and in-the-money option, by (2) the number of shares of Tessco common stock covered by such vested and in-the-money option after accounting for any terms thereof providing for accelerated vesting, in whole or in part, in connection with the consummation of the merger. Any option that has a per share exercise price that is equal to or greater than the Per Share Price, and any option, or portion thereof, that is not vested and does not vest in accordance with its terms in connection with the consummation of the merger, will be cancelled as of the effective time for no consideration, without any further action on the part of Tessco.
Company RSU Awards.   Each award of restricted stock units, or RSU award, granted under any of Tessco’s equity plans and outstanding immediately prior to the effective time will, after accounting for any terms thereof providing for accelerated vesting, in whole or in part, in connection with the consummation of the merger, be cancelled, and the holder of such RSU award will then be entitled to receive an amount in cash, subject to required tax withholdings, equal to the product obtained by multiplying (1) the Per Share Price by (2) the number of shares of Tessco common stock covered by such RSU award after vesting; provided that any RSU award, or portion thereof, that is not vested and does not vest in accordance with its terms in connection with the consummation of the merger, will be cancelled as of the effective time for no consideration, without any further action on the part of Tessco.
Company PSU Awards.   Each award of performance stock units, or PSU award, granted under any of Tessco’s equity plans and outstanding immediately prior to the effective time will, in accordance with the terms of the applicable award agreement, be cancelled, and the holder of such PSU award will then be entitled to receive an amount in cash, subject to required tax withholdings, equal to the product obtained by multiplying (1) the Per Share Price by (2) the number of shares of Tessco common stock issuable pursuant to such PSU award as determined under the terms of the applicable equity plan and award agreement; provided that any PSU award, or portion thereof, which by the terms of the applicable award agreement is not and would not vest in connection with the consummation of the merger, will be canceled for no consideration, without any further action on the part of Tessco.
Company Restricted Stock Awards.   Each award of restricted stock made under any of Tessco’s equity plans and outstanding immediately prior to the effective time will, after accounting for any terms thereof providing for accelerated vesting, in whole or in part, in connection with the consummation of the merger, be cancelled, and the holder thereof will then be entitled to receive an amount in cash, subject to required tax withholdings, equal to the product obtained by multiplying (1) the Per Share Price by (2) the number of shares of Tessco common stock covered by such restricted stock award and vested; provided that any restricted stock award, or portion thereof, that is not vested and does not vest in accordance with its terms in connection with the consummation of the merger, will be cancelled as of the effective time, for no consideration, without any further action on the part of Tessco.

Company ESPP.   Under the terms of the merger agreement, Tessco is required to take the following actions under its Team Member (employee) Stock Purchase Plan effective as of February 1, 1999, or ESSP: (1) ensure no new participants will commence participation in the ESPP after the date of the merger agreement; (2) ensure no participant will be allowed to increase his or her payroll contribution rate in effect as of the date of the merger agreement or make separate non-payroll contributions on or following such date; and (3) ensure no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after the date of the merger agreement. The ESPP will terminate, in accordance with its terms, no later than immediately prior to and effective as of the effective time.
Payment for Common Stock in the Merger
At or prior to the effective time of the merger, Parent will deposit cash in U.S. dollars in an amount sufficient to pay the aggregate merger consideration with a paying agent it selects, which we refer to as the “paying agent.” These funds may not be used for any purpose other than payment of the merger consideration.
Promptly after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates and, if required, the posting of a bond) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, completed and executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares, and any certificates surrendered in this manner will be cancelled.
Representations and Warranties; Material Adverse Effect
In the merger agreement, we make representations and warranties to Parent and Merger Sub, subject to certain exceptions in the merger agreement, in the company disclosure letter delivered to Parent in connection with the merger agreement and in certain of our public filings, as to, among other things:
•
organization, good standing and qualification to do business;

•
corporate authority to enter into the merger agreement and the ancillary agreements executed in connection with the merger agreement, the due authorization of the merger agreement, the ancillary agreements, and the transactions contemplated thereby;

•
the approval by our Board of resolutions declaring the merger agreement, the merger, the ancillary agreements, and the transactions contemplated by the merger agreement to be fair, and recommending that our stockholders approve the merger agreement;

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the enforceability of the merger agreement;

•
required consents and filings and governmental approvals;

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capitalization and ownership of the company;

•
capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

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absence of preemptive or similar rights or debt securities that give their holders the right to vote with our stockholders;

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subsidiaries of the company;

•
our SEC filings and financial statements;

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internal controls over financial reporting, disclosure controls and procedures, and compliance with Nasdaq rules and regulations;

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accounting and auditing practices;

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employment matters;

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undisclosed liabilities;

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owned and leased real property and tangible property;

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intellectual property and data security;

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information technology system and enterprise resource planning software status;

•
the absence of certain changes or events, including any change that has had or would reasonably be expected to have, a material adverse effect, since the date of Tessco’s last audit prior to the merger agreement, or March 27, 2022;

•
material contracts;

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tax matters;

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employee benefit matters;

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labor and employment matters;

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environmental matters;

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compliance with applicable laws, including anti-corruption and sanctions laws;

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litigation matters;

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the accuracy of the information in this proxy statement;

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permits;

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insurance;

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products and product liability;

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the absence of certain transactions or agreements with affiliates;

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the absence of certain business practices in violation of anti-bribery and anti-money laundering laws;

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supplier and customer matters;

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the inapplicability of anti-takeover statutes;

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brokers, finders and financial advisors;

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the receipt by our Board of an opinion from William Blair;

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government contracts; and

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COVID-19 and related matters.

In the merger agreement, Parent and Merger Sub also make representations and warranties to us, subject to certain exceptions in the merger agreement, as to, among other things:
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organization, good standing and qualification and authority to do business;

•
corporate authority to enter into the merger agreement and the enforceability of the merger agreement and each ancillary agreement;

•
absence of violations or conflicts with Parent’s or Merger Sub’s governing documents or applicable laws;

•
governmental filings and approvals relating to the execution, delivery and performance of the merger agreement;

•
litigation matters;

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information supplied for the purposes of this proxy statement;

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Parent’s, Merger Sub’s and their affiliates’ absence of beneficial ownership interest in our common stock;

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brokers, finders and financial advisors;

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operations of Merger Sub;

•
no Parent vote or approval required;

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sufficiency of financing, including the equity commitment letter, the debt commitment letter and the sale leaseback purchase agreement;

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absence of arrangements with stockholders and management;

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solvency;

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exclusivity of representations and warranties and non-reliance on forward-looking information, estimates and projections; and

•
Parent’s and Merger Sub’s independent review and analysis of Tessco.

Some of the Tessco’s representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “Company Material Adverse Effect” qualification with respect to Tessco, as discussed below.
“Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (x) the ability of the Company Group (generally, Tessco and its subsidiaries) to perform its obligations under, or to consummate the Transactions contemplated by, the merger agreement or (y) the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), none of the following Effects with respect to the following matters (by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i)
general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii)
conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)
general conditions in the industries in which the Company Group generally conducts business;

(iv)
regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v)
geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));

(vii)
resulting from the announcement, pendency or consummation of the merger agreement or the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in the merger agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution or performance of the merger agreement or the consummation or pendency of the transactions contemplated thereby;
(viii)
the taking of any action expressly required to be taken, or the failure to take any action expressly prohibited from being taken, pursuant to or in accordance with the merger agreement;

(ix)
the taking of any action specifically required to be taken, or taken at the written request or with the written consent of, Parent or any of its affiliates, in each case in compliance with the merger agreement;

(x)
changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the official interpretation of any of the foregoing) after the date of the merger agreement;

(xi)
any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law or directive of any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

(xii)
price or trading volume of the Tessco common stock, in and of itself or any change, in and of itself, in the credit ratings or ratings outlook of any member of the Company Group (it being understood that any cause of such change (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xi), or clauses (xiii), (xiv) and (xv) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur));

(xiii)
any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xii), or clauses (xiv) and (xv)) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if not otherwise excluded hereunder);

(xiv)
the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Company; and

(xv)
any Transaction Litigation (as defined in the merger agreement);

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, then only the disproportionate adverse aspect of such Effect may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect.

Conduct of the Business Pending the Merger
Affirmative Obligations of the Company
With certain exceptions, at all times during the period commencing with the execution and delivery of the merger agreement and continuing until the earlier to occur of the termination of the merger agreement and the effective time, which we refer to as the “Interim Period,” the Company will use its reasonable best efforts to (A) preserve intact its present business and goodwill, (B) keep available the services of its officers, employees and service providers and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, contractors and other Persons with which it has significant business dealings, in each case in a manner substantially consistent with past practice.
Forbearance Covenants of the Company
With certain exceptions, at all times during the Interim Period, the Company will not directly or indirectly, including through any subsidiary:
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propose to adopt any amendments to or amend the certificate of incorporation, the bylaws or any other similar organizational document of any member of the Company Group;

•
authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any securities or equity-related or voting securities of the Company Group, except for any issuance and sale of shares of common stock that is made in accordance with an employee benefit plan;

•
acquire or redeem, directly or indirectly, or amend any of the securities of the Company Group, other than the planned exercise or forfeiture of Company equity awards (or as otherwise expressly contemplated by the merger agreement) and except for transactions solely between the Company and any of its subsidiaries or solely among the Company’s subsidiaries;

•
other than cash dividends made by any of its subsidiaries to the Company or another of its subsidiaries, split, combine, subdivide or reclassify any shares of capital stock or equity interest, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;

•
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of itself or any of its subsidiaries (other than the transactions contemplated hereby);

•
incur or assume any new indebtedness or issue any debt securities, subject to certain exceptions;

•
(i) enter into, adopt, amend, modify, renew or terminate any material employee benefit plan or any other material plan, policy, program, agreement, arrangement or contract that would be an employee benefit plan if in existence on the date of the merger agreement, (ii) pay, or agree to pay any special bonus, change in control payment, severance, retention, remuneration or benefit to any director, officer or employee in excess of $50,000 per director, officer or employee or in excess of $200,000 in the aggregate unless such payment or benefit is required by any plan or arrangement as in effect as of the date of the merger agreement, (iii) except as contemplated by the merger agreement, grant, accelerate or modify the period of exercisability or vesting of equity or equity-based compensation awards (or announce or promise to do any of the foregoing), (iv) hire any new employee, or terminate the services of any existing employee (other than for cause), in each case with annual base salary in excess of $200,000, (v) accelerate, increase or decrease the compensation, remuneration or benefits of any employee, independent contractor or other service provider whose individual annual base compensation exceeds $200,000 or enter into, amend, terminate, extend or renew any employment agreement with any employee, (vi) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor, or (vii) implement or announce any facility closings, employee layoffs, furloughs or other such actions that could implicate WARN;

•
forgive, settle or waive any loans to any of the Company’s or its subsidiaries’ employees, officers or directors;

•
enter into, amend, negotiate or extend any labor agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its subsidiaries;

•
except as required to remain in compliance with applicable law or GAAP, make any material change in any of its accounting principles or practices;

•
(i) make, change or revoke any material tax election, (ii) adopt or change any material tax accounting method or any Tax accounting period, (iii) file any material amended tax return, (iv) enter into any material “closing agreement” for tax purposes, (v) surrender any right to claim a material tax refund, (vi) settle or compromise any material tax liability, (vii) obtain or request any material tax ruling from a Governmental Authority, or (viii) consent to the extension or waiver of the limitations period applicable to any material tax claim or assessment;

•
(i) amend or modify in any manner which is material to the Company or any subsidiary, (ii) waive any material rights under or (iii) terminate any material contract;

•
sell, lease, pledge, transfer, fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any Company intellectual property, material assets or material properties;

•
(i) grant any rights with respect to any of its Intellectual property rights or the intellectual property rights of any of its subsidiaries, (ii) divest any of its intellectual property rights or the intellectual property rights of any of its subsidiaries other than in the ordinary course of business consistent with past practice, or (iii) modify the standard warranty terms for Company products or services or materially amend or modify any product or service warranty other than in the ordinary course of business consistent with past practice;

•
acquire or dispose of any other person or any equity interest therein or enter into any joint venture, partnership or similar arrangement with any third person, other than acquisitions or dispositions of materials, products, equipment and inventory in the ordinary course of business consistent with past practice;

•
incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the Company’s capital expenditure budget for fiscal year 2024 and (ii) any unbudgeted capital expenditures not to exceed $500,000 individually or $1,000,000 in the aggregate, in each case, for each fiscal quarterly period;

•
settle or compromise any pending or threatened legal proceeding, other than the settlement or compromise of legal proceedings solely involving monetary damages and in amounts not exceeding $500,000 individually or $1,000,000 in the aggregate;

•
except as required by GAAP or by applicable law, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or may be entitled to any brokerage, finder’s or other similar fee or commission;

•
enter into any contract or other arrangement or understanding that would be required to be disclosed under Item 404(a) of Regulation S-K;

•
enter into or adopt any “poison pill” or similar stockholder rights plan that would prevent or preclude the merger;

•
enter into any new line of business outside its existing business as of the date of the merger agreement;

•
(i) terminate or allow to lapse any insurance policy without a commercially reasonable substitute policy therefor or (ii) fail to report material claims to the insurance carriers in a timely manner, if it is reasonably likely that the insurance policies provide coverage for such claim;

•
grant any material refunds, credits, rebates or allowances to customers other than in the ordinary course of business consistent with past practice;

•
amend or modify in any manner any credit agreement to which the Company is a party as of the date of the merger agreement;

•
create any encumbrance, monetary or non-monetary, on title for the real property owned by any member of the Company Group; or

•
enter into a contract to do any of the foregoing, or otherwise make a binding commitment to do any of the foregoing.

No Solicitation; Alternative Proposals
No Solicitation
From the signing until the termination or closing, subject to certain limited exceptions, Tessco will cease any discussions or negotiations with any third party relating to any acquisition proposal or acquisition transaction and will not, among other things, (i) solicit, initiate, propose or induce the making of an acquisition proposal, (ii) furnish any information or provide access to any third party, (iii) approve, endorse or recommend any offer or proposal, enter into any letter of intent relating to an acquisition proposal, or (iv) take any action relating to an antitakeover statute or regulation applicable to an acquisition proposal.
Superior Proposal
Subject to compliance with the non-solicitation and other provisions, Tessco may participate or engage in discussions with, furnish non-public information about Tessco, or afford access to non-public information about Tessco to any person that has made a bona fide written acquisition proposal, provided that the Board has determined in good faith (after consultation with its financial advisor and legal counsel) that such acquisition proposal constitutes or would reasonably be likely to lead to a Superior Proposal, and that our Board has determined in good faith that failure to take the actions above would reasonably be expected to result in a breach of its fiduciary duties under applicable law. Tessco shall concurrently provide Parent any non-public information that was provided to the prospective purchaser. A “Superior Proposal” is an acquisition proposal for all of the outstanding shares of Tessco common stock that is fully financed and that, if consummated, would be more favorable than the proposed merger to Tessco’s stockholders from a financial point of view.
Termination in Response to a Superior Proposal
If prior to the adoption of the merger agreement by our stockholders, Tessco receives a bona fide acquisition proposal from a prospective purchaser that Tessco’s board concludes (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal and determines in good faith (after consultation with its financial advisor and outside legal counsel) that failure to accept the Superior Proposal would reasonably be expected to result in a breach of its fiduciary duties under applicable law, Tessco may terminate the merger agreement and enter into the Superior Proposal, subject to certain notice and communication requirements with Parent, and after providing Parent with the opportunity to negotiate and offer such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a Superior Proposal, and payment to Parent of a $4.0 million termination fee.
No Change in Recommendation
Except as provided below under Company Board Recommendation Change, at no time after the signing may our Board (i) withhold, withdraw, amend, qualify or modify its recommendation that its stockholders approve the merger agreement, (ii) adopt, authorize, endorse or recommend another acquisition proposal, (iii) fail to publicly reaffirm the recommendation, (iv) fail to include the recommendation in the proxy statement, or (v) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions, provided that certain actions taken by our Board with respect to a potential superior proposal would not constitute a change in recommendation.

Company Board Recommendation Change
Prior to the adoption of the merger agreement by our stockholders, our Board may change its recommendation if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties, subject to certain conditions described in the next sentence. If Tessco receives a bona fide acquisition proposal from a prospective purchaser that Tessco’s board concludes (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then Tessco’s board may change its recommendation and may enter into an alternative acquisition agreement, subject to certain notice and communication requirements with Parent and providing Parent with the opportunity to negotiate and offer such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a Superior Proposal.
Company Stockholders’ Meeting
Subject to the relevant provisions of the merger agreement, we have agreed to convene and hold the special meeting as promptly as practicable, recommend that our stockholders vote to approve the merger and the merger agreement, and use our commercially reasonable efforts to solicit from our stockholders proxies in favor of the approval of the merger and the merger agreement.
Unless the merger agreement is validly terminated in accordance with its terms, we are obligated to submit the merger agreement to our stockholders at the special meeting even if our Board has made an adverse recommendation change or proposed or announced any intention to do so.
The adoption of the merger agreement and a non-binding advisory vote on merger-related executive compensation will be the only matters (other than procedural matters) that we may propose to be acted on by you at the special meeting, unless other items (e.g., the adjournment proposal) are proposed by us and consented to by Parent.
Further, under the merger agreement, we may not change the date of (or the record date for), postpone or adjourn the special meeting without the consent of Parent. We must postpone or adjourn the special meeting if so requested by Parent by prior written notice to us.
Employee Matters
The merger agreement provides that for twelve (12) months from the closing, Parent will provide to each person who is an employee of Tessco immediately prior to the effective time and continues to be an employee of Parent or one of its subsidiaries immediately following the effective time with (1) base salary and base wages that are no less favorable than that in effect immediately prior to the effective time, (2) other compensation and employee benefits (excluding equity or equity-based, long-term incentives, defined benefit pension, severance, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) that are substantially comparable in the aggregate to the employee benefits provided to such employees immediately prior to the effective time and (3) severance benefits that are consistent with the description set forth in Tessco’s disclosure letter delivered in connection with the merger agreement.
Indemnification and Insurance
We will use reasonable best efforts to purchase a “tail” or “run-off” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the effective time of the merger covering our directors and officers currently covered by our officers’ and directors’ liability insurance policy. The new policy will be no less favorable than our policy currently in effect with respect to coverage, deductibles and amounts and will last for six years following the effective time of the merger. The price will not exceed 300% of the premium amount per annum we paid in our last full fiscal year prior to the date of the merger agreement.
For the six-year period following the effective time, Parent must cause the surviving corporation to indemnify, defend and hold harmless and advance expenses to (in each case to the same extent required by our and our subsidiaries’ articles of incorporation or bylaws as in effect on the date of the merger agreement and as required under applicable law) any individual who at the effective time is, or at any time prior to the effective time was, a director or employee of the company or of a subsidiary of the company. These obligations will remain valid from the effective time through the sixth anniversary of the date on which the effective time occurs regardless of whether or not the articles of incorporation and bylaws of the surviving corporation contain such provisions.
If a person is or has been a party or otherwise involved (including as a witness) in any litigation for which such person is entitled to indemnification, exculpation or advancement of expenses under the merger agreement on or prior to the sixth anniversary of the effective time, the obligations of the merger agreement will continue in effect until the final disposition of such litigation.
The merger agreement also requires Parent to cause proper provision to be made so that under certain circumstances successors or assigns of the surviving corporation assume the indemnification and expense advancement obligations set forth in the merger agreement.
Efforts to Complete the Merger
Tessco, Parent and Merger Sub have each agreed to use our respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the merger and the other transactions contemplated by the merger agreement.
These reasonable best efforts include taking certain steps to secure necessary consents, approvals, waivers and authorizations of governmental authorities and third parties. However, Parent is not required to and we are not permitted to (1) take any action that would be reasonably likely to result in a material adverse effect on our business, financial condition or results of operations, taken as a whole, or (2) take any action with respect to the business or operations of Parent or its affiliates.
Financing of the Merger
Pursuant to the merger agreement, Parent delivered to the Company a copy of a fully executed equity commitment letter of from funds affiliated with LEP and TPC, pursuant to which such funds agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount of $64.3 million, to fund a portion of the merger consideration and certain expenses of the merger. The equity commitment letter provides that the Company is an express third-party beneficiary of, and is entitled to specifically enforce performance of each fund’s obligations in accordance with and subject to the terms of the equity commitment letter.
Parent also delivered to the Company a copy of a fully executed debt commitment letter of Wells Fargo Bank, National Association pursuant to which Wells Fargo agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein; and Parent delivered to the Company a copy of a fully executed purchase and sale agreement related to the sale leaseback transaction, which contemplates that, concurrent with the closing, a third party purchaser will purchase Tessco’s Hunt Valley Maryland and Reno Nevada facilities in consideration for the payment of approximately $32.975 million, to be applied against payment of the merger consideration and certain expenses of the merger.
Parent also represented and warranted, and agreed, for the benefit of the Company, as of the date of the merger agreement, that:
•
that the equity commitment letter, the debt commitment letter and the purchase agreement for the sale leaseback (which we refer to collectively as the “financing documents”) were in full force and effect and constitute the valid, binding and enforceable obligations of Parent, Merger Sub, and the funds, as applicable, and that, to the knowledge of Parent, the debt commitment letter and the purchase agreement are enforceable against the parties thereto in accordance with their terms (subject to typical limitations), as of the date of the merger agreement, and that Parent and Merger Sub would use reasonable best efforts to maintain the status thereof accordingly;

•
there were no conditions precedent or other contingencies related to the funding of the full amount of the financing contemplated by the financing documents, other than the conditions precedent set forth therein, and that Parent and Merger Sub will cause all future conditions within their control to be satisfied;

•
Parent had no reason to believe that any of the financing conditions will not be satisfied on or prior to the closing date for the merger or that the contemplated financing will not be available to Parent on the closing date;

•
Parent, Merger Sub, the funds and their affiliates, as applicable, are not in default or breach under the terms and conditions of any the financing documents and, to the knowledge of Parent, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy any condition to the contemplated financing, in each case on the part of the Parent, Merger Sub, the funds or any of their respective affiliates, as applicable;

•
Parent, or an affiliate, has fully paid any and all commitment or other fees and amounts required by the equity commitment letter, the debt commitment letter or the purchase agreement for the sale leaseback to be paid then to date, and will cause any and all additional fees to be paid when due;

•
there has been no amendment to or termination, rescission or reduction of any of the financing documents;

•
the contemplated financing, when funded in accordance with the applicable terms, and assuming satisfaction of the conditions thereto, will provide Parent and Merger Sub at and as of the closing date with available funds (after netting out the roll-over of then existing Company debt under its existing revolving credit facility, original issue discount and similar premiums and charges), together with cash or cash equivalents held by Parent, Merger Sub and, to the extent available for application accordingly and without violating any agreement or arrangement to which it or any of them are a party or resulting in it failing to meet any requirements of or conditions applicable under the terms of any of the financing documents, sufficient to consummate the merger and to make all payments required to be made by Parent or Merger Sub in connection therewith on, or accrued as of, the closing date, and of certain transaction expenses in connection with the merger; and

•
in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the financing contemplated by the equity commitment letter, the debt commitment letter and the purchase agreement for the sale leaseback) by Parent or any affiliate thereof, or by the Company or any subsidiary, or any other financing or other transactions, be a condition to any of the obligations of Parent or Merger Sub under the merger agreement.

In addition, subject to the terms of the merger agreement, each of Parent and Merger Sub agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing contemplated by the financing documents, including to comply with their respective obligations under the financing documents in accordance with their terms and consummate the sale leaseback transaction; and the Company agreed, during the interim period to use its reasonable best efforts to, and to cause its subsidiaries to and use its reasonable best efforts to cause its and their respective to, use representatives to use reasonable best efforts to provide to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such necessary, advisable or customary cooperation as is reasonably requested by Parent in connection with the arrangement of the debt financing contemplated by the financing documents.
Coordination on Litigation
We have agreed to promptly advise Parent of any material developments regarding any litigation that may be commenced or threatened against any party to the merger agreement or any of its affiliates relating to the merger agreement, the merger, or any of the other transactions contemplated by the merger, which we refer to as the “transaction litigation.” We will be entitled to control the defense or settlement of any transaction litigation brought against us, any of our subsidiaries or any of our or their representatives, but the merger agreement prohibits us from compromising, settling or coming to a settlement arrangement regarding any transaction litigation without Parent’s written consent (which may not be unreasonably withheld, conditioned or delayed if not in excess of the amounts set forth on the company disclosure letter accompanying the merger agreement).

Other Covenants and Agreements
The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, and exemptions of dispositions of our securities in connection with the merger under Rule 16b-3 of the Exchange Act.
Conditions to Completion of the Merger
The respective obligations of Parent, Merger Sub and the Company to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of each of the following conditions:
•
the Company shall have received the requisite approval of its stockholders at the Company special meeting; and

•
no order issued by any court of competent jurisdiction preventing the consummation of the merger will be in effect, nor will any action have been taken by any governmental authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the merger, that in each case prohibits, makes illegal, or enjoins the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of each of the following conditions, any of which may be waived exclusively by Parent:
•
the representations and warranties of the Company set forth in Article III of the merger agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) when made and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;

•
certain representations and warranties will be true and correct in all respects when made and as of the closing date as if made at and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•
certain representations and warranties will be true and correct in all respects as of the closing date as if made at and as of the closing date; and

•
certain representations and warranties will be true and correct in all respects when made and as of the closing date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for de minimis inaccuracies or changes or adjustments occurring in the ordinary course.

The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by it at or prior to the closing:
•
since the date of the merger agreement, there shall not have occurred a Company Material Adverse Effect that is continuing; and

•
Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that certain conditions have been satisfied.

The obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the effective time of each of the following conditions, any of which may be waived exclusively by the Company:
•
the representations and warranties of Parent and Merger Sub set forth in the merger sub will be true and correct when made and as of the closing date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or Merger Sub to perform their respective obligations under, or to consummate the transactions contemplated by, the merger Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or Merger Sub to perform their respective obligations under, or to consummate the transactions contemplated by, the merger agreement;

•
Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing; and

•
the Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that certain conditions have been satisfied.

Expenses
In general, all fees and expenses incurred in connection with the merger, the merger agreement, and all related transactions shall be paid by the party incurring such fees or expenses, whether or not the merger or any of the other related transactions are consummated.
However, see “The Merger Agreement — Termination Fees and Expenses” below for a summary of the circumstances under which a party may owe fees and expenses to the other.
Termination
In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger proposal by our stockholders, by the mutual written consent of us and Parent or by written notice of either us or Parent in certain circumstances, as summarized below.
Parent and Tessco have certain rights to terminate the merger agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the merger illegal or otherwise prohibit the merger, an uncured breach of the merger agreement by the other party, if the merger has not been consummated by an agreed upon termination date or if Tessco’s stockholders fail to adopt the merger agreement.
Termination Fees and Expenses
Upon termination of the merger agreement under certain circumstances, (1) Tessco may be required to pay Parent a termination fee or (2) Parent may be required to pay Tessco a so-called reverse termination fee and reimburse Tessco for fees and expenses incurred in connection with Parent’s financing arrangements.
In addition, if the merger agreement is validly terminated by Tessco or Parent because Tessco failed to obtain the requisite stockholder approval for the merger at a meeting called and held for that purposes, Tessco is required to reimburse Parent, Merger Sub and their respective affiliates for their out-of-pocket third party expenses in an aggregate amount not to exceed $500,000.
Each party also agrees to pay the reasonable and documented out-of-pocket expenses (if any) of the other party which are incurred to collect any applicable termination fee, not to exceed $500,000. We refer to these expenses as the “enforcement expenses.”

Parent will be entitled to receive a termination fee of $4.0 million from Tessco if the Merger Agreement is terminated:
•
(A) by either Parent or Tessco (i) because the merger has not been consummated by September 8, 2023, subject to certain exceptions, or (ii) if Tessco’s stockholders fail to adopt the merger agreement (each, an “Applicable Termination”); and (B) an Acquisition Proposal (a bona fide third party proposal to acquire Tessco, as further delineated and defined in the merger agreement) has been publicly announced and not irrevocably withdrawn since the date of the merger agreement and prior to any Applicable Termination; and (C) within twelve months following such Applicable Termination, Tessco consummates an Acquisition Transaction (provided that, for purposes of the termination fee, all references to “25%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”); provided, however, if such termination fee is due because Tessco’s stockholders fail to adopt the merger agreement, then such termination fee will be in addition to the payment by Tessco of the “Parent Expense Reimbursement” if and to the extent previously paid to Parent;

•
by Parent, because (i) Tessco has breached the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of September 8, 2023 or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to September 8, 2023); or (ii) Tessco’s Board has effected a “Company Board Recommendation Change”; or (iii) Tessco, its affiliates or any of their representatives, acting on behalf of either Tessco or its affiliates, has willfully and materially breached the obligations set forth in the non-solicitation provisions of the merger agreement; or

•
by Tessco, to enter into a definitive agreement in respect of a Superior Proposal.

Tessco will be entitled to receive a termination fee of $7.3 million from Parent (the “Parent Termination Fee”) if the merger agreement is terminated:
•
by Tessco if Parent or Merger Sub has breached the merger agreement such that certain conditions set forth in the merger agreement are not satisfied, and such breach is not capable of being cured by September 8, 2023 or is not cured, before the earlier of September 8, 2023 or the date that is 30 calendar days following Tessco’s delivery of written notice of such breach (or such shorter period of time as remains prior to September 8, 2023);

•
by Tessco if prior to the effective time, (i) the closing obligations of Tessco have been and continue to be satisfied; (ii) Parent and Merger Sub fail to consummate the merger under the timing restrictions set forth in the merger agreement; (iii) Tessco has irrevocably notified Parent in writing that, if Parent performs its obligations under the merger agreement, Tessco is ready, willing and able to consummate, and will consummate, the merger; (iv) Tessco has provided at least two business days written notice that it intends to terminate the merger agreement; and (v) the merger is not consummated by the end of such two business day period; or

•
by Parent because the merger has not been consummated by September 8, 2023 and at such time, Tessco could have terminated pursuant to either of the two bullets immediately above.

In the event Tessco terminates the merger agreement upon a willful breach of the merger agreement by Parent or Merger Sub, it has the right to seek and collect damages of up to $8.5 million plus expenses, in lieu of the Parent Termination Fee.
Limitations on Remedies
The merger agreement provides that any claim or cause of action based upon, arising out of, or related to the merger agreement (or any other agreement referenced therein) may only be brought against persons that are expressly named as parties to the merger agreement (or a party to any such other agreement referenced in the merger agreement).
If paid, the payment of any termination fees (as described above under “Termination Fees and Expenses”) are deemed to be liquidated damages for any and all losses or damages suffered or incurred by the non-paying party in connection with the merger, merger agreement, and related transactions. Upon payment of any such termination fee, the party paying such termination fee shall not have any further liability, whether pursuant to a claim in contract or tort, at law or in equity or otherwise. Regardless of whether the termination fees are payable, absent a willful breach of the merger agreement, the aggregate liability of Parent and Merger Sub under the merger agreement is limited to an amount equal to $7.3 million plus our expenses (as described above under “Termination Fees and Expenses”). If Tessco terminates the merger agreement upon a willful breach of the merger agreement by Parent or Merger Sub, it will have the right to seek and collect damages of up to $8.5 million, plus payment of certain reimbursement obligations and collection expenses, in lieu of the Parent Termination Fee. These obligations are guaranteed pursuant to the equity commitment letter.
Specific Enforcement
The parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce specifically the terms and provisions thereof subject to the limitations described in the immediately succeeding paragraph. The parties will also not raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the merger agreement by Tessco, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of the merger agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the merger agreement. Any party seeking an injunction to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement will not be required to provide any bond or other security in connection with such injunction or enforcement.
Subject to the limitations described in the next two sentences, Tessco will have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the merger and cause the equity financing to be funded subject to the terms and conditions set forth therein and in the merger agreement. Tessco will not be entitled to directly seek the remedy of specific performance of the merger agreement against any source of the debt financing or party to the sale leaseback transaction. The right of Tessco to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the merger and to cause the equity financing to be funded will be subject to the requirements that (1) all conditions to closing under the merger agreement have been or will be satisfied at closing, (2) the debt financing has been funded in full or will be funded in full at closing, (3) the sale leaseback transaction has been consummated or will be consummated at the closing, and (4) Tessco has irrevocably confirmed in writing that if the equity financing and debt financing are funded, Tessco is ready, willing and able to consummate the merger on the date of the written notice and throughout the immediately subsequent three business day period.
Assignment
Except as provided in the following sentence, the merger agreement may not be assigned, in whole or in part, by any of the parties to the merger agreement without the prior written consent of the other parties to the merger agreement.
Prior to the closing of the merger, Parent and Merger Sub may assign the merger agreement (in whole but not in part) to Parent or any of its affiliates so long as such assignment would not reasonably be expected to prevent, materially impede or materially delay the consummation by Parent of the merger or any of the other transactions contemplated by the merger agreement or the ability of Parent to perform its obligations under the merger agreement.
No assignment by any party to the merger agreement will relieve such party of any of its obligations under the merger agreement.

Amendment and Modification
The merger agreement may be amended at any time by an instrument in writing signed on behalf of each of Parent, Merger Sub, and us, except that after the merger agreement has been adopted by our stockholders, any amendment that requires further stockholder approval may not be made without such further approval. At any time prior to the effective time of the merger, the parties may extend the time for performance of any obligations, to the extent permitted by law, waive any inaccuracies in the representations and warranties of the parties, and to the extent permitted by law, waive compliance with any of the agreements or conditions in the merger agreement.
Governing Law
The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware.

THE MERGER PROPOSAL
(PROPOSAL #1)
The information below regarding the merger proposal should be read together with the rest of this Proxy Statement, especially “The Special Meeting” on page 15, “The Merger” on page 19, “The Merger Agreement” on page 55, and the copy of the merger agreement attached as Appendix A.
Vote on Approval of the Merger Agreement
We are asking you to approve a proposal to adopt the merger agreement, and by so doing approve the merger and other transactions contemplated thereby. A copy of the merger agreement is attached as Appendix A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 55. For a discussion of other considerations related to the merger, see the section entitled “The Merger” on page 19.
Vote Required for Approval
To be approved, the merger proposal must receive the affirmative vote of holders of at least [•] shares of our common stock, which represents a majority of all shares of our common stock outstanding as of the record date.
Abstentions, shares not voted and broker non-votes, if any, will all have the effect of a vote “AGAINST” the merger proposal.
Board Recommendation
Our Board unanimously recommends that you vote “FOR” approval of the merger proposal. For a summary of the reasons for our Board’s recommendation, see “The Merger — Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32.

THE MERGER-RELATED COMPENSATION PROPOSAL
(PROPOSAL #2)
The information below regarding the merger-related compensation proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” on page 3 and “The Merger — Interests of Our Directors and Executive Officers in the Merger” on page 45.
Non-Binding Advisory Vote on Merger Related Compensation to Our Named Executive Officers
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our stockholders with an opportunity to cast a non-binding advisory vote on certain compensation that may be paid or become payable to our named executive officers in connection with the merger, as described in the table entitled “Quantification of Payments and Benefits to Our Named Executive Officers,” in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” including the footnotes to the table and related narrative discussion.
Our Board unanimously recommends that our stockholders approve the following resolution:
RESOLVED, that the stockholders approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in our proxy statement for the special meeting.
The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the merger-related compensation proposal and vice versa.
Approval of this proposal is not a condition to the completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Tessco or Parent. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger proposal is approved and the merger is completed, the merger-related compensation will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements.
Vote Required for Approval
The merger-related compensation proposal is a non-binding advisory vote. To be approved, the merger-related compensation proposal must receive the affirmative vote of a majority of all shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote at the special meeting.
Abstentions will have the same effect as a vote against the merger-related compensation proposal. Assuming a quorum is present, any broker non-vote will have no effect on the merger-related compensation proposal.
Board Recommendation
Our Board unanimously recommends that you vote “FOR” approval of the merger-related compensation proposal.

THE ADJOURNMENT PROPOSAL
(PROPOSAL #3)
The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting — Adjournment” on page 15.
Vote on Adjournment of the Special Meeting to a Later Date or Dates
We are asking our stockholders to approve adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.
If our stockholders approve the adjournment proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies to obtain a quorum for the special meeting. We may also use the additional time to solicit proxies from stockholders that have previously returned proxies voting against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal such that the merger proposal would be defeated, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.
We do not anticipate calling a vote on the adjournment proposal if the merger proposal is approved by the requisite number of shares of common stock at the special meeting.
Vote Required for Approval
For the adjournment proposal to be approved, the proposal must receive the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting, in person or by proxy, and entitled to vote on this proposal. A quorum may, but need not, be present.
The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the adjournment proposal and vice versa.
An abstention will have the effect of a vote against the adjournment proposal, but any broker non-vote will have no effect on the adjournment proposal, provided that a quorum is otherwise present.
Board Recommendation
Our Board unanimously recommends that you vote “FOR” approval of the adjournment proposal.
In making its recommendation, our Board considered a variety of factors including:
•
In certain circumstances, an adjournment of the special meeting may be the most efficient way to obtain the stockholder approval necessary for the consummation of the merger, which our Board believes is in the best interests of our company and our stockholders, as described under “Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32;

•
If a quorum is not present at the meeting for logistical or other reasons, the adjournment proposal could allow us to postpone the votes on the merger proposal and merger-related compensation proposal without needing to incur the costs or delay associated with calling another, separate special meeting; and

•
If defeat of the merger proposal appears likely, an adjournment could be used to ensure that our stockholders have had an adequate opportunity to consider the consequences of the vote, particularly given the adverse effects that defeat of the merger proposal could have on our company, including as described under “Tessco Without the Merger” on page 21.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of common stock of the Company as of May [24], 2023 by (i) all stockholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of our current directors and director nominees, (iii) all individuals serving as our Chief Executive Officer (CEO) and Chief Financial Officer (CFO) during fiscal year 2023, and our other three most highly compensated executive officers as of the end of our most recent completed fiscal year (and those executive officers who would have then been among the most highly compensated executive officers had they been serving as such at fiscal year-end), (collectively, the “named executive officers” or “NEOs”), and (iv) all current directors and executive officers as a group. Percentage of beneficial ownership is based on 9,249,704 shares of common stock outstanding on May [24], 2023. The amounts and percentage of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. For fiscal year 2023, the Company only had two executive officers beyond the CEO and CFO.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors, Director Nominee and Named Executive Officers(1):
Timothy Bryan(2)(3)(4)	37,860	*
Matthew W. Brewer(2)(3)(5)	10,355	*
Steven T. Campbell(2)(3)(4)	23,018	*
Kathleen McLean(2)(3)(4)	26,557	*
Stephanie Dismore(2)(3)(6)	33,312	*
Vernon Irvin(2)(3)(4)	23,298	*
Sandip Mukerjee(7)(8)	292,803	3.2%
Thad Lowe(7)(8)	35,931	*
Tammy Ridgely(7)(8)	46,517	*
Aric M. Spitulnik(7)(8)	100,517	1.1%
All Current Directors and Executive Officers as a group (10 persons)	630,168	6.8%
Five Percent Stockholders:
Robert B. Barnhill, Jr.(9)	1,527,886	16.5%
Lakeview Investment Group & Trading Company, LLC(10)	1,331,591	14.4%
Tieton Capital Management(11)	481,282	5.2%

*
Less than 1% of the outstanding common stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. The address for all current directors and NEOs is c/o TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.

(2)
Includes shares of Restricted Stock issued in lieu of certain director fees for fiscal year 2023, in respect of which (or part of which) the risk of forfeiture will lapse on June 6, 2023, or earlier upon the occurrence of certain events. For Mr. Bryan, 8,644 shares, for Mr. Brewer, 5,791 shares and 6,949 for each of the other non-employee directors.

(3)
Includes shares related to Restricted Stock Units (RSUs) issued in lieu of certain director fees for fiscal year 2023 that will vest on June 6, 2023, or earlier upon the occurrence of certain events. For Mr. Bryan, 5,085 shares, for Mr. Brewer, 3,814 shares and 5,932 for reach of the other non-employee directors.

(4)
Includes 750 shares related to an RSU grant issued in fiscal year 2023 and 750 shares related to a RSU grant issued in fiscal year 2022. Both amounts will vest on June 6, 2023.

(5)
Includes 750 shares related to a RSU grant issued in fiscal year 2023 that will vest on June 6, 2023.

(6)
Includes 750 shares related to a RSU grant issued in fiscal year 2023, 750 shares related to a RSU grant issued in fiscal year 2022 and 750 shares related to a RSU grant issued in fiscal year 2021. All of these shares will vest on June 6, 2023.

(7)
Includes shares issuable upon the exercise of stock option award exercisable within 60 days at exercise prices ranging from $4.36 to $18.03 per share. For Mr. Spitulnik, 63,021 shares, for Mr. Mukerjee, 275,312 shares, for Mr. Lowe 27,083 shares and for Ms. Ridgely 31,667 shares.

(8)
Includes shares related to RSU awards granted in fiscal year 2022 that will vest within 60 days. For Mr. Spitulnik, Mr. Lowe and Ms. Ridgely 2,813 shares, and for Mr. Mukerjee, 3,750 shares.

(9)
Derived from a Form 4 filed by Mr. Barnhill on April 25, 2022, which reports information as of the same date. Includes 316,500 shares held by Mr. Barnhill’s spouse and children and 26,500 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill’s address is 24 Dockside Lane, #262, Key Largo, FL 33037.

(10)
Derived from Schedule 13D/A filed by Lakeview Investment Group & Trading Company, LLC on April 13, 2023, indicating April 11, 2023 as the date of event requiring filing. Lakeview’s address is 444 West Lake #1900, Chicago, IL 60606.

(11)
Derived from Schedule 13G filed by Tieton Capital Management on January 25, 2023, which reports information as of December 31, 2022. Tieton Capital Management’s address is 4700 Tieton Drive, Suite C, Yakima, WA 98908.

MARKET PRICES AND DIVIDEND DATA
The Market for Our Common Stock
Our common stock has been publicly traded since September 28, 1994, and is now traded on the Nasdaq Global Market, under the symbol “TESS.”
As of [•], 2023, the number of stockholders of record of the Company was [•]. We estimate that the number of beneficial owners as of that date was approximately [•].
Following the merger, there will be no further market for our common stock. In particular, if the merger is completed:
•
Our stock will be delisted from Nasdaq and deregistered under the Exchange Act;

•
We will no longer file periodic reports with the SEC;

•
Our stock transfer books will be closed when the merger closes, and there will be no further registration of share transfers on our stock transfer books; and

•
All shares of our common stock outstanding prior to the effective time of the merger will be automatically cancelled and converted into the right to receive the merger consideration, subject, however to rights of dissenting stockholders to receive “fair value” following proper exercise of appraisal rights (described above under “The Merger — Appraisal Rights” on page 51).

Historical Market Prices
The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the Nasdaq during each of the quarters indicated.
	Price Range of Common Stock
	High	Low
Fiscal Year 2023	$6.34	$4.03
1st Quarter	$6.34	$5.63
2nd Quarter	$5.92	$4.16
3rd Quarter	$5.11	$4.03
4th Quarter	$5.09	$4.42
Fiscal Year 2022	$8.10	$5.17
1st Quarter	$8.10	$6.65
2nd Quarter	$7.66	$5.30
3rd Quarter	$7.83	$5.17
4th Quarter	$6.64	$5.40
The closing price of our common stock on Nasdaq on April 11, 2023, the last trading day before the public announcement of the merger agreement, was $4.70 per share. On [•], 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for our common stock.
Dividend Policy
On July 28, 2009, our Board announced the commencement of a cash dividend program and thereafter declared dividends on a quarterly basis, through the fourth quarter of fiscal year 2020. On April 28, 2020, the Board suspended the dividend in an effort to further strengthen the Company’s cash position.
We are prohibited under the terms of the merger agreement from paying dividends without the approval of Parent, and otherwise have no expectation of paying dividends in the foreseeable future. Our revolving credit facility may limit the amount of cash dividends that we may pay through the application of financial covenants and ratios that restrict dividend payments.

We also withhold shares from our employees and directors from time to time to facilitate minimum federal and state tax withholdings related to vested performance stock units, restricted stock, and exercised stock options. For fiscal years 2023 and 2022, the total value of shares withheld for taxes were $158,100 and $66,400, respectively.

MISCELLANEOUS
Receiving the Merger Consideration
If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Tessco stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.
Householding
We may deliver just one proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a-3(e)(1) under the Exchange Act and helps to reduce costs, clutter and paper waste for the company and our stockholders.
We will, however, promptly deliver a separate copy if requested by any stockholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed to our proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-0854.
In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting us at 11126 McCormick Road, Hunt Valley, Maryland 21031, Attention: Chief Financial Officer of Tessco (if your shares are registered in your own name) or your bank, broker or other nominee (if your shares are registered in their name).
Stockholder Proposals for Our 2023 Annual Meeting
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.
We will hold our 2023 Annual Meeting of Stockholders only if the merger has not already been completed. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2023 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, at the address set forth on the first page of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.
We must have received all submissions no later than the close of business on February 17, 2023, unless the date of our annual meeting in 2023 is changed by more than thirty (30) days from the date of our 2022 Annual Meeting. In addition, under our bylaws, any stockholder who intends to nominate a candidate for election to our Board, or to propose business, at an annual meeting must give notice to our Corporate Secretary, at the address set forth on the first page of this proxy statement, no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a stockholder notice of business to be brought before the meeting but not sought to be included in the Company’s proxy statement) unless the date of the meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our bylaws also specify information regarding the business to be brought before the meeting and the stockholder proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a stockholder intends to nominate a director for election at the 2023 Annual Meeting, or if a stockholder desires to bring business before the 2023 Annual Meeting which is also to be included in our proxy statement for that meeting, notice from the stockholder so providing must have been received by the Corporate Secretary at the address set forth on the first page of this proxy statement by no later than February 17, 2023, unless the date of the meeting is changed by more than thirty (30) days from the date of the 2022 Annual Meeting. We will not entertain any nominations or business at an Annual Meeting that do not meet the requirements set forth in our bylaws. We also reserve the right to omit from our proxy statement any stockholder proposal or business that we are not required to include under the Exchange Act, including Rule 14a-8, or otherwise. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such matter or nomination.
Legal and Cautionary Disclosures
No Determination by Securities Regulators
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
No Solicitation Where Prohibited
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.
Sources of Information
We have supplied all information relating to the Company. Parent has supplied, and we have not independently verified, all of the information relating to Parent and Merger Sub.
Other Information Not Authorized by Tessco
We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this proxy statement, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof.
For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement (except for any particular documents specifically incorporated by reference into this proxy statement, as set forth under “Where You Can Find More Information — Incorporation by Reference” on page 82).
Subsequent Developments
This proxy statement is dated [•], 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC for incorporation by reference into this proxy statement without delivering them to our stockholders. Therefore, you should monitor and review our SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to do so except as otherwise expressly required by law.

Context for Assertions Embodied in Agreements
The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our stockholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (1) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our stockholders), (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to confidential disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.
Forward-Looking Statements
This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Preface — Forward-Looking Statements” on page 1.

WHERE YOU CAN FIND MORE INFORMATION
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. These documents contain important information about the Company and our financial condition.
We incorporate by reference (1) the documents listed below and (2) any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the special meeting (including any adjournment or postponement thereof). We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.01 or 7.01 of Form 8-K.
•
Our Annual Report on Form 10-K for the fiscal year ended March 26, 2023, filed with the SEC on [•] 2023; and

•
Our [•] on Form [•] to the extent filed and not furnished with the SEC, filed [•], 2023.

The documents incorporated by reference into this proxy statement are available to you as described below under “Obtaining Copies.”
Obtaining Copies
Obtaining Copies from the SEC
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.
Obtaining Copies from Tessco
We also make available a copy of our SEC reports, without charge, on our investor website at https://ir.tessco.com/financials/sec-filings/default.aspx as soon as reasonably practicable after we file the reports electronically with the SEC. The information included on our website is not incorporated by reference into this proxy statement.
In addition, you may obtain a copy of the reports, without charge, by writing or telephoning us at: TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031, Attn: Chief Financial Officer, (410) 229-1000. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us and in any event no later than [•], 2023. We undertake to send any information so requested (other than exhibits to incorporated documents that are not themselves specifically incorporated by reference into such document) by first class mail or another equally prompt means within one business day of receiving your request.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
ALLIANCE USACQCO 2, INC.
ALLIANCE USACQCO 2 MERGER SUB, INC.
and
TESSCO TECHNOLOGIES INCORPORATED
Dated as of April 11, 2023

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 11, 2023 (the “Agreement Date”), by and among, Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and TESSCO Technologies Incorporated, a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A.   Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.
B.   The Company Board has unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL.
C.   Each of the board of directors of Parent and the board of directors of Merger Sub have unanimously (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
D.   As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered or caused to be delivered to the Company concurrently with the execution of this Agreement a guarantee (the “Guarantee”) set forth in the Equity Commitment Letter (as defined below) from certain funds managed or advised by the Sponsors (collectively, the “Guarantors”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.
E.   Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1   Certain Definitions.   For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a)   “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the Agreement Date; or (ii) executed, delivered and effective after the Agreement Date, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided, however, that, the provisions contained therein (x) are, in the reasonable judgment of legal counsel to the Company, not materially less favorable to the Company in any material respect than the terms of the

Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions that prohibit the making of any Acquisition Proposal) and (y) do not prevent any member of the Company Group or their respective Affiliates from complying with their respective obligations under this Agreement.
(b)   “Acquisition Proposal” means any inquiry, offer or proposal relating to an Acquisition Transaction.
(c)   “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) that did not result from a breach of Section 5.3 involving:
(i)   any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 25% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 25% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;
(ii)   any direct or indirect purchase, exclusive license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 25% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii)   any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, joint venture, spin-off, split-off or other similar transaction involving the Company pursuant to which any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 25% of the total outstanding voting power of the Company (and/or the surviving or resulting entity of such transaction) outstanding after giving effect to the consummation of such transaction.
(d)   “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.
(e)   “Aggregate Strike Price” means, for any Company Option, the aggregate amount payable by the holder of such Company Option in order to fully and validly exercise such Company Option.
(f)   “Ancillary Agreements” means the certificates, documents, instruments and other agreements as executed in connection with, contemplated by or referred to herein, including the Confidentiality Agreement, the Equity Commitment Letter and the Equity Award Cancellation Agreement.
(g)   “Anti-Corruption Laws” means any laws, regulations, rules, statutes or Orders in any part of the world relating to combatting bribery and corruption, including the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption, the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
(h)   “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines, and other laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition.

(i)   “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of March 27, 2022 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended March 27, 2022.
(j)   “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of New York is closed.
(k)   “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, signed into law by the President of the United States on March 27, 2020, “Division N — Additional Coronavirus Response and Relief” of the Consolidated Appropriations Act, 2021 (H.R. 133), and any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notices 2020-22 and 2020-65), or any other Law intended to address the consequences of COVID-19 (including the Families First Act).
(l)   “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto and any similar applicable state Law.
(m)   “Code” means the Internal Revenue Code of 1986, as amended.
(n)   “Company 401(k) Plan” means that certain Tessco Technologies Incorporated 401(k) Retirement Savings Plan.
(o)   “Company Board” means the Board of Directors of the Company.
(p)   “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(q)   “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
(r)   “Company Equity Award” means any Company Option, any Company Restricted Stock Award, any Company Restricted Stock Unit Award or any Company Performance Stock Unit Award.
(s)   “Company Equity Award Cancellation Agreement” means an agreement signed by a holder of a Company Equity Award acknowledging cancellation of all Company Equity Awards held by such holder in a form reasonably acceptable to the Company and Parent.
(t)   “Company Equity Plans” means the Company’s 1994 Stock and Incentive Plan and the Company’s 2019 Stock and Incentive Plan, in each case, as amended and/or restated from time to time.
(u)   “Company Group” means the Company and its Subsidiaries.
(v)   “Company Group Member” means the Company or any of its Subsidiaries, as applicable.
(w)   “Company Intellectual Property” means any Intellectual Property Rights that are owned or purported to be owned by any Company Group Member, including the Company Registered Intellectual Property.
(x)   “Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (x) the ability of the Company Group to perform its obligations under, or to consummate the Transactions contemplated by, this Agreement or (y) the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), none of the following Effects with respect to the following matters (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i)   general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii)   conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii)   general conditions in the industries in which the Company Group generally conducts business;
(iv)   regulatory, legislative or political conditions in the United States or any other country or region in the world;
(v)   geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)), epidemics or other outbreaks of diseases, quarantine restrictions and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));
(vii)   resulting from the announcement, pendency or consummation of this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution or performance of this Agreement or the consummation or pendency of the Transactions;
(viii)   the taking of any action expressly required to be taken, or the failure to take any action expressly prohibited from being taken, pursuant to or in accordance with this Agreement;
(ix)   the taking of any action specifically required to be taken, or taken at the written request or with the written consent of, Parent or any of its Affiliates, in each case in compliance with this Agreement;
(x)   changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the official interpretation of any of the foregoing) after the Agreement Date;
(xi)   any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law or directive of any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);
(xii)   price or trading volume of the Company Common Stock, in and of itself or any change, in and of itself, in the credit ratings or ratings outlook of any Company Group Member (it being understood that any cause of such change (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xi), or clauses (xiii), (xiv) and (xv) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur));
(xiii)   any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xii), or clauses (xiv) and (xv)) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if not otherwise excluded hereunder);
(xiv)   the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Company; and
(xv)   any Transaction Litigation;
except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, then only the disproportionate adverse aspect of such Effect may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect.
(y)   “Company Option” means an option to purchase shares of Company Common Stock granted under any of the Company Equity Plans.
(z)   “Company Performance Stock Unit Award” means an award of performance stock units, including those typically referred to by the Company as “PSUs”, granted under any of the Company Equity Plans.
(aa)   “Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
(bb)   “Company Products” means all products, technologies and services developed (including products, technologies and services under development), marketed, owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Company Group currently or at any time since the Lookback Date, including products and services for which development is ongoing and that the Company or a Subsidiary thereof intends to release publicly within six (6) months after the Agreement Date.
(cc)   “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by any Company Group Member.
(dd)   “Company Restricted Stock Award” means an award of restricted stock made under any of the Company Equity Plans.
(ee)   “Company Restricted Stock Unit Award” means an award of restricted stock units (or “RSUs”) granted under any of the Company Equity Plans.
(ff)   “Company Stockholder Meeting” means a meeting of the Company Stockholders (as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.
(gg)   “Company Stockholders” means the holders of shares of Company Capital Stock.
(hh)   “Confidentiality Agreement” has the meaning set forth on Section 1.1(gg) of the Company Disclosure Letter.
(ii)   “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(jj)   “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.
(kk)   “COVID-19 Actions” means any actions taken (or not taken) by the Company or its Subsidiaries in good faith and its reasonable business discretion and consistent with past practices or with the practices of similarly situated businesses (i) in response to COVID-19 (1) to protect the health and safety of the Company’s or its Subsidiaries’ employees and other individuals having dealings with the Company or its Subsidiaries or (2) in response to business disruptions caused by COVID-19 or (ii) pursuant to any COVID-19 Measures.
(ll)   “Credit Agreements” means (i) that certain Credit Agreement dated October 29, 2020, as amended prior to the date hereof, by and among the Company, the borrowers named therein, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for each member of the lender group and as a lender, together with the related guarantees, security instruments and other documents and agreements (the “Wells Fargo Credit Agreement”), and (ii) that certain Real Estate Note (the “Real Estate Note”) dated as of December 21, 2021, by a Company Subsidiary as maker and Symetra Life Insurance Company as payee, together with a related Deed of Trust, Assignment and Security Agreement from such Subsidiary to certain trustees to and for the benefit of Symetra Life Insurance Company.
(mm)   “Debt Financing Commitment Sources” means the agents, arrangers and lenders that are party to the Debt Commitment Letter, including the agents, arrangers and lenders party to any joinder agreements thereto.
(nn)   “Debt Financing Sources” means the agents, arrangers and lenders that provide or arrange the Debt Financing, including the Debt Financing Commitment Sources and other agents, arrangers and lenders party to the Debt Commitment Letter, any joinder agreements, credit agreements or other definitive documentations relating thereto entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.
(oo)   “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any Party, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (a) as a director or officer of a Company Group Member at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Merger, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (b) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Effective Time.
(pp)   “DOJ” means the United States Department of Justice or any successor thereto.
(qq)   “Employee Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and any other written or oral plan, policy, program, agreement, arrangement or Contract involving compensation (other than ordinary wages) or benefits, including insurance coverage, severance benefits, Code Section 125, indemnification, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, restricted stock, restricted stock unit, performance stock unit, automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, tuition reimbursement or other forms of fringe benefits, perquisites, incentive compensation or post-retirement or post-employment compensation or benefits and all change in control, severance or similar agreements, written or otherwise, which (i) is sponsored, maintained or contributed to (or required to be contributed to) by any of the Company Group Members for the benefit of, or relating to, any current or former employee, officer, director or consultant of any Company Group Member, or (ii) with respect to which any of the Company Group Members could reasonably be expected to have any Liability.
(rr)   “Environmental Laws” means all Laws, directives, guidance, rules, regulations, Orders, treaties, statutes, and codes promulgated or issued by any Governmental Authority relating to pollution, protection of the environment or natural resources, or public or worker health or safety, or which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

(ss)   “Environmental Permit” means any Permit required by or issued pursuant to any Environmental Laws.
(tt)   “ERISA” means the Employee Retirement Income Security Act of 1974.
(uu)   “ERISA Affiliate” means any Person that is (or at any relevant time, has or would be) considered a single employer with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.
(vv)   “Exchange Act” means the Securities Exchange Act of 1934.
(ww)   “Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.
(xx)   “FCPA” means the Foreign Corrupt Practices Act of 1977.
(yy)   “FTC” means the United States Federal Trade Commission or any successor thereto.
(zz)   “GAAP” means generally accepted accounting principles, in effect from time to time, in the United States.
(aaa)   “Government Contract” means any Contract between the Company or any of its Subsidiaries and a Governmental Authority.
(bbb)   “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.
(ccc)   “Hazardous Material” means any material, chemical, emission, substance, constituent or waste for which Liability or standards of conduct may be imposed under Environmental Laws, or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment, including petroleum or petroleum products or by-products, oil, radon gas, coal ash, urea formaldehyde foam insulation, asbestos or asbestos containing materials, polychlorinated biphenyls, and per- and polyfluoroalkyl substances.
(ddd)   “Hazardous Materials Activity” means the transportation, handling, transfer, recycling, management, storage, use, treatment, manufacture, removal, remediation, release, disposal, exposure of others to, sale, marketing, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back, collection, recycling, or product content requirements.
(eee)   “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
(fff)   “Income Tax” means all Taxes based upon, measured by, or calculated with respect to (a) gross or net income or gross or net receipts or profits (excluding any sales, use, goods and services, real or personal property transfer or other similar Taxes), (b) multiple bases (including, but not limited to, franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax described in clauses (a) or (b) above.
(ggg)   “Indebtedness” means, with respect to any Person and without duplication, any of the following liabilities or obligations: (i) indebtedness for borrowed money (other than letters of credit, surety bonds or bank guarantees); (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities for reimbursement of any obligor on letters of credit, banker’s acceptances, surety bonds, performance bonds or similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (iv) liabilities pursuant to finance leases and leases required to be capitalized under GAAP (other than any liabilities pursuant to leases which would not have been required to be capitalized under GAAP prior to the implementation of ASC 842); (v) liabilities arising out of hedging or interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, including any call premium, prepayment, redemption or other penalty or premium, breakage fees or other amounts payable on discharge; (vi) any deferred purchase price of assets, properties, securities, or services including all “earn-out” payments, seller notes, purchase price adjustments or true-ups and other similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation; (vii) all obligations of such Person or any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any of its Subsidiaries or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all loans to such Person or any of its Subsidiaries by any of its suppliers and any penalties payable by such Person or any of its Subsidiaries to any such supplier, (ix) any accrued but unpaid bonuses, (x) all unpaid severance obligations (including the portion of any applicable payroll taxes), (xi) any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, breakage fees, commitment and other fees, sales, or liquidity participation amounts, reimbursements, indemnities, and all other amounts payable with respect to the items described in clauses (i) through (x) above, (xii) all guarantees of the obligations of other Persons described in clauses (i) through (xi) above; and (xiii) all obligations of other Persons described in clauses (i) through (xii) above secured by any Lien on property of such Person; provided that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business consistent with past practice and (B) liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries to the extent eliminated. For the avoidance of doubt, Taxes, other than income Taxes, shall not constitute “Indebtedness.”
(hhh)   “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.
(iii)   “Intellectual Property Rights” means common law and statutory rights anywhere in the world arising under or associated with (i) patents, patent disclosures, utility models, design registrations, inventions, discoveries, developments, processes, formulas, designs, and improvements thereto (whether or not patentable or reduced to practice), and patent applications and all reissues, divisions, re-examinations, renewals, extensions, adjustments, provisionals, continuations and continuations-in-part thereof, (ii) copyrights and works or authorship, copyright registrations and copyright applications, including moral rights of authors, and mask work rights, (iii) rights in trade secrets and in confidential information and know how, technologies, databases, processes, techniques, methods, algorithms, designs, specifications, (iv) trademarks, trade names, logos, slogans, trade dress, corporate names, and service marks, and other indicia of source, and any applications or registration of the same, and all related goodwill therefor throughout the world, (v) domain names, uniform resource locators, other names and locators associated with the Internet, and all registrations therefor, and (vi) all rights in databases and data collections, and Software.
(jjj)   “Intervening Event” means a material event, fact, circumstance, development or occurrence that was not known to, or reasonably foreseeable by, the Company Board (or a duly authorized committee thereof) as of the Agreement Date but becomes known to the Company Board after the Agreement Date (or, if known, the magnitude or consequences of which were not known or reasonably foreseeable by the Company Board (or a duly authorized committee thereof) as of the Agreement Date) but prior to obtaining the Requisite Stockholder Approval; provided, however, that in no event shall any of the following be taken into account in determining whether an Intervening Event has occurred: (a) any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, the existence or terms of any Acquisition Proposal, or any matter relating thereto or consequence thereof; (b) any event, fact, circumstance, development or occurrence described in clauses (i)-(vi), (x) or (xi) of the definition of Company Material Adverse Effect, except to the extent the business of the Company and its Subsidiaries, taken as a whole, is disproportionately affected thereby relative to other participants in the industry in which the Company and its Subsidiaries operate; (c) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date; (d) changes after the Agreement Date in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in clauses (c)-(d) may be considered and taken into account in determining whether there has been, an Intervening Event).
(kkk)   “IRS” means the United States Internal Revenue Service or any successor thereto.
(lll)   “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge after reasonable inquiry of Sandip Mukerjee; Aric Spitulnik; Tammy Ridgley; Thad Lowe; Jesse Hillman; Cynthia King or Douglas Rein.
(mmm)   “Law” means any federal, state, local or foreign law (including common law), act, statute, rule, regulation, judgment, injunction, Order, decree, writ, constitution, treaty, convention, ordinance, code, ruling or award of any Governmental Authority.
(nnn)   “Legal Proceeding” means any claim, action, charge, complaint, suit, litigation, audit, subpoena, investigation, arbitration, mediation, inquiry or other legal action or proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(ooo)   “Liabilities” means any liability, debt, obligation, Tax, penalty, fine, damage, claim, assessment, amount to be paid in settlement, judgment or other loss, cost or expense or commitment of any kind, whether asserted or unasserted, absolute, accrued, fixed or contingent, matured or unmatured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.
(ppp)   “Lien” means, with respect to any property or asset, any mortgage, pledge, hypothecation, easements, right of way, covenants, restriction on title, license, lien, encumbrance, charge, security interest or other similar adverse claim or restriction of any kind in respect of such property or asset.
(qqq)   “NASDAQ” means the Nasdaq Stock Market, as applicable to the Company with a class of securities listed for trading thereon.
(rrr)   “Open Source Software” means any Software that is licensed pursuant to: (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license under which Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, or (iii) any Reciprocal License, in each case whether or not Source Code is available under such license.
(sss)   “Order” means any judgment, decision, decree, injunction, ruling, writ, award, assessment or order, whether temporary, preliminary or permanent, of any Governmental Authority that is binding on any Person or its property under applicable Law.
(ttt)   “Parent Termination Fee” means an amount in cash equal to $7,300,000.
(uuu)   “Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).
(vvv)   “Permitted Liens” means (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business which are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or are being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government Contracts, performance and return of money bonds and similar obligations; (iv) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (v) Liens, defects or irregularities in title and other similar restrictions that (A) are disclosed in the public records, (B) would be set forth in a title policy, title report or survey with respect to the applicable real property and (C) would not be reasonably expected to result in any material liability or materially interfere with the business of the Company and its Subsidiaries, as presently conducted; (vi) non-exclusive licenses granted under any Intellectual Property Rights in the ordinary course of business; (vii) zoning, building and other similar codes and regulations, provided, that such restrictions do not prohibit or interfere with the current use of or operations at any Owned Real Property or the conduct of the Company’s business; and (viii) Liens discharged at or prior to the Closing Date.
(www) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(xxx)   “Personal Information” means any definition for “personally identifiable information,” “personal information,” “personal data,” “PII” or any equivalent term under applicable Laws relating to data privacy or data security, including information that identifies, could reasonably be linked or used to identify or is otherwise identifiable with an individual, including the following to the extent it can be used to identify an individual: (a) name, physical address, telephone number, email address, geo-location, (b) any data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed); and (c) Internet Protocol addresses or other persistent identifiers, including persistent device identifiers, MAC addresses, IP addresses, mobile advertising identifiers and cookies. Personal Information may relate to any individual, including a current, prospective or former customer, or employee. Personal Information includes such information in any form, including paper, electronic and other forms.
(yyy)   “Processing” means to perform any operation or set of operations upon data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available such data.
(zzz)   “R&W Insurance Policy” means a representations and warranties insurance policy obtained by Parent in connection with the transactions contemplated hereby.
(aaaa)   “Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software used in connection with such item of Software; (ii) a requirement that any other licensee of such item of Software be permitted to access the Source Code of, modify, make derivative works of, or reverse-engineer any other Software used in connection with such item of Software; (iii) a requirement that any other Software used in connection with such item of Software be redistributable by other licensees; or (iv) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).
(bbbb)   “Redacted Fee Letter” means the fee letter referred to in the Debt Commitment Letter in which the only redactions are pricing, fee amounts, “price flex”, other economic or “flex” provisions and any other provisions that are customarily redacted in connection with merger agreements of this type; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the Debt Financing.
(cccc)   “Registered Intellectual Property” means all registered Intellectual Property, and all applications for registration in Intellectual Property Rights in the United States, or international and foreign jurisdictions.
(dddd)   “Representatives” means, with respect to a Person, its directors, officers, managers, employees, financial advisors, attorneys, accountants, consultants, agents, and other representatives and advisors.
(eeee)   “Restricted Shares” means shares of Company Common Stock covered by a Company Restricted Stock Award.
(ffff)   “Sale/Leaseback Commitment Sources” means New Mountain Net Lease Acquisition II Corporation.
(gggg)   “Sale/Leaseback Financing Sources” means the purchaser, agents, arrangers and lenders that provide or arrange the Sale/Leaseback Transaction, including the Sale/Leaseback Commitment Sources and other agents, arrangers and lenders party to the Sale/Leaseback Purchase Agreement, any joinder agreements, credit agreements or other definitive documentations relating thereto entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.
(hhhh)   “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(iiii)   “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(jjjj)   “Securities Act” means the Securities Act of 1933.
(kkkk)   “Shares” means the outstanding shares of the Company Common Stock.
(llll)   “Software” means computer software code, applications, utilities, libraries, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code, object code or executable form, together (in each case) with all (i) bug or error fixes, patches, modifications, enhancements, updates, upgrades, corrections, replacement and successor products, new versions, new releases, and derivative works of, to or based on any of the foregoing, (ii) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing are recorded, and (iii) copies and tangible embodiments of any of the foregoing in any form or media.
(mmmm)   “Source Code” means one or more statements in human readable form, including comments, definitions and annotations, which are generally formed and organized to the syntax of a computer or programmable logic programming language (including such statements in batch or scripting languages and including hardware definition languages such as VHDL), together with any and all text, data and data structures, diagrams, graphs, charts, presentations, manuals, instructions, procedures and other information that describe the foregoing.
(nnnn)   “Sponsors” means Lee Equity Partners, LLC and Twin Point Capital LLC.
(oooo)   “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.
(pppp)   “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal for an Acquisition Transaction that if consummated would result in a Person or group of Persons (or the shareholders of any Person) owning, directly or indirectly, (a) all of the outstanding shares of Company Common Stock or (b) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in either case which the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) (x) is fully financed, or is reasonably capable of being fully financed in a manner and on a timeline not materially less favorable than the Merger, and otherwise is reasonably likely to be consummated in accordance with its terms, and (y) if consummated, would be more favorable than the Merger to the Company Stockholders (solely in their capacity as such) from a financial point of view and, in each case, taking into account all relevant matters, including financial, legal, financing, regulatory and other aspects of such Acquisition Transaction (including the person or group making the Acquisition Proposal, the certainty of closing, sources of and terms of financing, market conditions, form of consideration, the timeline of consummation, obtaining any and all required approvals under applicable Antitrust Laws and other conditions to closing) and of this Agreement (including any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.3(a)).
(qqqq)   “Tax” or “Taxes” means (i) any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, registration, franchise, withholding, payroll, social security (or similar), pension, employment, unemployment, disability, severance, workers compensation, environmental, capital stock, excise, estimated, stamp, custom, duty, license, alternative or add-on, minimum, escheat, abandoned or unclaimed property, real property and personal property taxes), however denominated, together with all interest, penalties, fines, and additions imposed with respect to (or in lieu of) such amounts, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined, unitary or other tax group, and (iii) any liability for the payment of any of the foregoing types as a successor or transferee, by contract, or otherwise.
(rrrr)   “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments or supplements thereto.
(ssss)   “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, Merger Sub, any Guarantor or any their respective Affiliates or any “group” including Parent, Merger Sub, any Guarantor or any their respective Affiliates.
(tttt)   “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties related to this Agreement or the Financing Letters; provided that, for the avoidance of doubt, any Legal Proceeding involving or arising under any Antitrust Law shall not be considered Transaction Litigation.
(uuuu)   “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(vvvv)   “Vested Company Performance Stock Unit Award” means, subject to Section 2.8(e), each Company Performance Stock Unit Award insofar as the same is earned and vested and outstanding immediately prior to the Effective Time or will vest or be earned and vest in whole or in part (including insofar as the earning or earning and vesting is then accelerated, in accordance with the terms of the applicable Company Equity Plan or Company Equity Award) at the Effective Time as a result of the consummation of the Transactions.
(wwww)   “Vested Company Restricted Stock Award” means, subject to Section 2.8(e), each Company Restricted Stock Award insofar as the same is vested and outstanding immediately prior to the Effective Time or will vest in whole or in part (including insofar as the vesting is then accelerated, in accordance with the terms of the applicable Company Equity Plan or Company Equity Award) at the Effective Time as a result of the consummation of the Transactions.
(xxxx)   “Vested Company Restricted Stock Unit Award” means, subject to Section 2.8(e), each Company Restricted Stock Unit Award insofar as the same is vested and outstanding immediately prior to the Effective Time or will vest in whole or in part (including insofar as the vesting is then accelerated, in accordance with the terms of the applicable Company Equity Plan or Company Equity Award) at the Effective Time as a result of the consummation of the Transactions.
(yyyy)   “Vested In-the-Money Option” means each Vested Option which has an Aggregate Strike Price that is less than the Per Share Price.
(zzzz)   “Vested Option” means, subject to Section 2.8(e), each Company Option insofar as the same is vested and outstanding immediately prior to the Effective Time or will vest in whole or in part (including insofar as the vesting is then accelerated, in accordance with the terms of the applicable Company Equity Plan or Company Equity Award) at the Effective Time as a result of the consummation of the Transactions.
(aaaaa)   “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar U.S. federal, state or city Laws.
(bbbbb)   “Willful Breach” means a material breach that is a consequence of a willful and intentional act or a willful and intentional failure to act undertaken by the breaching party with knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a material breach.
1.2   Additional Definitions.   The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
280G Analysis	6.21
Accounting Firm	5.4(b)
Advisor	3.26
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.3(a)
Alternative Debt Financing	6.5(e)
Applicable Termination	8.3(b)(i)
Bylaws	3.3(a)
Capitalization Date	3.5(a)
Certificate of Merger	2.2
Certificates	2.10(c)
Charter	2.5(a)
Chosen Courts	9.10(a)

Term	Section Reference
claim	4.13
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.2(b)
Company Board Recommendation Change	5.3(c)(i)
Company Breach Notice Period	8.1(e)
Company Disclosure Letter	Article III
Company In Licenses	3.13(e)
Company IP License	3.13(f)
Company Out Licenses	3.13(f)
Company Real Property Lease	3.11(b)
Company Related Parties	8.3(f)(ii)
Company SEC Reports	3.7
Company Subsidiary Documents	3.4
Company Termination Fee	8.3(b)(i)
Covered Persons	6.10(a)
COVID-19	1.1(x)(vi)
COVID-19 Measures	1.1(x)(xi)
debt	4.13
Debt Commitment Letter	4.11(b)
Debt Financing	4.11(b)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.10(d)
DTC Payment	2.10(d)
Effect	1.1(x)
Effective Time	2.2
Electronic Delivery	9.13
Enforceability Limitations	3.2(d)
Enforcement Expenses	8.3(e)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
Equity Financing Source	4.11(a)
ESPP	2.9
Event Notice Period	5.3(d)(i)(1)
Exchange Fund	2.10(b)
Excluded Benefits	6.11(a)
Fairness Opinion	3.26
Financing	4.11(c)
Financing Conditions	4.11(d)
Financing Letters	4.11(c)
Guarantee	Recitals

Term	Section Reference
Guarantor(s)	Recitals
Interim Period	5.1
Labor Agreement	3.14(a)(vii)
Legacy ERP System	3.13(l)
Major Customer	3.14(a)(ix)
Major Supplier	3.14(a)(x)
Material Contract	3.14(a)
Maximum Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Option Consideration	2.8(a)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.11(a)(i)
Parent	Preamble
Parent Breach Notice Period	8.1(g)
Parent Damages	8.3(f)(i)(A)(y)
Parent Expense Reimbursement	8.3(b)(iv)
Parent Related Parties	8.3(f)(ii)
Party	Preamble
Payment Agent	2.10(a)
Per Share Price	2.7(a)(ii)
Permits	3.20
Prohibited Financing Modifications	6.5(b)(iii)
Proposal Notice Period	5.3(d)(ii)(3)
Prospective Purchaser	5.3(b)
Proxy Statement	6.3(a)
PSU Consideration	2.8(c)
Qualified Plan	3.16(d)
Related Parties	3.27
Required Amounts	4.11(f)
Requisite Stockholder Approval	3.2(c)
Restricted Stock Consideration	2.8(d)
RSU Consideration	2.8(b)
Sale/Leaseback Financing	4.11(c)
Sale/Leaseback Purchase Agreement	4.11(c)
Sale/Leaseback Transaction	6.24
SAP ERP System	3.13(l)
Scheduled Amended Tax Return	5.4
Solvent	4.13
Surviving Corporation	2.1
Takeover Statute	3.24

Term	Section Reference
Termination Date	8.1(c)
Third Party Purchaser	6.24
Transaction Legal Proceedings	9.10(a)
Uncertificated Shares	2.10(c)
1.3   Certain Interpretations.
(a)   When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated. Notwithstanding the foregoing and for the avoidance of doubt, the Company Disclosure Letter forms part of this Agreement.
(b)   When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)   Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)   The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)   When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f)   The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g)   When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h)   Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i)   A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, reenactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.
(j)   All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(k)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l)   The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(m)   The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n)   No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(o)   The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(p)   The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date.
(q)   Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been either posted to the “Project Trace” virtual data room managed by the Company on Datasite located at https://americas.datasite.com/manda/project/621d4cd5efd59377c0d985a9/content/index?mode=index or contained in any Company SEC Report filed with, or furnished to, the SEC in each case at least one (1) Business Day prior to the Agreement Date.
ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2   The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”), together with any other filings or recordings required by the DGCL.
2.3   The Closing.   The consummation of the Merger will take place at a closing (the “Closing”) to occur (a) remotely at 9:00 a m., Eastern time, on the date that is two (2) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided that the Closing shall not occur prior to the date that is forty-five (45) days immediately following the date of this Agreement (or, if such day is not a Business Day, the succeeding Business Day immediately following such date) without the prior written consent of Parent. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4   Effect of the Merger.   At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5   Certificate of Incorporation and Bylaws.
(a)   Certificate of Incorporation.   At the Effective Time, subject to the provisions of Section 6.10, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “TESSCO Technologies Incorporated.”
(b)   Bylaws.   At the Effective Time, subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6   Directors and Officers.
(a)   Directors.   At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b)   Officers.   At the Effective Time, the initial officers of the Surviving Corporation shall be the individuals set forth on Schedule 2.6 attached hereto, each to hold office until their respective successors are duly appointed or elected or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
2.7   Effect on Capital Stock.
(a)   Capital Stock.   Unless otherwise mutually agreed by the Parties or by Parent and the applicable holder, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i)   each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii)   each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than with respect to Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $9.00 without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12); and

(iii)   each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b)   Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock or the Company Equity Awards occurring on or after the Agreement Date and prior to the Effective Time.
(c)   Statutory Rights of Appraisal.
(i)   Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who are entitled to demand and properly demands appraisal of such Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price, pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the fair value of such Dissenting Company Shares as may be determined in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes (and at the Effective Time, such Dissenting Company Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively waived, withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such Shares in the manner provided in Section 2.10, and the rights of all such Company Stockholders to receive the rights of appraisal set forth in Section 262 of the DGCL shall cease.
(ii)   The Company will give Parent (A) no later than one (1) Business Day following receipt, notice and copies of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares as well as any correspondence received relating thereto; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to such notices, instruments, demands for appraisal and actual or attempted withdrawals pursuant to the DGCL in respect of Dissenting Company Shares, and any such correspondence related thereto. The Company may not, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal, settle or offer to settle any such demands for payment in respect of Dissenting Company Shares or waive any failure by any holder of Company Common Stock to timely deliver a written demand for appraisal or the taking of any other action by any such holder as may be necessary to perfect appraisal rights under the DGCL, or agree to do any of the foregoing.
2.8   Equity Awards.
(a)   Company Options.
(i)   The Company shall provide notices and take all such other action required (if any) under the Company Equity Plans and the applicable Company Option award agreements so that each Vested In-the-Money Option outstanding as of immediately prior to the Effective Time shall without any additional action on the part of Parent, the Company or the holder thereof, be canceled, with the holder of any Vested In-the-Money Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to required Tax withholdings, equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Price over the per share exercise price of such Vested In-the-Money Option, by (ii) the full number of shares of Company Common Stock covered by such Vested In-the-Money Option. The Surviving Corporation shall pay the amounts due or accruing pursuant to this Section 2.8(a) (the “Option Consideration”), through its payroll system, as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.
(ii)   The Company shall provide notices and take all such other action required (if any) under the Company Equity Plans and the applicable Company Option award agreements so that each Company Option that is outstanding as of immediately prior to the Effective Time and is not a Vested In-the-Money Option shall, without any additional action on the part of Parent, the Company or the holder thereof, be canceled and extinguished without payment of any consideration therefor, at the Effective Time.
(b)   Company Restricted Stock Unit Awards.   At the Effective Time, each Vested Company Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, in accordance with the terms of the applicable award agreement, be cancelled, and the holder of such Vested Company Restricted Stock Unit Award shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to required Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the full number of shares of Company Common Stock covered by such Vested Company Restricted Stock Unit Award; provided, that, insofar as any Company Restricted Stock Unit Award (or portion thereof) is not vested, or by the terms of the applicable award agreement would not vest in connection with the consummation of the Transaction (and therefore is not a Vested Company Restricted Stock Unit Award), such Company Restricted Stock Unit Award (or such portion thereof) shall without any action on the part of Parent, the Company or the holder thereof, be canceled and extinguished without payment of any consideration therefor and without any further action on the part of the Company. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(b) (the “RSU Consideration”), through its payroll system, as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.
(c)   Company Performance Stock Unit Awards.   At the Effective Time, each Vested Company Performance Stock Unit Award that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, in accordance with the terms of the applicable award agreement, be cancelled, and the holder of such Vested Company Performance Stock Unit Award shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to required Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the full number of shares of Company Common Stock issuable pursuant to such Vested Company Performance Stock Unit Award as determined under the terms of the Company Equity Plans and the applicable Company Performance Stock Unit Award agreements; provided, that insofar as any Company Performance Stock Unit Award (or portion thereof), which by the terms of the applicable award agreement is not then earned, and would not be earned or earned and vest in connection with the consummation of the Transaction (and therefore is not a Vested Company Performance Stock Unit Award), such Company Performance Stock Unit Award (or such portion thereof) shall without any action on the part of Parent, the Company or the holder thereof, be canceled and extinguished without payment of any consideration therefor and without any further action on the part of the Company. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(c) (the “PSU Consideration”), through its payroll system, as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.
(d)   Company Restricted Stock Awards.   At the Effective Time, each Vested Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall, without any action on the part of the Parent, the Company or the holder thereof, in accordance with the terms of the applicable award agreement, be cancelled, and the holder of such Vested Company Restricted Stock Award shall then be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to required Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the full number of shares of Company Common Stock covered by such Vested Company Restricted Stock Award; provided that any Company Restricted Stock Award (or portion thereof), which by the terms of the applicable award agreement is not then vested, and would not vest (or the risk of forfeiture lapse) in connection with the consummation of the Transaction (and therefore is not a Vested Company Restricted Stock Award), shall without any action on the part of Parent, the Company or the holder thereof, be canceled and extinguished without payment of any consideration thereof and without any further action on the part of the Company. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.8(d) (the “Restricted Stock Consideration”), through its payroll system, as promptly as practicable following the Closing Date, but in no event more than three (3) Business Days following the Closing Date.
(e)   Further Actions.   The Company (including the Company Board or any duly authorized committee thereof that governs or administers the outstanding Company Equity Awards and/or the Company Equity Plans) shall, prior to the Effective Time, take or cause to be taken all actions to effectuate the provisions of this Section 2.8 (including the giving of any notices, obtaining any required consents and using commercially reasonable efforts to obtain Company Equity Award Cancellation Agreements from any Section 16 officers of the Company under the Exchange Act) and to terminate the Company Equity Plans effective as of the Effective Time; such that, following the Effective Time, (i) there shall be no outstanding Company Equity Awards (whether vested or unvested) and (ii) no participant in any Company Equity Plans will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. For the avoidance of doubt, (A) no Company Equity Award (or portion thereof), will be, and the Company (including the Company Board or any duly authorized committee thereof that governs or administers the outstanding Company Equity Awards and/or the Company Equity Plans) shall not permit any Company Equity Award to be, accelerated in connection with the consummation of the Transaction, except for any Company Equity Award which, by its express contractual terms (including the applicable terms of any Company Equity Plan), will automatically (without any action on the part of the Company (including the Company Board or any duly authorized committee thereof that governs or administers the outstanding Company Equity Awards and/or the Company Equity Plans)) accelerate in connection with the Transaction, and (B) any Company Equity Award (or portion thereof) that is (x) not vested (or the earning and vesting or vesting thereof not accelerated) will be cancelled as of the Effective Time for no consideration and (y) vested (or the earning and vesting or vesting thereof accelerated) will be cancelled for no consideration other than the cash payable, if any, pursuant to this Section 2.8.
(f)   Section 409A.   To the extent a payment pursuant to this Section 2.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall be made on the earliest permissible date that payment would not trigger such Tax or penalty.
2.9   Treatment of Employee Stock Purchase Plan.   The Company shall, prior to the Effective Time, take all actions necessary to ensure that (i) no new Offer Period under the Company’s Team Member Stock Purchase Plan effective as of February 1, 1999 (the “ESPP”) shall commence or have commenced on or after the Agreement Date, (ii) no new participants be permitted into the ESPP after the Agreement Date, and (iii) the existing participants thereunder may not increase their elections with respect to the Offer Period in effect on the Agreement Date. To the extent that any Offer Period that is in effect on the Agreement Date is scheduled to remain in effect as of the Closing Date, the Company shall provide at least ten (10) days’ prior written notice of the occurrence of the Closing Date, and participants in the ESPP with respect to such purchase period shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the automatic exercise date contemplated by the following sentence in accordance with the terms of the ESPP. Each purchase right under the ESPP, which has not been terminated at the participant’s election as provided in the preceding sentence, that is outstanding as of the day prior to the Closing Date, shall automatically be exercised on such day, by applying the payroll deductions of each participant holding such rights for the purchase period in which the Closing Date occurs to the purchase of Shares at the price applicable to such purchase right. The Company shall, prior to the Effective Time, take all actions necessary to terminate the ESPP, effective immediately prior to the Effective Time (but subject to the consummation of the Merger). For purposes of this Section 2.9, “Offer Period” shall have the meaning ascribed to such term in the ESPP.
2.10   Exchange of Certificates.
(a)   Payment Agent.   Prior to the Closing, Parent will (i) select a transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”) and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company and Parent, with such Payment Agent. Subject to the terms and conditions of this Agreement, the Company acknowledges and agrees that upon irrevocable payment by or on behalf of Parent to the Payment Agent of any amounts required to be paid hereunder to the Payment Agent for the benefit of, and for the distribution to the Company Stockholders, Parent shall have fully satisfied and discharged its obligations to make any such payments hereunder to such Company Stockholders (but not, for the avoidance of doubt, to any holders of any Company Equity Awards, who shall receive their respective payments in respect of any Company Equity Award pursuant to Sections 2.8(a) — (d)) and Parent and its Affiliates shall have no further liability with respect to such payments, regardless of the manner or timeliness of any subsequent distributions of payments by the Payment Agent to the Company Stockholders.
(b)   Exchange Fund.   At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Shares pursuant to Section 2.7(a), an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7(a) (the “Exchange Fund”). To the extent that the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7(a), Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7(a). Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c)   Payment Procedures.   Promptly following the Effective Time (and in any event within two (2) Business Days after the Closing Date), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (other than Dissenting Company Shares, Restricted Shares and Owned Company Shares) (the “Certificates”); and (ii) subject to the last sentence of this Section 2.10(c), uncertificated Shares that represented outstanding Shares (other than Dissenting Company Shares, Restricted Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Shares represented by such Certificate; by (y) the Per Share Price (subject to any required withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” in customary form by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Shares represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to any required withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.
(d)   DTC Payment.   Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of Shares (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e)   Transfers of Ownership.   If a transfer of ownership of Shares is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price (subject to any required withholding Taxes payable in respect thereof) may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f)   No Liability.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(g)   Distribution of Exchange Fund to Parent.   Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of record of Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such Shares for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of record of any such Certificates or Uncertificated Shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.11   No Further Ownership Rights in Company Common Stock.   From and after the Effective Time, (a) all Shares will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price (subject to any required withholding Taxes payable in respect thereof) payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). Upon payment in accordance with the terms of this Article II, the Per Share Price will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.
2.12   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price (subject to any required withholding Taxes payable in respect thereof) payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.13   Required Withholding.   Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company, the Surviving Corporation, their Affiliates, and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Shares or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to, or deposited with, the applicable Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent the Payment Agent, Parent, the Company, the Surviving Corporation or their Affiliates intend to make any deduction or withholding from payments made in connection with this Agreement (other than amounts properly treated as compensation for applicable tax purposes), the applicable withholding agent shall use commercially reasonable efforts to give the Company prior notice of such withholding and shall reasonably cooperate to reduce or eliminate such withholding.
2.14   No Dividends or Distributions.   No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement, dated as of the Agreement Date (the “Company Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates, subject to the terms of Section 9.12, or (ii) as set forth in any Company SEC Reports filed with, or furnished to, the SEC and publicly available on or after January 1, 2020 (the “Lookback Date”) and prior to the Agreement Date (other than in any “risk factors”, “forward looking statements” or other disclosure statements included therein that are cautionary, predictive or forward looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statement), it being acknowledged that nothing set forth or disclosed in any Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.5 or Section 3.10(b), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization and Qualification.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to enable the Company to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.2   Authority; Approvals and Enforceability.
(a)   Authority.   The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company is a party, to perform its obligations hereunder and thereunder, and subject only to the Requisite Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party, and subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger, have each been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary in connection therewith.
(b)   Company Board Approval.   The execution and delivery of this Agreement by the Company and the Ancillary Agreements to which the Company is a party and performance by the Company of its obligations hereunder and thereunder, and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly approved by the Company Board. As of the Agreement Date, the Company Board has determined that this Agreement, the Ancillary Agreements to which the Company is a party, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the Company Stockholders and has resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the Agreement Date.
(c)   Requisite Stockholder Approval.   Except for the affirmative vote for the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote in favor of adopting this Agreement (the “Requisite Stockholder Approval”) and assuming the accuracy of the representations and warranties set forth in Section 3.24 of this Agreement, no other vote of holders of any class of Company Capital Stock is necessary to approve or adopt this Agreement under applicable Law and to consummate the Merger and other transactions contemplated hereby in accordance with the terms hereof.
(d)   Enforceability.   This Agreement has been duly and validly executed and delivered by the Company, and assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by principles governing the availability of equitable remedies (the “Enforceability Limitations”).
3.3   Required Filings and Consents.
(a)   Non-Contravention.   Except as set forth in Section 3.3(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party do not, and the performance by the Company of its covenants and agreements under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Company is a party will not, (i) assuming receipt of the Requisite Stockholder Approval, breach, conflict with or violate the Charter or the Amended and Restated Bylaws of the Company (the “Bylaws”) or any Company Subsidiary Document (as defined below), (ii) assuming receipt of the government approvals contemplated by Section 3.3(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, except in the case of the preceding clauses (ii) through (iv), as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
(b)   Requisite Governmental Approvals.   Except as set forth on Section 3.3(b) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party do not, and the performance by the Company of its covenants and agreements under this Agreement, the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated by this Agreement (including the Merger) and the Ancillary Agreements to which the Company is a party will not, require any consent, approval, Order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (ii) such consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the DGCL, (iv) compliance with any applicable rules of NASDAQ, and (v) such other consents, approvals, Orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, would not be material to the Company and its Subsidiaries taken as a whole.
3.4   Charter and Bylaws.   The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, along with the charter and bylaws (or equivalent organizational documents) each as amended to date, of each of its Subsidiaries (the “Company Subsidiary Documents”). The Charter, Bylaws and the Company Subsidiary Documents, each as amended to date, are in full force and effect. The Company has not taken any action in breach or violation of any of the provisions of the Charter or the Bylaws, and each Subsidiary is not in breach or violation of any of the material provisions of its respective Company Subsidiary Documents, except, in each case, as would not be material to the Company and its Subsidiaries taken as a whole.
3.5   Company Capitalization.
(a)   Capital Stock.   The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, and 500,000 shares of Company Preferred Stock. As of April 11, 2023 (such date, the “Capitalization Date”), (i) 9,249,704 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 659,500 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (iv) 178,627 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Unit Awards, (v) 30,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Performance Stock Unit Awards, (vi) 66,902 shares of Company Common Stock are Restricted Shares, (vii) 40,972 shares of Company Common Stock were reserved for issuance pursuant to the ESPP, (viii) 47,413 shares of Company Common Stock were issued and held in the treasury of the Company, and (ix) 325,518 shares of Company Common Stock were issued and held pursuant to the Company 401(k) Plan. Between the Capitalization Date and the Agreement Date, the Company has not issued or reserved for issuance or outstanding any securities (including warrants, calls, options, subscriptions, rights of first offer or refusal, preemptive rights or any similar rights, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible or exchangeable into or exercisable for capital stock or other voting securities of or ownership interests in, the Company or any of its Subsidiaries, or phantom stock, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based commitments, contingent value rights or similar securities or rights that are derivative of, the value or price of, any capital stock or voting securities of, or ownership interests in, the Company or any of its Subsidiaries) except for shares of Company Common Stock issued upon exercise of stock options, settlement of restricted stock units or other stock awards outstanding on or prior to the Capitalization Date.
(b)   Company Equity Plans.   The Company Equity Plans, the ESPP and the Company 401(k) Plan are the only plans or agreements adopted by the Company that provide for the issuance of equity to any current or former service provider of the Company. The Company has made available to Parent complete and accurate copies of all Company Equity Plans and the forms of all award agreements evidencing outstanding Company Equity Awards, and all agreements under the Company Equity Plans that materially deviate from such forms of award agreement.
(c)   Company Equity Awards.   Section 3.5(c) of the Company Disclosure Letter sets forth a complete and accurate list as of April 11, 2023 of all outstanding Company Equity Awards granted under any Company Equity Plans or otherwise, indicating, with respect to each Company Equity Award then outstanding, the type of awards granted, the number of shares of Company Common Stock subject to such Company Equity Award, the plan under which such Company Equity Award was granted and the exercise or purchase price (if any), date of grant, vesting schedule, expiration date and any performance targets or similar conditions to exercisability or settlement thereof, including the extent to which any vesting had occurred as of April 11, 2023 and whether (and to what extent) the vesting of such Company Equity Award may be accelerated in any way by the consummation of the transactions contemplated by this Agreement (alone or in combination with any other event, including the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger). With respect to each grant of a Company Equity Award, (i) each such grant was made in all material respects in accordance with the terms of the applicable Company Equity Plan and applicable Law (including the rules of NASDAQ or any other applicable stock exchange and the terms of any applicable securities listing agreement) and (ii) each such grant was properly accounted for in all material respects in accordance with GAAP in the Company SEC Reports (including financial statements) and all other applicable Laws. Each Company Option has been granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the guidance and regulations issued thereunder) of Company Common Stock underlying such Company Option on the grant date thereof.
(d)   Securities of the Company Group.   Except as described in Section 3.5(a) or Section 3.5(c) of this Agreement, no (i) capital stock or other voting securities of the Company or any of its Subsidiaries, (ii) securities of the Company or any of its Subsidiaries convertible or exchangeable into or exercisable for such capital stock or other voting securities of or ownership interests in the Company or any of its Subsidiaries, (iii) warrants, calls, options, subscriptions, rights of first offer or refusal, preemptive rights or any similar rights, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible or exchangeable into or exercisable for capital stock or other voting securities of or ownership interests in, the Company or any of its Subsidiaries, or (iv) phantom stock, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based commitments, contingent value rights or similar securities or rights that are derivative of, the value or price of, any capital stock or voting securities of, or ownership interests in, the Company or any of its Subsidiaries, is issued, reserved for issuance or outstanding as of the Agreement Date. Except as described in Section 3.5(c) of this Agreement and except for changes since the Agreement Date resulting from the exercise of employee stock options outstanding on such date, there are no exercisable securities, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. Other than upon the net exercise of employee options or pursuant to withhold-to-cover elections under the outstanding Company Restricted Stock Unit Awards, Company Restricted Stock Awards and Company Performance Stock Unit Awards, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights, anti-dilutive rights, preemptive rights, rights of first refusal or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary. In accordance with Section 5.2(b), there are no obligations to fund any matching contributions under the Company’s 401(k) Plan with shares of capital stock of the Company.
(e)   Company Capital Stock.   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as specified in Section 3.5(a) of this Agreement will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Charter or the Bylaws or any agreement to which the Company is a party or otherwise bound (other than and excepting the Restricted Shares, which are issued subject to the applicable terms thereof). None of the outstanding shares of Company Common Stock have been issued in violation of any United States federal or state securities laws or any foreign securities laws. All of the outstanding shares of capital stock or any security convertible or exchangeable into or exercisable for such capital stock (including but not limited to, stock options, phantom stock, stock appreciation, restricted stock, restricted stock units or performance stock units) of each of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or a Subsidiary of the Company free and clear of any and all Liens. Except as set forth in Section 3.5(e) of the Company Disclosure Letter, there is no outstanding obligation or commitment of the Company to issue, grant, repurchase, redeem or otherwise acquire any Company Common Stock. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries. Upon the Effective Time, Parent will own beneficially and of record 100% of the issued and outstanding equity securities of the Company that are subject to the Company Equity Awards.
(f)   Exchange Act.   The Company Common Stock constitutes the only class of equity securities of the Company or its Subsidiaries registered or required to be registered under the Exchange Act.
3.6   Subsidiaries.   A true, complete and accurate list of all of the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company, is set forth in Section 3.6 of the Company Disclosure Letter. Except as set forth in Section 3.6 of the Company Disclosure Letter, the Company does not own, and since the Lookback Date has not owned, directly or indirectly, any capital stock of, or other equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any other Person. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to enable it to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except to the extent that the failure to be so organized or existing or in good standing or have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7   Company SEC Reports.   The Company has timely filed all forms, reports, schedules, statements and other documents, including any exhibits and other information incorporated therein, amendments and supplements thereto, required to be filed by the Company with the SEC since the Lookback Date (collectively with reports filed or furnished after the Agreement Date, the “Company SEC Reports”). The Company SEC Reports, including all forms, reports and documents filed by the Company with the SEC after the Agreement Date and prior to the Effective Time, (a) were and, in the case of the Company SEC Reports filed after the Agreement Date, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the Agreement Date, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. As of the Agreement Date, there are no outstanding or unresolved comments in comment letters or other correspondence received from the SEC or the staff of the SEC with respect to any of the Company SEC Reports. To the Knowledge of the Company, as of the Agreement Date, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Subsidiaries of the Company are required to file any forms, reports, schedules, statements or other documents with the SEC. There has been no material correspondence between the SEC and the Company since the Lookback Date that is not set forth in the Company SEC Reports or that has not otherwise been disclosed to Parent prior to the Agreement Date. Since the Lookback Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers of the Company prohibited by Section 402 of the Sarbanes-Oxley Act.
3.8   Company Financial Statements; Internal Controls.
(a)   Company Financial Statements.   Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the Agreement Date, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.
(b)   Disclosure Controls and Procedures.   The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ.
(c)   Internal Controls.   The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements.
(d)   Accounting Controls.   Neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.
(e)   No Transaction with Unconsolidated Affiliate.   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements.
(f)   Accounting and Auditing Practices.   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has within the preceding three (3) years received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No current or former attorney representing the Company or any of its Subsidiaries has, in the past three (3) years, reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the current the Company Board or any duly authorized committee thereof or to any current director or executive officer of the Company.
(g)   Employment.   To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has within the preceding three (3) years provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has, in the past three (3) years, discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.
(h)   All of the Company Group’s accounts and notes receivable reflected on the Audited Company Balance Sheet or which have arisen after the date thereof and on or before the Effective Time represent amounts receivable for products actually delivered or services actually provided (or, in the case of non-trade accounts or notes representing amounts receivable in respect of other bona-fide business transactions), have arisen in the ordinary course of business consistent with past practice and have been or will be billed and are generally due within thirty (30) days after such billing. The reserve for bad debts shown on the Audited Company Balance Sheet or, with respect to accounts and notes receivable of the Company Group arising after the date of the Audited Company Balance Sheet, in the books of the Company Group, have been determined in accordance with the Company Group’s books and records, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Except as set forth on Section 3.8(h) of the Company Disclosure Letter, since December 31, 2022, there have not been any write-offs as uncollectible of Company Group accounts or notes receivable except for write-offs in the ordinary course of business consistent with past practice and not in excess of $100,000 in the aggregate.
(i)   All of the Company Group’s accounts payable and all payables and other accruals of the Company Group reflected on the Audited Company Balance Sheet or which have arisen after the date thereof and on or before the Agreement Date have been accurately reflected on the books and records of the Company Group, and have arisen from bona fide, arm’s length transactions in the ordinary course of business consistent with past practice.
3.9   Undisclosed Liabilities.   Except as specifically reflected and adequately reserved against in the Audited Company Balance Sheet, neither the Company nor any of its Subsidiaries has any Liabilities of a type that would be required to be reflected on the face of a consolidated balance sheet prepared in accordance with GAAP, other than (a) Liabilities incurred since the date of the Audited Company Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement or misappropriation), (b) Liabilities under this Agreement, or expressly permitted to be incurred under this Agreement, and (c) Liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
3.10   Subsequent Changes.   Except as set forth in Section 3.10 of the Company Disclosure Letter, since the date of the Audited Company Balance Sheet through the Agreement Date, (a) the Company has conducted its business in the ordinary course of business consistent with past practice except any actions taken in good faith to respond to COVID-19 Measures, (b) there has not occurred any Company Material Adverse Effect and (c) except for events giving rise to, and the discussion and negotiation of this Agreement, there has not been any action that, if taken or proposed to be taken after the Agreement Date, would be prohibited by Section 5.2.
3.11   Real Property.
(a)   Owned Real Property.
(i)   Section 3.11(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company and its Subsidiaries (individually, an “Owned Real Property”). Except as set forth in Section 3.11(b)(i) of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries leases, subleases or licenses any portion of the Owned Real Property to any Person and no Person has any right to use or occupy any portion of the Owned Real Property. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof. To the Company’s Knowledge, there are no unrecorded options or contracts to purchase, contracts for deed or mortgage commitments, sales agreements, participation agreements, mortgages, or unrecorded deeds, easements or rights-of-way for users or other instruments adversely affecting title to the Owned Real Property.
(ii)   Except as set forth in Section 3.11(a)(ii) of the Company Disclosure Letter, the Company has good, marketable fee simple title to each Owned Real Property free and clear of all Liens, except for Permitted Liens. There is no pending or, to the Company’s Knowledge, threatened, action, suit or other proceeding (including condemnation or other eminent domain) affecting any Owned Real Property or any sale or other disposition of any Owned Real Property in lieu of condemnation. No Owned Real Property has suffered any material damage by fire or other casualty that has not been repaired and restored.
(iii)   The use and occupancy of all Owned Real Property is in compliance in all material respects with all applicable Laws and all applicable insurance requirements. Neither the Company nor any of its Subsidiaries has received any written notice of any material violation or claimed material violation of any such Laws or applicable insurance requirements with respect to any Owned Real Property which have not been cured. No portion of any Owned Real Property relies on any facility (other than a facility of a public utility or community water and sewer company) not located on such applicable Owned Real Property to fulfill any zoning, building code or other requirement under applicable Law. To the Company’s Knowledge and other than as set forth in

Section 3.11(a)(iii) of the Company Disclosure Letter, (A) there is no defect in any structural component of any improvement on any Owned Real Property, and (B) all improvements and fixtures on all Owned Real Property, including roofs, structures, electrical, plumbing and HVAC systems and equipment, are in good operating condition, subject to ordinary wear and tear. No work has been performed at the Owned Real Property, and no materials have been furnished to the Owned Real Property, which though not presently the subject of a lien would reasonably be expected to give rise to mechanics’, materialmen’s or other liens against the Company’s interest in the Owned Real Property or any portion thereof.
(iv)   The Company has made available to Parent a true, correct and complete copy of all ALTA land title surveys and all title insurance commitments and policies that are known to be in the Company’s or its Subsidiary’s, as applicable, possession or control that cover any of the Owned Real Property.
(v)   The Company or a Subsidiary thereof, as applicable, presently enjoys peaceful and undisturbed possession of each parcel of Owned Real Property. Except as would not be material to the Company and its Subsidiaries taken as a whole, (A) all Owned Real Property is adequately served by proper utilities, sufficient parking and other building services necessary for its current use and for compliance with all applicable Laws and certificates of occupancy and (B) each use of any Owned Real Property by the Company or its Subsidiaries, as applicable, is and has been valid, permitted and in conformance with the current zoning classification of such Owned Real Property.
(vi)   There are no management fees with respect to the Owned Real Property and there are no unrecorded labor, mechanic’s or materialmen’s liens against the Owned Real Property. To the Company’s Knowledge, no work has been done on the Owned Real Property, nor notice received that work is to be done on the Owned Real Property by the municipality (county, city, borough or township), or at its direction, including but not limited to the installation of water or sewer lines or of other utilities, or for improvements such as paving or repaving of streets or alleys, or the installation of curbs and sidewalks.
(vii)   The Company has received no written notice of past or present violations of any covenants, conditions, restrictions or agreements for any of the Owned Real Property that remains uncured, and any charges or assessments provided for in the covenants, conditions and restrictions that have become due and payable have been duly paid and no amounts are outstanding. Without limiting the foregoing, to the Company’s Knowledge, the Company has not violated or defaulted under, or failed to pay any assessments due under (a) the Declaration of Covenants, Conditions and Restrictions for Reno Aircenter, recorded July 2, 1981, in Book 1647, Page 595 as Instrument No. 746669 in the official records of Washoe County, Nevada, as the same may have been supplemented and amended, or (b) the Declaration of Covenants, Conditions and Restrictions for Aircenter Business Park, recorded April 8, 1985, in Book 2152, Page 39 as Instrument No. 989073 in the official records of Washoe County, Nevada, as the same has been supplemented and amended.
(viii)   There are no special assessment proceedings, zoning, or other land-use regulation proceedings pending or, to the Company’s Knowledge, threatened in writing against the Owned Real Property. To the Company’s Knowledge, there is no action or proceeding, including but not limited to bankruptcy, which is now pending against the owners of the Owned Real Property in any state or federal court, nor is there any attachment, judgment or other encumbrance which may now constitute a Lien upon the Owned Real Property, nor are there any claims or pending claims against the Company which may be satisfied through a Lien or attachment against the Owned Real Property.
(b)   Leased Real Property.
(i)   Section 3.11(b)(i) of the Company Disclosure Letter contains a true, complete and accurate list of all real property leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries (collectively, the “Leased Real Property”), as well as a complete and accurate list of all leases, subleases, licenses or other occupancy agreements to which the Company or any of its Subsidiaries is a party in connection with such Leased Real Property (each, a “Company Real Property Lease” and, collectively, the “Company Real Property Leases”). Each Company Real Property Lease is in full force and effect and has not been modified, amended, terminated, renewed, or extended, except as set forth in the applicable Company Real Property Lease. Except as would not be material to the Company and its Subsidiaries taken as a whole, there is no default by the Company or any of its Subsidiaries under any of the Company Real Property Leases, or, to the Knowledge of the Company, defaults by any other party thereto, except such defaults as have been waived in writing or cured. Neither the Company nor any of its Subsidiaries has pledged, encumbered, subleased, licensed or otherwise granted any third party the right to use or occupy any material portion of any Leased Real Property.
(ii)   Except as set forth in Section 3.11(b)(ii) of the Company Disclosure Letter, as of the date hereof, the Company and/or its Subsidiaries have valid leasehold, subleasehold or license interests in all Leased Real Property free and clear of all Liens, except for Permitted Liens. The Company or its Subsidiaries, as applicable, presently enjoys peaceful and undisturbed possession of the Leased Real Property.
(iii)   Except as set forth in Section 3.11(b)(iii) of the Company Disclosure Letter, to the Company’s Knowledge, all improvements and fixtures on all Leased Real Property, including roofs, structures, electrical, plumbing and HVAC systems and equipment, are in good operating condition in all material respects, subject to ordinary wear and tear. Neither the Company nor any of its Subsidiaries has received written notice that any Leased Real Property is in violation of any applicable Law which violation has not been cured. No construction, alteration or other leasehold improvement work with respect to any Leased Real Property remains to be paid for or to be performed by the Company or any of its Subsidiaries or, to the Company’s Knowledge, by the applicable landlord thereunder. Neither the Company nor any of its Subsidiaries is a party to any non-disturbance agreement, lessor forbearance agreement (including with respect to COVID-19), lessor waiver agreement or similar agreement affecting any Leased Real Property.
3.12   Tangible Property.   Except as set forth in Section 3.12 of the Company Disclosure Letter, the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by each Company Group Member are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such machinery, equipment, furniture, fixtures and other tangible personal property and assets that are material to the Company Group, taken as a whole, free and clear of all Liens, except for Permitted Liens or conditions or defects in title that in the aggregate would not be material to the Company Group. Except for obsolete or damaged or defective items, which items have an aggregate fair market value of less than $2,000,000.00, all inventory owned by any Company Group Member is of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.
3.13   Intellectual Property.
(a)   Registered Intellectual Property.   Section 3.13(a) of the Company Disclosure Letter contains a complete and accurate list of all Company Registered Intellectual Property. All Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable. Each Company Group Member has complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Company Registered Intellectual Property filed by or on behalf of any Company Group Member and have made no material misrepresentation in such applications. All assignments of Company Registered Intellectual Property to any Company Group Member have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof. Except for Company Registered Intellectual Property that has been allowed to lapse or expire in the ordinary course of business, since the Lookback Date, all issuance, renewal, maintenance and other payments that are or have become due with respect to the Company Registered Intellectual Property owned by any Company Group Member have been timely paid by or on behalf of the Company Group Member.

(b)   Absence of Liens.   Except as set forth in Section 3.13(b) of the Company Disclosure Letter, all Company Intellectual Property is owned by the Company or one or more of its Subsidiaries free and clear of any Liens other than Permitted Liens. Except as set forth in Section 3.13(b) of the Company Disclosure Letter, all Company Intellectual Property is, and immediately following the transactions contemplated hereby shall be, freely, transferable, licensable and alienable without the consent of, or notice or payment of any kind to any Governmental Authority or third party, except as would not be material to the Company Group in the aggregate. Except as set forth in Section 3.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has granted an exclusive license to any third party in any material Company Intellectual Property, or since the Lookback Date transferred ownership to any third party, of any material Intellectual Property Rights that were owned by the Company or a Subsidiary of the Company. The Company Intellectual Property and the Intellectual Property Rights licensed by the Company constitute all material Intellectual Property Rights necessary to conduct the business of the Company and its Subsidiaries, taken as a whole, as currently conducted in all material respects.
(c)   No Infringement.   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has, in the last six (6) years, in the conduct of the business of the Company and its Subsidiaries, infringed upon, violated or used without authorization or license, any Intellectual Property Rights owned by any third Person, except as would not be material to the Company Group in the aggregate. Except as set forth in Section 3.13(c) of the Company Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened in writing (and at no time since the Lookback Date has there been pending or threatened in writing) Legal Proceeding against any Company Group Member, alleging that any activities, products or conduct of such Company Group Member’s business infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property Rights of any third Person, or challenging the ownership, validity, or enforceability of any rights of the Company or any of its Subsidiaries in Company Intellectual Property, except any such infringement, misappropriation or violation which would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or Orders resulting from Legal Proceedings, which (i) materially impair the continued operation of the businesses of the Company and its Subsidiaries, or (ii) compel or require the Company or any of its Subsidiaries to license or transfer any material Company Intellectual Property.
(d)   No Legal Proceedings.   There are no pending Legal Proceedings brought by the Company or any of its Subsidiaries against any third party with respect to any Company Intellectual Property which remain unresolved as of the Agreement Date. To the Knowledge of the Company, no third party (i) is infringing upon, misappropriating, violating, or using without authorization any Company Intellectual Property, or (ii) has since the Lookback Date infringed upon, misappropriated, violated, or used without authorization any Company Intellectual Property, except as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(e)   Company In Licenses.   Section 3.13(e) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which a third party has licensed to the Company or any of its Subsidiaries any Intellectual Property right that is material to the business of the Company or any of its Subsidiaries taken as a whole (“Company In Licenses”), other than (i) non-exclusive licenses for commercially-available “off-the-shelf” software and (ii) non-disclosure agreements entered into in the ordinary course of business consistent with past practice. Each item of Intellectual Property Rights licensed under the Company In Licenses will be available for use by the applicable Company Group Member immediately following the Closing Date on substantially identical terms and conditions as it was immediately prior to the Closing Date.
(f)   Company Out Licenses.   Section 3.13(f) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which the Company or any of its Subsidiaries has granted a third Person or Affiliate any rights or licenses to any material Company Intellectual Property, other than non-disclosure agreements and non-exclusive licenses entered into in the ordinary course of business consistent with past practice that are ancillary to the provision of products or services (“Company Out Licenses,” and together with the Company In Licenses, the “Company IP Licenses”).

(g)   No Breach of Company IP Licenses.   Except as would not be material to the Company Group in the aggregate, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company any other party to a Company IP License, is in breach of any such Company IP License that is material to the business of the Company Group, taken as a whole and (ii) the consummation of the transactions contemplated hereby will not result or cause: (A) the breach by any Company Group Member of any Company IP License, (B) the termination, impairment or restriction of any right or license granted to a Company Group Member under a Company IP License, or (C) any Company Group Member to grant, or expand the scope of a prior grant, to a third party of any rights to any material Company Intellectual Property.
(h)   Proprietary Information.   The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain all material Company Intellectual Property, including to preserve the secrecy and confidentiality of their trade secrets. The Company and its Subsidiaries have obtained assignments of all Intellectual Property Rights on behalf of the Company and its Subsidiaries by all employees and independent contractors of the Company or its Subsidiaries who have created, invented, conceived, or developed Intellectual Property Rights on behalf of or for the Company and its Subsidiaries, or such employees or such independent contractors have created, invented, conceived, or developed such Intellectual Property Rights in the scope of employment or work with a Company Group Member.
(i)   Funding.   No government funding, facilities of a university, college, other educational institution or research center was used in the development of any material Company Intellectual Property.
(j)   Data Security Requirements and Privacy.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Lookback Date, (i) the Processing by the Company or any Subsidiary of the Company of any Personal Information has, to the Knowledge of the Company, complied in all material respects with (A) all applicable Laws relating to data privacy or data security, (B) the Company’s and its Subsidiaries’ existing contractual commitments with third parties relating to the privacy or security of Personal Information and (C) the Company’s and its Subsidiaries’ external privacy policies applicable to the Processing of Personal Information from individuals by the Company or any of its Subsidiaries or any of their agents; (ii) no claims have been asserted in writing or, to the Knowledge of the Company, are threatened in writing against the Company or any Subsidiary of the Company by any third party alleging a violation of any third party’s privacy rights relating to Personal Information and (iii) to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has suffered any breach in security that has resulted in any unauthorized access to or disclosure of Personal Information held by or on behalf of the Company or its Subsidiaries, nor has the Company or any of its Subsidiaries notified or been required to notify any Person of any information or data security breaches or other incidents.
(k)   Information Technology Systems of the Company Group.   The Company and its Subsidiaries (i) have information technology systems that in their reasonable business judgment are sufficient in all material respects to operate the business of the Company and its Subsidiaries as it is currently conducted, (ii) since the Lookback Date, the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to protect the integrity and security of the information technology systems used in connection with the operation of the Company and its Subsidiaries, and the data stored or transmitted on such systems, and (iii) to the Knowledge of the Company, such systems are free in all material respects from any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry), vulnerability or any other similar malicious code. No Company Group Member is in material breach of any of the terms or conditions of any license to Open Source Software in a manner that would require such Company Group Member to disclose, license or distribute Source Code that is owned by and proprietary to such Company Group Member. Since the Lookback Date, no Company Group Member has received any written demand from any third party to license, disclose or distribute the Source Code of any products offered by any Company Group Member or any Software included in the Company Intellectual Property owned by any Company Group Member pursuant to a Reciprocal License. Since the Lookback Date, each Company Group Member has taken commercially reasonable physical and electronic security measures to prevent disclosure of such Software in Source Code format, and, to the Knowledge of the Company, no third party has obtained unauthorized access to such Software in Source Code format.
(l)   SAP Implementation.   As of January 3, 2023, the Company transitioned from its existing enterprise resource planning software (the “Legacy ERP System”) to a new SAP enterprise resource planning system (the “SAP ERP System”). As of the Agreement Date, (i) no Company Group Member uses the Legacy ERP System to operate the business of the Company Group other than for informational purposes in the ordinary course of business and (ii) the SAP ERP System complies with all applicable Laws. Except as provided in Section 3.13(l) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger will result in a breach of any agreement concerning the SAP ERP System or adversely impact the Company’s ability to use the SAP ERP System following the Closing Date. The Company or a Subsidiary has made available to the Parent all Contracts, including all statements of work, change orders, and terms and conditions, governing the SAP ERP System.
3.14   Material Contracts.
(a)   Definition.   For all purposes of and under this Agreement, a “Material Contract” shall mean (other than this Agreement and the Ancillary Agreements):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than (A) those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries and (B) any Contract listed elsewhere on Section 3.14(b) of the Company Disclosure Letter in relation to any other subsection of this Section 3.14(a);
(ii)   any Contract or series of related Contracts required to be listed in Section 3.14(b) of the Company Disclosure Letter in relation to Section 3.14(a)(xii) (A) containing any covenant limiting in any respect the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to engage, or to compete with any Person (other than standard confidentiality agreements and standard employee non-solicitation restrictions), in any line of business or geographic area, (B) containing any covenant prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) from engaging in business with any Person or levying a fine, charge or other payment for doing so, (C) that grants to any Third Person (I) a right of first refusal, first offer or first negotiation on any party of the business, assets or properties of the Company or its Subsidiaries or (II) a “most favored nation” or other similar pricing restrictions or (III) exclusivity for any services, products or geographic location or (D) containing any covenant limiting the right of the Company or any of its Subsidiaries (or after the Closing Date, the Surviving Corporation) to enter into any reseller, referral partner or similar partner agreements with third parties;
(iii)   the Company IP Licenses;
(iv)   any Contract entered into either in the past six (6) years or after the Agreement Date (A) whereby the Company or any of its Subsidiaries have disposed of or acquired, or contemplates after the Agreement Date, the disposition or acquisition by the Company or any of its Subsidiaries, of any Third Person or any line of business (whether structured as an acquisition or disposition of assets or equity) or (B) which contains any material ongoing obligations to a Third Person (including any indemnification obligations, earn-out payments, escrows or holdbacks, post-closing true-ups, seller notes, and other similar payments (whether contingent or otherwise));
(v)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $500,000, other than (A) accounts receivables and payables, (B) loans to Subsidiaries, and (C) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice;
(vi)   any Contract forming a joint venture or partnership between a Company Group Member and a Third Person;

(vii)   any settlement, conciliation or similar Contract (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the Agreement Date;
(viii)   any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “Labor Agreement”);
(ix)   any Contract for the employment of any director, officer or employee of the Company Group providing for annual base salary in excess of $150,000 (excluding any Contract relating to an Employee Benefit Plan or a Company Equity Plan);
(x)   any Contract for the sale of Company Products with any customer or reseller who, in the years ended December 31, 2021 or December 31, 2022, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries (on a consolidated basis), based on amounts received or receivable (each, a “Major Customer”);
(xi)   any Contract (excluding any purchase orders, statements of work and any other Contracts that are not master agreements and that do not contain any material terms that apply generally to transactions with the applicable manufacturer) with any supplier or vendor of the Company or any of its Subsidiaries who, in the years ended December 31, 2021 or December 31, 2022, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries (on a consolidated basis), based on amounts paid or payable (each, a “Major Supplier”);
(xii)   any Contract or series of related Contracts (other than any Contract listed elsewhere on Section 3.14(b) of the Company Disclosure Letter in relation to any other subsection of this Section 3.14(a)) that provide for payment obligations by the Company or any of its Subsidiaries (on a consolidated basis) in any twelve (12) month period of $1,000,000 or more in any individual case that is not terminable by the Company or its Subsidiaries upon notice of ninety (90) days or less without material liability to the Company or its Subsidiaries;
(xiii)   any Government Contract that provides for revenue to, or payables by, the Company or any of its Subsidiaries (on a consolidated basis) in excess of $500,000 in any twelve (12) month period;
(xiv)   any Contract required to be disclosed on Section 3.27 of the Company Disclosure Letter;
(xv)   any Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or any of its Subsidiaries of an amount in excess of $500,000;
(xvi)   any Contract that requires the Company or any of its Subsidiaries to indemnify any Person (excluding indemnities entered into in the ordinary course of business consistent with past practices contained in agreements for purchase, sale or license of products or services);
(xvii)   any Contract required to be disclosed on Section 3.11(b) of the Company Disclosure Letter; and
(xviii)   any commitments to enter into any of the foregoing.
(b)   List of Material Contracts.   Section 3.14(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts as of the Agreement Date, to or by which the Company or any of its Subsidiaries is a party or is bound, and identifies each subsection of Section 3.14(a) that describes such Material Contract.
(c)   Validity.   The Company has made available to Parent true and complete copies of all Material Contracts, in each case, as amended or otherwise modified and in effect. Each Material Contract is a legal, valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, other than those Contracts that by their terms have expired or been terminated since the Agreement Date, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event, condition or occurrence exists that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. During the last twelve (12) months, (i) the Company has not received any written claim from any other party to any Material Contract that the Company or any of its Subsidiaries has breached in any material respect any obligations to be performed by it thereunder, (ii) no party to any Material Contract has exercised any termination rights, canceled or substantially modified (in a manner that is materially adverse to the Company or any of its Subsidiaries) any Material Contract, and (iii) no party has given written notice to the other party of any material dispute with respect to any Material Contract. There have been no Legal Proceedings or written claims for indemnification made against the Company or any of its Subsidiaries by any counterparty to a Material Contract since the Lookback Date.
3.15   Tax Matters.   Except as set forth in Section 3.15 of the Company Disclosure Letter:
(a)   Each of the Company Group Members has prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed and all such filed Tax Returns are true, correct and complete in all material respects.
(b)   Each of the Company Group Members has fully and timely paid all material amounts of Taxes that are required to be paid by it (whether or not shown on any Tax Return). All material amounts of Taxes of each of the Company Group Members, if not yet due or owing, have been adequately accrued and reserved in accordance with GAAP.
(c)   Each of the Company Group Members has timely withheld and paid to the appropriate Governmental Authority all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party, and has complied in all material respects with applicable Laws relating to the payment, collection, reporting, withholding, and collection of Taxes or remittance thereof. Each of the Company Group Members has collected all material amounts of sales, use and similar Taxes required to be collected, and has timely remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or has been furnished with respect thereto properly completed exemption certificates and has maintained all related records and supporting documents in the manner required by applicable Law.
(d)   No material deficiencies for Taxes against any Company Group Member have been claimed, proposed or assessed in writing (or, to the Knowledge of the Company, otherwise) by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP.
(e)   There are no audits, examinations, investigations or other proceedings in respect of Income Taxes, or material amounts of non-Income Taxes, pending or threatened in writing (or, to the Knowledge of the Company, otherwise) with respect to any Company Group Member.
(f)   There are no Liens for Taxes on any of the assets of any Company Group Member other than Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.
(g)   No Company Group Member has consented to extend or waive the time in which any Income Tax or material amount of non-Income Tax may be assessed or collected by any Governmental Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice.
(h)   No Company Group Member is or has been a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 or 361 of the Code (or any similar provision of state, local or non-U.S. law).

(i)   Each Company Group Member is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction Contract or order with respect to the Company and each of its Subsidiaries. No Company Group Member (i) is the beneficiary of any private letter ruling of the IRS or comparable written ruling of any other Governmental Authority with respect to Taxes or (ii) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter.
(j)   No Company Group Member is or has been party to any “listed transaction,” as set forth in Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Tax Law).
(k)   The Company Group Members have (i) to the extent applicable, complied in all material respects with applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, (iii) to the extent applicable, complied in all material respects with applicable Tax Law regarding Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iv) not sought (nor has any Affiliate that would be aggregated with any Company Group Member and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.
(l)   No Company Group Member (i) has been a member of an affiliated, consolidated, combined, unitary or other Tax group filing a consolidated federal Income Tax Return or similar Tax Return for state or local Tax purposes (other than a group the common parent of which was the Company) or (ii) has any material Liability for the Taxes of any Person (other than a Company Group Member) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, by operation of Law, or otherwise (other than, in each case, any liability pursuant to any Contract the principal purpose of which does not relate to Taxes).
(m)   No Company Group Member is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business consistent with past practice that is not primarily related to Taxes) and no Company Group Member is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal Income Tax purposes.
(n)   No written claims have ever been made by any Governmental Authority in a jurisdiction where a Company Group Member does not file a particular Tax Return or pay a particular type of Tax that such Company Group Member is or may be required to file such Tax Return or to pay such type of Tax by that jurisdiction, which claims have not been resolved or withdrawn.
(o)   No Company Group Member has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(p)   Since the Lookback Date, no Company Group Member has made, changed or revoked any Income Tax or other material Tax election in a manner inconsistent with past practice, adopted or changed any material Tax accounting method or period, filed any amended Tax Return, entered into any closing agreement for Tax purposes, surrendered any right to claim a refund of Income Taxes or a material amount of non-Income Taxes, settled or compromised any Income Tax or other material Tax liability, or consented to the extension or waiver of the limitations period applicable to a claim or assessment relating to Income Taxes or a material amount of non-Income Taxes.
(q)   No Company Group Member will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) arising on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date that was received outside the ordinary course of business consistent with past practice. No Company Group Member will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.
(r)   No Company Group Member is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.
(s)   All material Tax records (in particular but not limited to transfer pricing documentation) required to be maintained by any Company Group Member by law or any officially published guidance of any Governmental Authorities with respect to material Taxes have been properly and completely stored and are up to date.
(t)   For purposes of this Section 3.15, any reference to a Company Group Member will be deemed to include any Person that merged with, liquidated into, or converted into such Company Group Member under applicable Law.
3.16   Employee Benefit Matters.
(a)   List of Employee Benefit Plans.   Section 3.16(a) of the Company Disclosure Letter sets forth a complete and accurate list of all material Employee Benefit Plans.
(b)   Disclosure of Employee Benefit Plans.   With respect to each material Employee Benefit Plan, the Company has made available to Parent complete and accurate copies of the following items, to the extent applicable: (i) such Employee Benefit Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination, opinion, notification or advisory letter from the IRS, (iv) each current trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions, including any summary of material modifications thereto and (vi) all material correspondence to or from any governmental agency relating to any Employee Benefit Plan since the Lookback Date.
(c)   Compliance.   Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) each Employee Benefit Plan has been established, maintained, funded, operated and administered in accordance with all applicable Law, including if applicable, ERISA and the Code, and in accordance with its terms, and (ii) each Company Group Member has (A) met its obligations with respect to each Employee Benefit Plan and (B) timely made (or timely will make) or accrued in accordance with applicable Law and GAAP all required contributions, distributions or other amounts payable with respect thereto. To the Knowledge of the Company, no Company Group Member has incurred or is reasonably likely to incur any penalty, Tax or other Liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(d)   Qualified Plans.   All Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code, and all trusts that are intended to be qualified under Section 501(a) of the Code (each, a “Qualified Plan”), have (i) received determination, opinion or advisory letters from the IRS to the effect that such Employee Benefit Plans are qualified and that the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and (ii) no such determination, opinion or advisory letter has been revoked and, to the Knowledge of the Company, no fact, event or circumstance exists that has adversely affected or would reasonably be expected to adversely affect such qualification or exemption. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or, to the Knowledge of the Company, any breach of fiduciary duty (as determined under ERISA), has occurred with respect to any Employee Benefit Plan.

(e)   Title IV Plans, Multiemployer Plans, Multiple Employer Plans, etc.   None of the Company Group Members has in the past six (6) years maintained, participated in or contributed to (or been obligated to contribute to), or can reasonably expect to have any Liability (including on account of any ERISA Affiliate) with respect to (i) a plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) or Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (as defined in Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Employee Benefit Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.
(f)   Amendments; Termination of Employee Benefit Plans.   Except as disclosed in Section 3.16(f) of the Company Disclosure Letter, to the extent permitted by applicable Law, each Employee Benefit Plan is amendable and terminable unilaterally by the Company or any of the Company’s Subsidiaries party thereto or covered thereby at any time without material Liability to the Company or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.
(g)   No Post-Termination Welfare Benefit Plan.   Other than as required under COBRA, and except as disclosed in Section 3.16(g) of the Company Disclosure Letter, no Company Group Member has any Liability in respect of, or obligation to provide, health, life insurance or other welfare benefits or coverage to any person following retirement or other termination of employment (other than (i) continuation coverage through the end of the month in which such termination or retirement occurs; or (ii) life insurance benefits attributable to a death on or prior to the date of termination of employment, both in accordance with the terms of the applicable Employee Benefit Plan).
(h)   Employee Benefit Plan Legal Proceedings.   There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened or reasonably anticipated, with respect to any Employee Benefit Plan or the assets of any Employee Benefit Plan, other than claims for benefits in the ordinary course, except as would not reasonably be expected to result in a Company Material Adverse Effect.
(i)   No Additional Rights.   Other than as set forth on Section 3.16(i) of the Company Disclosure Letter, the negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with a double-trigger payment provision set forth in an Employee Benefit Plan, (i) entitle any current or former employee, director, consultant or officer of any Company Group Member to any acceleration, increase in acceleration rights, severance, or increase in severance pay, or any other material compensation or benefit, (ii) accelerate the time of distribution, payment or vesting (whether or not in connection with a non-competition provision), a lapse of repurchase rights or increase the amount of any material compensation or benefits due any such employee, director or officer, (iii) result in the forgiveness of indebtedness, or (iv) trigger an obligation to fund benefits. There is no contract, agreement, plan or arrangement to which any Company Group Member is a party or by which it is bound that provides any individual with the right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(j)   Nonqualified Deferred Compensation Plan.   Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by the Company or any of its Subsidiaries has been documented and operated in material compliance with Section 409A of the Code.
3.17   Labor Matters.
(a)   Employment Law Compliance.   The Company and each of its Subsidiaries are, and since the Lookback Date have been, in compliance in all respects with all applicable Laws respecting labor, employment and employment practices and matters, including those respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors, exempt and non-exempt employees, leased employees and other non-employee service providers), child labor, immigration and work authorization, employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs

(including WARN), employee trainings and notices, affirmative action, workers’ compensation, labor relations, employee leave issues, COVID-19 and unemployment insurance, except for any such failures, defaults or violations that would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No Company Group Member has any Liability for (i) any amounts required by Law or Contract to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) any arrears of wages, salaries, overtime, wage premiums, commissions, bonuses, fees or other compensation to its current or former directors, officers, employees or independent contractors under applicable Law, Contract or company policy, or any fines, Taxes, interest or any penalty for failure to pay or delinquency in paying with any of the foregoing; and (iii) any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice and applicable Laws).
(b)   Organized Labor.   No Company Group Member is party to, nor bound by, any Labor Agreement and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council or other labor organization with respect to their employment with the Company or any of its Subsidiaries. Since the Lookback Date, (i) to the Knowledge of the Company, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries, (ii) no labor union, labor organization, trade union, works council, or group of employees of the Company and/or any of its Subsidiaries has made a demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there have been no material unfair labor practice charges, strikes, lockouts, material labor grievances, material labor arbitrations, work stoppages, slowdowns, picketing, handbilling, or other material labor disputes, or, to the Knowledge of the Company, threats thereof, against or affecting the Company or any of its Subsidiaries.
(c)   WARN Compliance.   Neither the Company nor any of its Subsidiaries is currently engaged, has plans to engage, or, since the Lookback Date, has engaged in any layoffs or employment terminations sufficient in number to trigger application of WARN.
(d)   Employee and Contractor Obligations.   Except as disclosed in Section 3.17(d) of the Company Disclosure Letter, all Continuing Employees of the Company or any of its Subsidiaries are employed on an “at-will” basis with no right to continued employment for any specified period. To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in violation in any material respect of any term of any employment agreement, nondisclosure agreement, fiduciary duty, noncompetition agreement, nonsolicitation agreement, or restrictive covenant (i) owed to any third party relating to the right of such person to be employed or engaged by the Company or any of its Subsidiaries, or (ii) owed to the Company or any of its Subsidiaries. The Company has made available to Parent all documented agreements with Continuing Employees and current independent contractors of any Company Group Member.
(e)   Intent to Terminate Employment.   To the Knowledge of the Company, except as disclosed in Section 3.17(e) of the Company Disclosure Letter, no current employee of the Company or any of its Subsidiaries with annualized compensation at or above $200,000 intends to or has provided written notice of a present intent to terminate his or her employment with the Company or any of its Subsidiaries prior to the one (1) year anniversary of the Closing.
(f)   Misconduct.   Since the Lookback Date, (i) the Company and its Subsidiaries have thoroughly investigated all sexual harassment and other harassment, discrimination and retaliation allegations relating to their respective current or former employees or independent contractors of which any of them is aware and (ii) with respect to each such allegation with potential merit, the Company and/or its Subsidiaries have taken corrective action that is reasonably calculated to prevent further improper action. Since the Lookback Date, no documented complaints or documented allegations of sexual harassment or other harassment, discrimination or retaliation committed by any management or executive-level employee of the Company or any of its Subsidiaries has been received by the Company or any of its Subsidiaries, whether via internal process or actual or threatened Legal Proceeding.
3.18   Environmental Matters.
(a)   Hazardous Materials.   No Hazardous Materials are present on any real property that is currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries (or any Person whose liability has been assumed or undertaken by the Company or any of its Subsidiaries) or were present on any real property at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or its Subsidiaries, including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, in each case in conditions that represent material non-compliance with Environmental Laws or that would serve as the basis for material Liability for the Company or any of its Subsidiaries under Environmental Laws. Except as disclosed in Section 3.18(a) of the Company Disclosure Letter, to the Knowledge of the Company, there are no underground storage tanks, asbestos which is friable or likely to become friable or polychlorinated biphenyls present on any real property currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or as a consequence of the acts of the Company, its Subsidiaries or their agents.
(b)   Environmental Compliance and Hazardous Materials Activities.   (i) Since the Lookback Date, the Company and its Subsidiaries have conducted all Hazardous Material Activities in material compliance with all applicable Environmental Laws, (ii) the Hazardous Materials Activities of the Company and its Subsidiaries have not resulted in (x) the exposure of any Person to a Hazardous Material in a manner that has caused or could cause an adverse health effect to any such Person or (y) conditions that would reasonably be expected to serve as the basis for material Liability for the Company or any of its Subsidiaries under Environmental Laws, and (iii) since the Lookback Date, the Company and its Subsidiaries have been in material compliance with Environmental Laws and Environmental Permits.
(c)   No Proceedings.   Neither the Company nor or any of its Subsidiaries has received any written notice, report, or other information regarding any violation by or Liability of the Company or its Subsidiaries under Environmental Law (i) within the last six (6) years or (ii) that remains uncured, and no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is currently pending, or to the Knowledge of the Company, threatened, concerning or relating to any Environmental Permit, Environmental Law or any Hazardous Materials Activity of the Company or any of its Subsidiaries.
(d)   Environmental Disclosure.   Each of the Company and its Subsidiaries has made available to Parent all environmental site assessments and all other material environmental documents which are in the Company Group’s known possession or actual control relating to their respective businesses or any properties, facilities or operations thereof.
3.19   Compliance with Laws.
(a)   Generally.   The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with, and are not in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound, except for any such failures, defaults or violations that would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
(b)   Foreign Corrupt Practices Act.   Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors or employees or, to the Knowledge of the Company, any agents, representatives or other Person acting on their behalf) have, during the past five (5) years, directly or indirectly, taken any action which would cause it to be in violation of Anti-Corruption Laws, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. During the past five (5) years, neither the Company, any of its Subsidiaries nor any other entity under their control have conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Anti-Corruption Laws. The Company has established commercially reasonable internal controls and procedures to ensure compliance with applicable Anti-Corruption Laws, accurately accounted for all payments to third parties and disclosed all payments or provisions to foreign officials (as defined by the FCPA).
(c)   Export Control Laws.   During the past five (5) years, the Company and each of its Subsidiaries have complied in all material respects with all applicable export and re-export control and trade and economic sanctions Laws including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations and any applicable anti-boycott compliance regulations. The Company and its Subsidiaries are in compliance with all applicable import Laws, including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations.
(d)   Proxy Statement; Other Information.   The Proxy Statement will not, at the time it is filed with the SEC in definitive form, at the time it is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and of the SEC and NASDAQ. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement supplied by or on behalf of Parent or Merger Sub in writing specifically for use therein.
3.20   Permits.   The Company and its Subsidiaries hold all permits, licenses, authorizations, registrations, Orders and other similar approvals from Governmental Authorities necessary for the operation of the business of the Company Group as currently conducted (collectively, the “Permits”), except for such Permits the absence of which would not reasonably be expected to be, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole. The Permits are in full force and effect, have not, since the Lookback Date, been violated in any material respect and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, seeking the suspension, revocation or cancellation of any Permits. To the Knowledge of the Company, no Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.
3.21   Legal Proceedings and Orders.   There are, and since the Lookback Date there have been, no Legal Proceedings (excluding any Transaction Litigation), (a) pending by or against the Company or any of its Subsidiaries or any of their respective properties or assets, or (b) to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries, or any of their respective properties or assets, that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.
3.22   Insurance.   Set forth on Section 3.22 of the Company Disclosure Letter as of the date hereof is: (i) a true, correct and complete list of all material insurance policies held by or maintained by each Company Group Member (excluding insurance policies delivering benefits to participants and beneficiaries under any Employee Benefit Plan, collectively, the “Insurance Policies”); and (ii) the name of the insurer under each such Insurance Policy, the type of insurance such Insurance Policy provides and the coverage amount thereunder. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all Insurance Policies are in full force and effect, except for any expiration thereof in accordance with the terms thereof, and all premiums due with respect to all such Insurance Policies have been timely paid since the Lookback Date, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such Insurance Policy and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute a breach or default, or permit termination of an Insurance Policy (other than termination in accordance with its terms), (d) since the Lookback Date, no written notice of cancellation or termination has been received with respect to any such Insurance Policy, other than in connection with ordinary renewals, (e) since the Lookback Date, the Company has not failed to give any notice or present any material claims under any applicable Insurance Policy in a due and timely fashion if it is reasonably likely that the Insurance Policies provide coverage for such claim, (f) no insurer has denied, rejected, questioned or disputed or made any reservation of rights regarding any pending claims as of the Agreement Date under any such Insurance Policies, (g) since the Lookback Date, no policy limits of insurance policies have been exhausted or materially eroded or reduced and policies providing substantially similar insurance coverage have been in effect continuously, (h) the assets of the Company and its Subsidiaries are insured to full replacement cost value under the Insurance Policies and (i) there are no open claims with any insolvent carriers of any Insurance Policy. The Company has made available to Parent complete copies of all Insurance Policies (including without limitation copies of all written amendments or waivers of rights by the Company and its Subsidiaries since the Lookback Date).
3.23   Products.
(a)   Since January 1, 2021, none of the Company or any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority or other Third Person of any actual or possible violation of any applicable Law governing product recalls, product safety, product defects, or the content of product materials or packaging and labeling of products in each case involving any Company Product.
(b)   Since January 1, 2021, there have been no Legal Proceedings (including the disposition thereof) against the Company or any of its Subsidiaries which involve personal injury or are otherwise material to the Company and its Subsidiaries, taken as a whole, relating to, or otherwise involving, alleged defects in the Company Products, or the failure of any such Company Products to meet specifications.
(c)   None of the Company or any of its Subsidiaries has, since January 1, 2021, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any of the Company Products and, to the Knowledge of the Company, there are no facts or circumstances that would provide a reasonable basis for any Governmental Authority to require the recall, market withdrawal, replacement, reformulation, relabeling or suspension of manufacturing, promotion, importation or sale of any of the Company Products.
(d)   Since January 1, 2021, (i) the Company Products have been marketed in all material respects in compliance with applicable Laws and (ii) none of the marketing and promotional materials used with respect to the Company Products, including sales brochures, product labels and labeling, advertising and promotional claims in any format (whether print or website content or otherwise) is, or has been, materially false or misleading.
3.24   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 4.6, the Company Board has taken all necessary actions including adopting all such resolutions as are necessary to render inapplicable to this Agreement, the Merger or any of the transactions contemplated by this Agreement, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. Other than Section 203 of the DGCL, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware or other applicable Laws (each, a “Takeover Statute”) is applicable to the Company, the Merger or any of the transactions contemplated by this Agreement.
3.25   Brokers, Finders and Financial Advisors.   Except for the fees set forth on Section 3.25 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the execution of this Agreement, the Company has made available to Parent a complete and accurate copy of all agreements between the Company and any Person pursuant to such Person would be entitled to any such payment.

3.26   Opinion of Financial Advisor.   Prior to the execution of this Agreement, the Company Board has received a written opinion (the “Fairness Opinion”) of William Blair & Company, L.L.C. (“Advisor”) to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Per Share Price to be received by Company Stockholders in the Merger is fair, from a financial point of view, to such holders. Such opinion has not been revoked, amended or otherwise modified or rescinded. The Company has been authorized by the Advisor to permit the inclusion of the Fairness Opinion in its entirety and a discussion of the Advisor’s analysis in preparing the Fairness Opinion in the Proxy Statement.
3.27   Affiliated Transactions.   Neither (a) any director, officer, equityholder, partner, employee, manager or Affiliate (other than Subsidiaries of the Company) of the Company or any of its Subsidiaries, (b) any of their respective Affiliates (other than Subsidiaries of the Company), nor (c) any of the respective family members of the foregoing (collectively, the “Related Parties”), is a party to any Contract with the Company or its Subsidiaries (other than employment or director agreements) or has any material interest in any property used by the Company or its Subsidiaries, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that has not been so disclosed in the Company SEC Reports. Except pursuant to employment or director arrangements in effect as of the Agreement Date and provided to Parent prior to the Agreement Date, none of the Related Parties, on the one hand, and none of the Company or any of its Subsidiaries, on the other hand, owe any amount to the other and none of the Related Parties own any property or right (tangible or intangible) that is used by the Company or any of its Subsidiaries.
3.28   Government Contracts.   Since the Lookback Date, the Company and its Subsidiaries have not (a) materially breached or violated any Government Contract, (b) been suspended or debarred from bidding on government Contracts by a Governmental Authority, (c) to the Knowledge of the Company, been audited or investigated by any Governmental Authority with respect to any Government Contract, (d) received any written notice of material breach, cure, show cause or default from any Governmental Authority with respect to any Government Contract, or (e) had any Government Contract terminated by any Governmental Authority.
3.29   COVID-19 and Related Matters.   Neither the Company nor any of its Subsidiaries has availed itself of any loans or grants pursuant to the CARES Act, Paycheck Protection Program, Main Street Lending Program or any other legislation enacted after the Agreement Date in response to COVID-19.
3.30   No Other Representations.   Except as expressly set forth in this Article III, neither the Company nor any of its Subsidiaries has made any representation or warranty, express or implied, to Parent and/or Merger Sub in connection with this Agreement, the Merger or any of the other transactions contemplated hereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1   Organization and Qualification.   Each of Parent and Merger Sub is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to enable each to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted.
4.2   Authority; Approvals and Enforceability.
(a)   Authority.   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof.
(b)   Approval.   The execution and delivery of this Agreement and the Ancillary Agreements by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder and thereunder, and the consummation of the Merger and the other transactions contemplated hereby, have been authorized by all necessary action on the part of each of Parent and

Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger.
(c)   Enforceability.   This Agreement and each Ancillary Agreement to which Parent and/or Merger Sub are a party has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
4.3   Required Filings and Consents.
(a)   Non-Contravention.   The execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which Parent and/or Merger Sub are a party do not, and the performance by each of Parent and Merger Sub of their respective covenants and agreements under this Agreement, the Ancillary Agreements to which Parent and/or Merger Sub are a party and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement and the Ancillary Agreements to which Parent and/or Merger Sub are a party will not, (i) breach, conflict with or violate any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub, (ii) assuming receipt of the government approvals contemplated by Section 4.3(b), conflict with or violate any Laws applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound, or (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent or Merger Sub’s rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which the Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties is bound or affected, except in the case of the preceding clauses (ii) and (iii), as would not reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.
(b)   Requisite Governmental Approvals.   The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the performance by each of Parent and Merger Sub of its covenants and agreements under this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement (including the Merger) will not, require any consent, approval, Order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (ii) such consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the DGCL and (iv) such other consents, approvals, Orders, registrations, declarations, permits, filings and notifications, the failure of which to obtain would not reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.
4.4   Certificate of Incorporation and Bylaws.   Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Such documents, each as amended to date, are in full force and effect, and neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.5   Legal Proceedings; Orders; Disclosure.
(a)   Legal Proceedings.   There are no material Legal Proceedings (other than Transaction Litigation) pending or to the knowledge of Parent, threatened in writing against Parent or Merger Sub, or any of their respective properties or assets, in each case, that would reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.
(b)   Orders.   As of the Agreement Date, neither Parent nor Merger Sub is subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations in all material respects pursuant to this Agreement.
(c)   Proxy Statement; Other Information.   None of the written information provided by or on behalf of Parent or its Subsidiaries to be included in the Proxy Statement will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement that were not supplied in writing by or on behalf of Parent or its Subsidiaries for use therein.
4.6   Ownership of Company Capital Stock.   Parent and its Subsidiaries do not “own” (as defined in Section 203 of the DGCL), or “beneficially own” (within the meaning of Regulation 13D promulgated under the Exchange Act), any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. Neither Parent, Merger Sub nor any of their respective Affiliates (nor any of their respective “Associates” as defined in Section 203 of the DGCL) is or has been since during the three years prior to the Agreement Date an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor any of its subsidiaries has taken, or authorized or permitted any its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 203 of the DGCL) thereof to be deemed an “interested stockholder” as defined in Section 203 of the DGCL.
4.7   Brokers, Finders and Financial Advisors.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of Parent, Merger Sub, the Guarantors or any of their respective Affiliates.
4.8   Operations of Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Letters or any agreements or arrangements entered into in connection with the Financing and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all Liens.
4.9   No Parent Vote or Approval Required.   No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.
4.10   Reserved.
4.11   Financing
(a)   Equity Commitment Letter.   Parent has delivered to the Company a true, correct and complete copy of a fully executed equity commitment letter of even date herewith (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, the “Equity Commitment Letter”) from funds affiliated with the Sponsors (collectively, the “Equity Financing Sources”) pursuant to which the Equity Financing Sources have agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to specifically enforce performance of each Equity Financing Source’s obligations to fund the Equity Financing in accordance with and subject to the terms of the Equity Commitment Letter.
(b)   Debt Commitment Letter.   Parent has delivered to the Company a true, correct and complete copy of (i) a fully executed debt commitment letter of even date herewith from the Debt Financing Commitment Sources (together with all exhibits, annexes, schedules and term sheets attached thereto, in each case as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, collectively, the “Debt Commitment Letter”), and (ii) the Redacted Fee Letter, pursuant to which the Debt Financing Commitment Sources have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (the “Debt Financing”).
(c)   Sale/Leaseback Purchase Agreement.   Parent has delivered to the Company a true, correct and complete copy of a fully executed Purchase and Sale Agreement of even date herewith related to the Sale/Leaseback Transaction (together with all exhibits, annexes and schedules attached thereto, in each case as amended, modified, supplemented, replaced or extended from time to time after the Agreement Date, collectively, the “Sale/Leaseback Purchase Agreement”, together with the Equity Commitment Letter and the Debt Commitment Letter, the “Financing Letters”) (the “Sale/Leaseback Financing”, together with the Equity Financing and the Debt Financing, collectively referred to as the “Financing”).
(d)   Validity.   As of the Agreement Date, the Financing Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent, Merger Sub, the Equity Financing Sources, as applicable, and, to the knowledge of Parent, the Debt Financing Commitment Sources and their respective Affiliates and the Sale/Leaseback Financing Sources and their respective Affiliates, enforceable in accordance with their terms (subject to the Enforceability Limitations). As of the Agreement Date, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing contemplated by the Financing Letters, other than the conditions precedent set forth in therein (such conditions precedent, the “Financing Conditions”). As of the Agreement Date and assuming satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Financing Letters will not be available to Parent on the Closing Date. As of the Agreement Date, Parent, Merger Sub, the Equity Financing Sources and their respective Affiliates, as applicable, are not in default or breach under the terms and conditions of the Financing Letters and, to the knowledge of Parent, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a Financing Condition, in each case on the part of the Parent, Merger Sub, the Equity Financing Sources or any of their respective Affiliates, as applicable. Parent, or an Affiliate thereof on its behalf, has fully paid any and all commitment or other fees and amounts required by the Financing Letters to be paid on or prior to the Agreement Date.
(e)   No Amendments.   As of the Agreement Date, (i) the Financing Letters have not been amended or modified in any manner, and (ii) the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates, as applicable, or, to the knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent, Merger Sub, any Equity Financing Source or any of their respective Affiliates, as applicable, or, to the knowledge of Parent, any other party thereto (it being understood and agreed that, in connection with any amendment, supplement or modification of the Debt Commitment Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities), the aggregate commitments of the Debt Financing Commitment Sources party to the Debt Commitment Letter may be reduced in the amount of such additional party’s commitments).

(f)   No Other Arrangements.   As of the Agreement Date, other than the Redacted Fee Letter, there are no side letters, understandings or other agreements or arrangements relating to the Financing Letters or the Financing to which Parent or any of its Affiliates is a party that would reasonably be expected to adversely affect the conditionality, availability or amount of, the Financing.
(g)   Sufficiency of Financing.   The Financing, when funded in accordance with the Financing Letters and assuming satisfaction of the conditions contained in Sections 7.1 and 7.2, will provide Parent and Merger Sub at and as of the Closing Date with sufficient available funds (after netting out the roll-over of then existing debt under the Wells Fargo Credit Agreement, original issue discount and similar premiums and charges provided under the Financing Letters and the Redacted Fee Letter), together with cash or cash equivalents held by Parent, Merger Sub and, to the extent available for application accordingly and without violating any agreement or arrangement to which it or any of them are a party or resulting in it failing to meet any requirements of or conditions applicable to it or its Subsidiaries under the terms of any of the Financing Letters (including the Debt Financing), the Company and its Subsidiaries, to consummate the Merger and to make all payments (i) required to be made by Parent or Merger Sub in connection therewith on, or accrued as of, the Closing Date, including payment of the aggregate consideration to which the holders of Company Common Stock become entitled pursuant to Section 2.7, the RSU Consideration, the PSU Consideration, the Restricted Stock Consideration, the Option Consideration, the payment of any Indebtedness required to be repaid, refinanced, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger, and all other amounts to be paid by Parent and Merger Sub pursuant to this Agreement or otherwise in connection with the Merger or the financing thereof or the Closing, in each case payable on or accrued as of, the Closing Date (such amounts, collectively, the “Required Amounts”) and (ii) of certain transaction expenses in connection with the Merger, in each case, incurred and payable by or at the direction of Parent or Merger Sub pursuant to the Merger Agreement or in connection with the transactions thereby contemplated (and including without limitation costs and expenses incurred by the Company in connection with procurement of the Debt Financing and the consummation of the Sale/Leaseback Transaction (including the Real Estate Note Termination)).
(h)   No Conditionality.   Notwithstanding anything in this Agreement to the contrary, but without expanding or amending the remedies available under Article VIII or Section 9.8, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate thereof, or by the Company or any Subsidiary, or any other financing or other transactions be a condition to any of the obligations of Parent or Merger Sub hereunder.
4.12   Stockholder and Management Arrangements.   As of the Agreement Date, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, any equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.13   Solvency.   Neither Parent nor Merger Sub is entering into this Agreement or any of the Ancillary Agreements (as applicable) with the actual intent to hinder, delay or defraud either present or future creditors of any Company Group Member. Assuming (a) the accuracy of the representations and warranties set forth in Article III, (b) the Company’s and each of its Subsidiaries’ compliance with and satisfaction of their respective covenants, agreements and obligations hereunder and (c) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, Parent, the Surviving Corporation and its Subsidiaries on a consolidated basis will, after giving effect to all of the transactions contemplated by this Agreement, including the Merger, the Financing and the payment of the aggregate merger consideration, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, be Solvent at the Effective Time. As used in this Section 4.13, the term “Solvent” means, as of the Effective Time, (i) the sum of the assets, at a fair valuation, of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) will exceed their debts, (ii) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) each of Parent and Merger Sub (and, after the Merger, the Surviving Corporation) (on a consolidated basis) does not have unreasonably small capital with which to conduct its business. For purposes of this Section 4.13, “debt” means any liability on a claim, and “claim” means any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.
4.14   Exclusivity of Representations and Warranties; Investigation.
(a)   No Other Representations and Warranties.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any closing certificate delivered pursuant to Section 7.2(d):
(i)   none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii)   no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii)   the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)   No Reliance.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(d), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on (i) any representation or warranty, express or implied, or (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided to Parent, Merger Sub or any of their respective Affiliates or Representatives. Without limiting the foregoing, each of Parent and Merger Sub acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(d), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

(c)   Investigation.   Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Company Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company Group, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company Group and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company Group.
ARTICLE V
INTERIM OPERATIONS
5.1   Affirmative Obligations.   Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) as required by applicable Law or Order; (d) for any COVID-19 Actions; or (e) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), the Company shall, and shall cause each of its Subsidiaries to (i) subject to the restrictions and exceptions set forth in Section 5.2 of this Agreement, carry on its business, in all materials respects, in the ordinary course of business consistent with past practice; and (ii) use its respective reasonable best efforts to (A) preserve intact its present business and goodwill, (B) keep available the services of its officers, employees and service providers (provided, that no Company Group Member will have any obligation to pay any officer or employee additional compensation, including any increase in base salary, bonus opportunity or any stay, retention bonus or similar payment to comply with this subsection (B)) and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, contractors and other Persons with which it has significant business dealings, in each case in a manner substantially consistent with past practice; provided that notwithstanding anything in this Section 5.1 to the contrary, no action by or failure to act of any Company Group Member in order to comply with the express requirements of any subsection of Section 5.2 shall in and of itself be deemed a breach of this Section 5.1 or any other subsection of Section 5.2.
5.2   Forbearance Covenants of the Company.   Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iii) as required by applicable Law or Order; or (iv) as expressly contemplated or permitted by the terms of this Agreement, at all times during the Interim Period, the Company will not directly or indirectly, including through any Subsidiary:
(a)   propose to adopt any amendments to or amend the Charter, the Bylaws or any other similar organizational document of any Company Group Member (including any Company Subsidiary Document);
(b)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of warrants, calls, options, subscriptions, rights of first offer or refusal, preemptive rights or any similar rights, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible or exchangeable into or exercisable for capital stock or other voting securities of or ownership interests in, the Company or any of its Subsidiaries, or phantom stock, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based commitments, contingent value rights or similar securities or rights that are derivative of, the value or price of, any capital stock or voting securities of, or ownership interests in, the Company or any of its Subsidiaries) any securities or equity-related or voting securities of the Company Group, except for any issuance and sale of shares of common stock that is made in accordance with an Employee Benefit Plan and is identified as set forth in Section 5.2(b) of the Company Disclosure Letter; provided, that for the avoidance of doubt, (i) only one-half of the amount of any Company matching contributions under the Company 401(k) Plan can be made in the form of Company Common Stock, (ii) no Company Common Stock matching contributions may be issued pursuant to the Company 401(k) Plan as a result of any new or increased deferral elections of any Company employee made following the Agreement Date, and (iii) the matching formula used with respect to any Company Common Stock matching contributions under the Company 401(k) Plan cannot be higher than such formula as was in effect at December 31, 2022;
(c)   acquire or redeem, directly or indirectly, or amend any of the securities of the Company Group, other than the planned exercise or forfeiture of Company Equity Awards (or as otherwise expressly contemplated by this Agreement) and except for transactions solely between the Company and any of its Subsidiaries or solely among the Company’s Subsidiaries;
(d)   other than cash dividends made by any of its Subsidiaries to the Company or another of its Subsidiaries, split, combine, subdivide or reclassify any shares of capital stock or equity interest, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;
(e)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of itself or any of its Subsidiaries (other than the transactions contemplated hereby);
(f)   (i) incur or assume any new Indebtedness or issue any debt securities, except for (A) trade payables and letters of credit issued in the ordinary course of business consistent with past practice, (B) intercompany Indebtedness between the Company and a wholly owned Subsidiary or between wholly-owned Subsidiaries of the Company in the ordinary course of business consistent with past practice, and (C) Indebtedness under the Company’s Wells Fargo Credit Agreement, (ii) other than in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except obligations of any of its Subsidiaries and except for obligations under the Company’s Credit Agreements, (iii) make any loans, advances or capital contributions to or investments in any other Person, or (iv) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);
(g)   except as may be required by applicable Law or as required pursuant to the terms of any Employee Benefit Plan existing on the Agreement Date: (i) enter into, adopt, amend, modify, renew or terminate any material Employee Benefit Plan or any other material plan, policy, program, agreement, arrangement or Contract that would be an Employee Benefit Plan if in existence on the Agreement Date, other than as contemplated by this Agreement and other than renewals of material Employee Benefit Plans that are health, welfare and insurance plans in the ordinary course of business on terms not materially more favorable to employees than those in effect on the Agreement Date, (ii) pay, or agree to pay any special bonus, change in control payment, severance, retention, remuneration or benefit to any director, officer or employee in excess of $50,000 per director, officer or employee or in excess of $200,000 in the aggregate unless such payment or benefit is required by any plan or arrangement as in effect as of the Agreement Date, (iii) except as contemplated by this Agreement, grant, accelerate or modify the period of exercisability or vesting of equity or equity-based compensation awards (or announce or promise to do any of the foregoing), (iv) hire any new employee, or terminate the services of any existing employee (other than for cause), in each case with annual base salary in excess of $200,000, (v) accelerate, increase or decrease the compensation, remuneration or benefits of any employee, independent contractor or other service provider whose individual annual base compensation exceeds $200,000 (or announce or promise to do any of the foregoing) or enter into, amend, terminate, extend or renew any employment agreement with any employee (excluding, for the avoidance of doubt, offer letters, confidentiality agreements and other agreements entered into with employees in the ordinary course of business, in each case, subject to the foregoing clause (iv)), (vi) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor, or (vii) implement or announce any facility closings, employee layoffs, furloughs or other such actions that could implicate WARN;
(h)   forgive, settle or waive any loans to any of the Company’s or its Subsidiaries’ employees, officers or directors;

(i)   enter into, amend, negotiate or extend any Labor Agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;
(j)   except as required to remain in compliance with applicable Law or GAAP, make any material change in any of its accounting principles or practices;
(k)   (i) make, change or revoke any material Tax election, (ii) adopt or change (or make a request to change) any material Tax accounting method or any Tax accounting period, (iii) file any material amended Tax Return (other than in accordance with Section 5.4), (iv) enter into any material “closing agreement” for Tax purposes, (v) surrender any right to claim a material Tax refund, (vi) settle or compromise any material Tax liability, (vii) obtain or request any material Tax ruling from a Governmental Authority, or (viii) consent to the extension or waiver of the limitations period applicable to any material Tax claim or assessment;
(l)   except as required by applicable Law or as expressly contemplated or permitted herein, (i) amend or modify in any manner which is material to the Company or any Subsidiary (other than pricing or payment terms which are more favorable to the Company or any Subsidiary), (ii) waive any material rights under or (iii) terminate (other than expiration in accordance with their terms), any Material Contract;
(m)   sell, lease, pledge, transfer, fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any Company Intellectual Property, material assets or material properties;
(n)   (i) grant any rights with respect to any of its Intellectual Property Rights or the Intellectual Property Rights of any of its Subsidiaries (other than non-exclusive licenses entered in the ordinary course of business consistent with past practice that are ancillary to the provision of products or services), (ii) divest any of its Intellectual Property Rights or the Intellectual Property Rights of any of its Subsidiaries other than in the ordinary course of business consistent with past practice, or (iii) modify the standard warranty terms for Company Products or services or materially amend or modify any product or service warranty other than in the ordinary course of business consistent with past practice;
(o)   acquire or dispose of (by merger, combination, consolidation or acquisition or disposition of stock or assets) any other Person or any equity interest therein or enter into any joint venture, partnership or similar arrangement with any Third Person, other than acquisitions or dispositions of materials, products, equipment and inventory in the ordinary course of business consistent with past practice;
(p)   incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the Company’s capital expenditure budget for fiscal year 2024 (which will not exceed the budget for capital expenditures or liabilities in respect thereof for fiscal year 2023) and (ii) any unbudgeted capital expenditures not to exceed $500,000 individually or $1,000,000 in the aggregate, in each case, for each fiscal quarterly period;
(q)   settle or compromise any pending or threatened Legal Proceeding, other than the settlement or compromise of Legal Proceedings solely involving monetary damages and in amounts not exceeding $500,000 individually or $1,000,000 in the aggregate;
(r)   except as required by GAAP or by applicable Law, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;
(s)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or may be entitled to any brokerage, finder’s or other similar fee or commission (whether in connection with the Transactions or otherwise);
(t)   enter into any Contract or other arrangement or understanding that would be required to be disclosed under Item 404(a) of Regulation S-K;

(u)   enter into or adopt any “poison pill” or similar stockholder rights plan that would prevent or preclude the Merger;
(v)   enter into any new line of business outside its existing business as of the Agreement Date;
(w)   (i) terminate or allow to lapse any Insurance Policy without a commercially reasonable substitute policy therefor or (ii) fail to report material claims to the insurance carriers in a timely manner, if it is reasonably likely that the Insurance Policies provide coverage for such claim;
(x)   grant any material refunds, credits, rebates or allowances to customers other than in the ordinary course of business consistent with past practice;
(y)   amend or modify in any manner the Credit Agreements;
(z)   create any encumbrance, monetary or non-monetary, on title for the Owned Real Property; or
(aa)   enter into a Contract to do any of the foregoing, or otherwise make a binding commitment to do any of the foregoing.
5.3   No Solicitation.
(a)   No Solicitation or Negotiation.   Except as permitted by this Section 5.3, from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of their respective other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives relating to any Acquisition Proposal or Acquisition Transaction that are not expressly permitted by Section 5.3(b), promptly (and in any event, within two (2) Business Days of the Agreement Date) request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal was entered into prior to the Agreement Date and will (A) immediately cease providing any further information with respect to the Company Group or any Acquisition Proposal to any such Third Person or its Representatives; and (B) immediately terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Except as expressly permitted by Section 5.3(b), from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, shall cause their respective directors and officers not to, and will instruct and use reasonable best efforts to cause their other respective Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce, or that could reasonably be expected to result in, or in response to, the making, submission or announcement of, or to knowingly encourage, facilitate or assist any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions, communications or negotiations with any Third Person with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than with Parent and its Affiliates and Representatives); (v) enter into any letter of intent, agreement in principle, indication of interest, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”), (vi) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (vii) take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition,” or other form of antitakeover statute or regulation (or any related provision in the Company’s governing documents) applicable to any transactions contemplated by an Acquisition Proposal and/or (viii) authorize any of the foregoing.
(b)   Superior Proposals.   Subject to compliance with the other provisions of this Section 5.3, including compliance with Section 5.3(a), until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a duly authorized committee thereof) may, directly or indirectly, through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person (or its Representatives) (a “Prospective Purchaser”) that has made or delivered to the Company a bona fide written Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such Prospective Purchaser with such Acquisition Proposal (in each case, if requested by such Prospective Purchaser), in each case with respect to an Acquisition Proposal that was not the result of any breach of this Section 5.3; provided, however, that the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to result in a Superior Proposal, and the Company Board (or a duly authorized committee thereof) has determined in good faith (after consultation with its outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would reasonably be expected to result in a breach of its fiduciary duties pursuant to applicable Law; and provided, further, that the Company shall at the same time, or substantially concurrently, provide to Parent and its Representatives any non-public information that is provided to any such Prospective Purchaser that was not previously made available to Parent or its Representatives. Notwithstanding anything herein to the contrary, following compliance with Section 5.3(e), the Company shall be permitted to request clarifications from any Prospective Purchaser who has made an Acquisition Proposal solely for the purpose of, and to the extent necessary, to clarify the terms of such Acquisition Proposal so that the Company Board can make a determination whether such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal.
(c)   No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement.   Except as provided by Section 5.3(d), at no time after the Agreement Date may the Company Board (or a duly authorized committee thereof):
(i)   (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent in a material respect if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (B) adopt, authorize, approve, agree to, accept, endorse, recommend, submit to vote of the Company Stockholders or otherwise declare advisable (or propose to adopt, authorize, approve, agree to, accept, endorse, recommend, submit to vote of the Company Stockholders or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within four (4) Business Days after Parent so requests in writing; (D) fail to include the Company Board Recommendation in the Proxy Statement; or (E) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board (or a duly authorized committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the

Exchange Act (or any substantially similar communication), (2) public disclosure by the Company of the fact that the Company is in receipt of an Acquisition Proposal, (3) the determination by the Company Board (or a duly authorized committee thereof) that an Acquisition Proposal constitutes a Superior Proposal, solely to the extent such determination is not publicly disclosed by the Company, or (4) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d), will constitute a Company Board Recommendation Change;
(ii)   cause or permit the Company Group to enter into an Alternative Acquisition Agreement; or
(iii)   terminate this Agreement pursuant to Section 8.1(h).
(d)   Company Board Recommendation Change; Entry into Alternative Acquisition Agreement.    Prior to obtaining the Requisite Stockholder Approval:
(i)   the Company Board (or a duly authorized committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties pursuant to applicable Law and if and only if:
(A)   the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a duly authorized committee thereof) intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;
(B)   prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee to obviate the need to effect a Company Board Recommendation Change, in response to such Intervening Event and (B) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee proposed by Parent and other information provided by Parent in response to the notice described in clause (1) of this Section 5.3(d)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company;
(C)   following such Event Notice Period, the Company Board (or a duly authorized committee thereof) (after consultation with its outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee) shall have determined in good faith that the failure of the Company Board (or a duly authorized committee thereof) to make such a Company Board Recommendation Change would reasonably be expected to result in a breach of its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i)(3) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will be three (3) Business Days).
(ii)   if the Company has received a bona fide Acquisition Proposal from a Prospective Purchaser that has not been withdrawn, and that the Company Board (or a duly authorized committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative

Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a duly authorized committee thereof) shall not take any action described in the foregoing clauses (x) or (y) unless:
(A)   the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would reasonably be expected to result in a breach of its fiduciary duties pursuant to applicable Law;
(B)   the Company Group and its Representatives have complied with the requirements of and their obligations pursuant to this Section 5.3;
(C)   (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a duly authorized committee thereof) has (x) received a bona fide Acquisition Proposal that has not been withdrawn; (y) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (z) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Prospective Purchaser or “group” of Prospective Purchasers making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) taken into account any adjustments to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Proposal Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be three (3) Business Days);
(D)   following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(3), the Company Board (or a duly authorized committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement, the Financing Letters and/or the Guarantee and any other information provided by Parent) shall have determined that the Acquisition Proposal continues to be a Superior Proposal and that the failure of the Company Board (or a duly authorized committee thereof) to make such a Company Board Recommendation Change or to terminate this Agreement would reasonably be expected to continue to result in a breach of its fiduciary duties pursuant to applicable Law; and
(E)   in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).
(e)   Notice.   The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing (email being sufficient) if the Company, any of its Subsidiaries or any of their respective Representatives receives any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals, including the identity of the Prospective Purchaser or other Person making such Inquiry, Acquisition Proposal, offer or proposal, copies of any written materials and documents relating thereto provided to the Company or its Representatives (including any draft agreements, term sheets or financing commitments) and a summary of the material terms and conditions thereof if not included in written materials and documents. Thereafter, the Company must keep Parent informed, on a reasonably prompt basis (and in any event within twenty-four (24) hours thereafter), with respect to the current status and any material changes in the status (and supplementally provide the material terms) of any such Inquiries, Acquisition Proposals, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided by or to the Company or its Representatives) and shall notify Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal in accordance with this Section 5.3. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the Agreement Date which prohibits the Company from complying with this Section 5.3(e).
(f)   Certain Disclosures.   Nothing in this Agreement will prohibit the Company or the Company Board (or a duly authorized committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a duly authorized committee thereof ) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders as required by applicable Law, regulation or stock exchange rule or listing agreement; provided, that the Company Board shall publicly reaffirm the Company Board Recommendation in such disclosure and nothing in the foregoing will be deemed to permit the Company or the Company Board (or a duly authorized committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d), and any public disclosure (other than any customary “stop, look and listen” statement) by the Company or the Company Board thereof relating to any determination or other action by the Company Board with respect to any Acquisition Proposal shall be deemed to be a Company Board Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure; provided, further, that any such statement or disclosure made by the Company Board (or a duly authorized committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise modify the effect, if any, that any such action has under this Agreement or the obligations of the Company or the Company Board (or a duly authorized committee thereof) and the rights of Parent under this Section 5.3.
(g)   Breach by Representatives.   The Company agrees that any breach of this Section 5.3 by any of its Subsidiaries or Representatives, including any failure of such Subsidiaries or Representatives to comply with the terms of Section 5.3(a), shall be deemed to be a breach of this Agreement by the Company.
5.4   Tax Matters.
(a)   At least thirty (30) days before any Company Group Member files any amended Tax Return set forth in Section 5.2 of the Company Disclosure Letter (a “Scheduled Amended Tax Return”), the Company shall submit a copy of such Scheduled Amended Tax Return to Parent for Parent’s review and approval (such approval not to be unreasonably withheld, conditioned, or delayed). If Parent consents to such Scheduled Amended Tax Return, the Company shall cause the applicable Company Group Member to execute and file such Scheduled Amended Tax Return as approved.
(b)   Parent and Company shall attempt in good faith to resolve any disagreement regarding the Scheduled Amended Tax Returns prior to the due date for filing. In the event Parent and Company are unable to resolve any dispute with respect to such Scheduled Amended Tax Return at least five (5) days prior to the due date for filing, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to Parent and Company (the “Accounting Firm”). The fees and expenses of such Accounting Firm shall be borne 50% by Parent, on the one hand, and 50% by Company on the other. If any dispute with respect to a Scheduled Amended Tax Return is not resolved prior to the due date of such Scheduled Amended Tax Return, such Scheduled Amended Tax Return may be filed in a manner and to the extent to which the Schedule Amended Tax Return would not prejudice or adversely affect Parent.
ARTICLE VI
ADDITIONAL COVENANTS
6.1   Required Action and Forbearance; Efforts.
(a)   Reasonable Best Efforts.   Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, when required pursuant to Section 2.3, the Merger, including by using reasonable best efforts to:
(i)   cause the conditions to the Merger set forth in Article VII to be satisfied;
(ii)   (1) obtain all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and
(iii)   execute and deliver any Contracts and other instruments, including obtaining any consents under Material Contracts, that are reasonably necessary to consummate the Merger, in each case, to the extent requested by Parent.
(b)   No Failure to Take Necessary Action.   In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall, nor shall they cause their respective Subsidiaries to, take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing or otherwise adversely affecting the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.
(c)   No Consent Fee.   Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to or will agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(d)   The covenants of Parent in this Section 6.1 to cause its Subsidiaries to take or not take any action shall apply equally to each Guarantor and, solely with respect to any notice, filing or information obligation, its Affiliates.
6.2   Reserved.
6.3   Proxy Statement and Other Required SEC Filings.
(a)   Proxy Statement.   Promptly following the Agreement Date and in no event later than forty (40) days after the Agreement Date, the Company will prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.

(b)   Other Required Company Filing.   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all additions, deletions or changes made by Parent and its counsel and include any such reasonable additions, deletions or changes suggested thereto by Parent or its counsel. In the event that any Other Required Company Filing makes reference to Parent, Merger Sub, the Sponsors or any of their respective Affiliates, the Company shall not file such Other Required Company Filing without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
(c)   Other Required Parent Filing.   If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all additions, deletions or changes made by the Company and its counsel and include any such reasonable additions, deletions or changes suggested thereto by the Company or its counsel.
(d)   No Misstatements; Furnishing Information.   The Company agrees, as to itself and its Subsidiaries, that none of the information included by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request and that is required in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.
(e)   Consultation Prior to Certain Communications.   The Company and its controlled Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff in response to any staff comments with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all additions, deletions or changes made by the other Parties or their respective counsel and include any such reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(f)   Notices.   The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, and supply the other with any copies of, promptly after it receives notice thereof,

of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith or (iv) any oral communications between such party and the SEC or its staff concerning the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be. Without limiting the application of Section 6.3(e), the Company shall use its reasonable best efforts to respond to as promptly as practicable, and resolve, any comments or requests from the SEC or its staff.
(g)   Dissemination of Proxy Statement.   Subject to applicable Law, the Company will cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable and in no event later than five (5) Business Days following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
6.4   Company Stockholder Meeting.
(a)   Call of Company Stockholder Meeting.   Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held promptly following the effectiveness of the Proxy Statement and will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable, but in no event later than forty (40) days, following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change in compliance with Section 5.3, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Parent, obtaining the Requisite Stockholder Approval, or an advisory vote with respect to “golden parachute” compensation and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the mailing of the Proxy Statement to the Company Stockholders.
(b)   Adjournment of Company Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, the Company may (and if requested by Parent on no more than two (2) occasions, shall for a reasonable period of time not to exceed thirty (30) days in the aggregate) postpone or adjourn the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) to allow reasonable additional time for any supplemental or additional disclosure required to be disseminated to the Company Stockholders to be so disseminated and reviewed by the Company Stockholders, (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff or (iv) to allow additional solicitation of votes, if proxies granted by the time of time of the Company Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; provided that in no event shall the Company postpone or adjourn the Company Stockholder Meeting more than two times pursuant to clauses (i) or (iv) or for an aggregate period of time in excess of thirty (30) days from the date on which the Company Stockholder Meeting was originally scheduled, in each case without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed) and in no event shall any such postponed or adjourned Company Stockholder Meeting be held later than ten (10) Business Days prior to the Termination Date. In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law.
(c)   In connection with the Requisite Stockholder Approval, the Company shall cause the shares of Company Common Stock held in the Company 401(k) Plan as of the record date for the Company Stockholder Meeting to be voted in accordance with the terms thereof and the requirements of ERISA.
6.5   Financing.
(a)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing, including using reasonable best efforts to:
(i)   maintain or cause to be maintained in effect the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the applicable Financing;
(ii)   negotiate and enter into definitive agreements with respect to the Debt Financing on terms and conditions no less favorable to Parent than those contained in the Debt Commitment Letter (or on other terms and conditions that are acceptable to Parent, subject to the Prohibited Financing Modifications);
(iii)   satisfy or cause to be satisfied on a timely basis (taking into account the anticipated timing of the Closing) all conditions applicable to (and within the control of) Parent, Merger Sub and their respective Affiliates in the Financing Letters and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing;
(iv)   fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter or the Sale/Leaseback Purchase Agreement as and when they become due in accordance with the terms thereof;
(v)   upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate Merger, consummate or cause to be consummated the Financing at (or substantially concurrently with) the Closing;
(vi)   comply with its, and cause their respective Affiliates to comply with their, respective obligations under the Financing Letters in accordance with their terms; and
(vii)   consummate or cause to be consummated the Sale/Leaseback Transaction at (or substantially concurrently with) the Closing.
(b)   Prior to the Closing Date, Parent and Merger Sub shall not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Equity Commitment Letter or (y) subject to the last sentence of this paragraph, agree to or permit any termination of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter or the Redacted Fee Letter if, in the case of this clause (y) such termination, amendment, supplement, modification or waiver would:
(i)   reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the Agreement Date unless the amount of the Debt Financing or Equity Financing is increased by a corresponding amount) such that Parent or Merger Sub, as applicable, would not have sufficient available funds necessary to pay the Required Amounts on the Closing Date;
(ii)   impose new or additional conditions precedent to the availability of the Debt Financing or expand or amend or modify any of the existing conditions precedent to the Debt Financing, in each case, in a manner that would reasonably be expected to make the funding of the Debt Financing less likely to occur or materially hinder, delay or prevent the Closing;
(iii)   otherwise reasonably be expected to materially hinder, delay or prevent the Closing (the foregoing clauses (i) through (iii), collectively, the “Prohibited Financing Modifications”). Notwithstanding the foregoing, any amendment, supplement or modification (1) to add or replace lenders, lead arrangers, bookrunners, syndication agents or other similar entities (or titles with respect to such entities) thereto or (2) contemplated by the terms of the Debt Commitment Letter as of the Agreement Date, in each case, shall be permitted and shall not require written consent of the Company. Parent shall promptly deliver to the Company copies of any material amendment, modification, supplement, consent or waiver to or under any Debt Commitment Letter promptly upon execution thereof.
(c)   Parent shall, upon Company’s reasonable written request, keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice of:
(i)   any material breach, default, termination, cancellation or repudiation by any party to the Financing Letters of which Parent or Merger Sub becomes aware; and
(ii)   the receipt by Parent or Merger Sub of any written notice or other written communication from any Equity Financing Source or Debt Financing Source with respect to any actual or alleged (in writing) material breach, default, termination, cancellation or repudiation by any party to the Financing Letters of any provisions of the Financing Letters. Additionally, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence, subject to applicable legal privilege or confidentiality obligations.
(d)   If, all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter and such portion is necessary to fund the Required Amount on the Closing Date (after taking into account any available Equity Financing, other committed financing or other sources of cash then available), Parent shall promptly notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, prior to the Termination Date, alternative debt financing from the same or alternative sources in an amount sufficient, together with the remaining available Financing, to fund the Required Amount on the Closing Date and with terms and conditions (including market “flex” provisions) not less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter (“Alternative Debt Financing”). Parent shall deliver to the Company true and complete copies of any commitment letters (including related fee letters) with respect to any Alternative Debt Financing (which fee letters may be redacted in a fashion consistent with the Redacted Fee Letter).
(e)   Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than the Investors (as defined in the Equity Commitment Letter), or in any amount in excess of that contemplated by the Equity Commitment Letter, (y) incur or pay any fees to obtain a waiver of any term of the Debt Commitment Letter or pay any material fees that are, in the aggregate, in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter (including any market “flex” provisions contained therein) or (z) agree to financing on terms and conditions less favorable to Parent or Merger Sub (or their Affiliates) than the terms and conditions set forth in the Debt Commitment Letter.
(f)   For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Letters as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any Alternative Debt Financing, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any commitment letter or other binding documentation with respect to any Alternative Debt Financing and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any Alternative Debt Financing.
6.6   Cooperation With Debt Financing.
(a)   Prior to the Closing Date, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to and use its reasonable best efforts to cause its and their respective Representatives to, use reasonable best efforts to provide to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such necessary, advisable or customary cooperation as is reasonably requested by Parent in connection with the arrangement of the Debt Financing, including:
(i)   causing senior management of the Company to assist in preparation for, and participation in, a reasonable number of investor and lender meetings, presentations, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed (such agreement not to be unreasonably withheld, conditioned or delayed), and assisting Parent in obtaining ratings in connection with the Debt Financing;
(ii)   (A) providing assistance with the preparation by Parent and the Debt Financing Sources of materials for rating agency presentations, bank information memoranda syndication memoranda, lender presentations and other customary marketing documents required in connection with the Debt Financing and (B) providing customary authorization letters with respect to the Company authorizing the distribution of information to prospective lenders and investors (including customary 10b-5 and material non-public information representations);
(iii)   cooperating reasonably with the Debt Financing Sources’ due diligence (including reasonable access to the premises of the Company and its Subsidiaries), to the extent customary and reasonably requested;
(iv)   assisting Parent in connection with Parent’s preparation of pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Debt Financing Sources to be included in any bank information memoranda or other customary marketing materials, including by providing such financial and other pertinent information regarding the Company and its Subsidiaries and their respective businesses; provided that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;
(v)   (A) assisting in the preparation, execution and delivery of definitive financing documents in connection with the Debt Financing and (B) facilitating the pledge of, grant of security interests in and obtain perfection of any liens on collateral in connection with the Debt Financing; provided that, except in the case of customary authorization letters as contemplated by Section 6.6(a)(ii), (I) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (II) the effectiveness thereof shall be conditioned upon, or become operative as of or after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date;
(vi)   providing all documentation and other information about the Company and its Subsidiaries as is reasonably requested under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, Title III of Pub. L. 107-56

(signed into law on October 26, 2001) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act;
(vii)   assist Parent in obtaining waivers, consents, estoppels and approvals from other parties to material leases, Liens and agreements relating to the Company and its Subsidiaries, in each case as reasonably requested by Parent or the Debt Financing Sources; and
(viii)   taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Debt Financing Sources to permit the consummation of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing; provided, that:
(A)   in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation or access to premises to the extent it interferes unreasonably with the ongoing operations of the Company and its Subsidiaries;
(B)   no obligation of the Company or any of its Subsidiaries or any of their respective Representatives on account of the Debt Financing or the Sale/Leaseback Transaction shall be effective until the Closing Date (excluding in connection with any authorization letters referred to in clause (iii) above);
(C)   in no event shall the Company or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement (excluding in connection with any authorization letters referred to in clause (iii) above) or agree to provide any indemnity (that is not being indemnified pursuant to the Reimbursement Obligations) in connection with the Financing that is effective, prior to the Closing Date;
(D)   nothing in this Section 6.6 shall require any action that would conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any applicable Laws or result in, prior to the Closing Date, the contravention of any Material Contract to which the Company or its Subsidiaries is a party;
(E)   neither the Company or its Subsidiaries nor any Persons who is a director, officer or employee of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any document (excluding the authorization letter referred to in clause (iii) above) or Contract prior to the occurrence of the Closing in connection with the Debt Financing or the Sale/Leaseback Transaction;
(F)   none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Debt Financing Source or the Third Party Purchaser has specifically identified and requested is being withheld as a result of any such obligation of confidentiality;
(G)   none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion in connection with the Debt Financing or the Sale/Leaseback Transaction;
(H)   none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement; and

(I)   none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would reasonably be expected to cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability.
Parent shall, in the event the Closing shall not occur, (x) promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable and documented attorneys’ fees and (B) reasonable and documented fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.6(a) or by Section 6.24 (it being understood that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (y) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.6 or by Section 6.24) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of (I) fraud, bad faith, gross negligence or willful misconduct or (II) information provided by or on behalf of the Company, any of its Subsidiaries or any of their respective Representatives (collectively, the “Reimbursement Obligations”).
(b)   The Company hereby consents to the use of its logos solely in connection with the Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely (i) in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill, (ii) in connection with a description of the Company, its business and products or the Merger and (iii) in a manner that will comply with the Company’s usage requirements to the extent made available to Parent prior to the Agreement Date.
(c)   Parent and Merger Sub acknowledge and agree that (i) the obtaining of the Financing, or any Alternative Debt Financing, is not a condition to Closing and (ii) a material breach of this Section 6.6 will only constitute a material breach of the Company for purposes of Section 7.2 if (x) Parent has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach (to the extent such breach can be cured) within ten (10) days following such notice and (y) such breach is a proximate and substantial cause of the Debt Financing not being consummated.
6.7   Anti-Takeover Laws.   Each of Parent, the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power and control to ensure that no Takeover Statute is or becomes applicable to this Agreement, the Merger or any of the transactions contemplated by this Agreement; and (b) if any Takeover Statute becomes applicable to this Agreement, the Merger or any of the transactions contemplated by this Agreement, take all action within their power to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.
6.8   Access.   At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice and solely for the purpose of furthering the Merger or integration planning relating thereto, to the properties, facilities, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Order (including COVID-19 Measures) requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work-product doctrine, or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) relates to the activities of the Company pursuant to Section 5.3(b), except to the extent required to be provided pursuant to Sections 5.3(d) or 5.3(e); provided, that the Company shall give advance written notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (e). Any such investigation shall be conducted under reasonable supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any unreasonable burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties, and Parent shall use its reasonable best efforts to minimize to the extent reasonably practicable any disruption to the businesses of the Company that may result from any such requests for access. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, policies and insurance requirements and will not include the right to sample soil, sediment, groundwater, surface water, air or building materials or conduct any other environmental sampling or analysis. For the avoidance of doubt, nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information that create an unreasonable burden on the employees of the Company or its Subsidiaries. In addition, the Company, its Subsidiaries and Parent shall cooperate in good faith to arrange for, as reasonably agreed by Parent and the Company, communication strategies for, and joint meetings of the Company and Parent with, the Company’s customers, suppliers, and employees; provided, that (y) such meetings do not unreasonably interfere with the ordinary course operations of the Company and its Subsidiaries and (z) a Representative of the Company must be present at all times during such meetings. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. References to “Parent” in this Section 6.8 shall be deemed to include the Debt Financing Sources. Notwithstanding anything to the contrary herein, with the consent of Parent (which shall not be unreasonably withheld), the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including as a result of COVID-19 Measures).
6.9   Section 16(b) Exemption.   During the Interim Period, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director (including any Person who is deemed to be a “director by deputization” under applicable securities laws) or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10   Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)   From and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws, as now or hereafter in effect: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and out-of-pocket attorneys’ fees and all other out-of-pocket costs relating to or resulting from such D&O Claim. In addition, from and after the Effective Time, each of the Surviving Corporation and Parent shall advance costs and expenses (including attorneys’ fees) as incurred by any Covered Person in connection with any D&O Claim after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Covered Person wishing to claim indemnification under this Section 6.10, upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify Parent thereof in writing; provided, that the failure to so notify the Surviving Corporation shall not affect the indemnification obligations of the Surviving Corporation or Parent under this Section 6.10(a), except to the extent such failure to notify materially prejudices the Surviving Corporation or Parent. In the event of any such D&O Claim, Parent and the Surviving Corporation shall cooperate with the Covered Person in the defense of any such D&O Claim. All rights to the indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives.
(b)   For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws (or equivalent governing documents) of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the Agreement Date in the Charter and the Bylaws. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.10(b) shall continue in effect solely with respect to such D&O Claim until the final disposition of such D&O Claim.
(c)   At the Company’s option, prior to the Effective Time, the Company may purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company obtains prepaid “tail” or “runoff” policies prior to the Effective Time in accordance with this Section 6.10(c), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder. If the Company does not purchase such “tail” or “runoff” policy prior to the Effective Time, then the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain such a “tail” or “runoff” policy; provided, however, that the premium for such policy shall not exceed the Maximum Premium; provided, further, that if such policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company and/or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.
(d)   In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.10.
(e)   The obligations under this Section 6.10 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 6.10(e). In the event of any breach by the Surviving Corporation or Parent of this Section 6.10(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.10(e) as such fees are incurred, upon the written request of such Covered Person.

6.11   Employee Matters.
(a)   For a period of twelve (12) months following the Closing (or, if sooner, until the date of termination of employment of the relevant Continuing Employee), Parent shall provide, or cause to be provided, to Continuing Employees, (i) base salary and base wages that are no less favorable than that in effect immediately prior to the Effective Time, and (ii) other compensation and employee benefits (excluding equity or equity-based, long-term incentives, defined benefit pension, severance, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation, the “Excluded Benefits”) that are substantially comparable in the aggregate to the employee benefits (excluding the Excluded Benefits) provided to such Continuing Employees immediately prior to the Effective Time pursuant to the Employee Benefit Plans set forth on Section 3.16(a) of the Company Disclosure Letter. For a period of twelve (12) months following the Closing (or, if earlier the date of termination), Parent shall, and shall cause the Surviving Corporation, to provide Continuing Employees with severance benefits that are consistent with the description set forth in Section 6.11(a) of the Company Disclosure Letter, subject to the terms and conditions of the applicable severance policy.
(b)   Parent agrees that all Continuing Employees shall be eligible to continue to participate in the Surviving Corporation’s or an Affiliate’s health and welfare benefit plans (to the same extent such Continuing Employees were eligible to participate under the analogous health and welfare benefits plans of the Company or an Affiliate immediately prior to the Effective Time); provided, however, that (i) nothing in this Section 6.11 or elsewhere in this Agreement shall limit the right of Parent, its Affiliates or the Surviving Corporation to amend, modify or terminate, in accordance with its terms, any benefit or compensation plan, policy, program, agreement, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan in the plan year in which the Effective Time occurs, then the Continuing Employees shall be eligible to participate in the Surviving Corporation’s (or an Affiliate’s) health and welfare benefit plans to the extent that coverage under such plans is replacing analogous coverage under an Employee Benefit Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant under any 401(k) plan or other health and welfare benefit plan of Parent or Subsidiary of Parent and/or the Surviving Corporation, then Parent shall ensure that such benefit plan shall, for purposes of eligibility to participate and vesting, credit Continuing Employees for their years of service prior to the Effective Time with the Company Group or their respective predecessors; provided that, no credit for any service will be required that would result in duplication of benefits and such credit shall only be given to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of a Company Group Member. Nothing in this Section 6.11 or elsewhere in this Agreement shall be construed to create a right in any Person to employment, engagement or service or any right to continued employment, engagement or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation for any specific period.
(c)   In the event the group medical or welfare plan in which Continuing Employees were participating in as of the Effective Time is terminated during the plan year in which the Effective Time occurs, then, with respect to any group medical or welfare plan maintained by Parent or its Affiliates in which the Continuing Employees participate following the Effective Time and in the plan year in which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation and any of its Affiliates to use reasonable best efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements under any such group health or welfare plans to the same extent waived or satisfied under any corresponding Employee Benefit Plan of a Company Group Member in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations under such group health or welfare plans in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees during the portion of the year prior to the Effective Time under the Employee Benefit Plans maintained by a Company Group Member.
(d)   The provisions of this Section 6.11 are solely for the benefit of the Parties, and no provision of this Section 6.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any Employee Benefit Plan for purposes of ERISA or otherwise, or give any Continuing Employee any right to continued employment, or affect any Continuing Employee’s “at-will” employment status, as applicable, and no current or former employee or any other individual associated therewith or any other Person (other than the Parties) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof.
6.12   Obligations of Merger Sub.   Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13   Public Statements and Disclosure.   The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change in compliance with Section 5.3), on the one hand, and Parent and Merger Sub, on the other hand, will obtain the prior written consent of the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the other transactions contemplated by this Agreement, except that (x) Parent and the Company will not be obligated to obtain such consent with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change in compliance with Section 5.3 and (y) Parent will not be obligated to obtain such consent with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.
6.14   Transaction Litigation.   At all times during the Interim Period, the Company will provide Parent with prompt written notice of all Transaction Litigation (including by providing copies of all pleadings and other material documentation with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation, and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed if not in excess of the amounts set forth on Section 6.14 of the Company Disclosure Letter). For purposes of this Section 6.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined; provided that the Company and Parent shall cooperate with each other to allow the disclosure of such information (or as much of it as possible) in a manner that would not undermine such attorney-client privilege such as entering into a customary joint defense agreement), and Parent may offer comments or suggestions with respect to such Transaction Litigation. For the avoidance of doubt, any Legal Proceeding related to Dissenting Company Shares will be exclusively governed by Section 2.7(c) and not this Section 6.14.
6.15   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16   Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.17   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.
6.18   No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
6.19   Treatment of Certain Indebtedness.   Prior to the Effective Time, the Company shall (a) deliver (or cause to be delivered) notices of prepayment and/or termination of the Real Estate Note (which notices may be conditioned upon the consummation of the Closing and other transactions contemplated hereunder (including the Debt Financing)) within the time periods required by the Real Estate Note; (b) take all other actions reasonably required to facilitate the repayment of the accrued financial obligations owing under the Real Estate Note and the release of any Liens and termination of all guarantees granted in connection therewith, in each case on the Closing Date and subject to the delivery of funds arranged by Parent and the occurrence of the Effective Time (the “Real Estate Note Termination”) and (c) use reasonable best efforts to obtain an executed pay-off letter (in form and substance reasonably satisfactory to Parent) (the “Pay-Off Letter”) from the Administrative Agent in respect of the Real Estate Note at least one (1) Business Day prior to Closing and use reasonable best efforts to obtain and furnish Parent with a draft of such Pay-Off Letter not fewer than three (3) Business Days prior to the contemplated Effective Time. Notwithstanding anything to the contrary herein, (x) in no event shall this Section 6.19 require the Company or any of its Subsidiaries to cause any Real Estate Note Termination unless the Closing shall have occurred and (y) Parent shall have provided, or caused to be provided, irrevocably, all funds required to effect the Real Estate Note Termination.
6.20   Resignations.   The Company shall deliver to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time, effective upon the Effective Time.
6.21   Section 280G.   No later than thirty (30) days following the Agreement Date, the Company shall provide Parent with a report from an outside independent public accounting firm or Section 280G advisory or consulting firm (a) setting forth its calculations performed in accordance with Section 280G of the Code with respect to each service provider of the Company who is a “disqualified individual” (as defined in Section 280G(c) of the Code), including all worksheets relating to the calculations, and (b) which identifies any potential payments which would be treated as “excess parachute payments” (as defined in Section 280G(b) of the Code) with respect to each such individual (the “280G Analysis”). Parent and Merger Sub shall timely identify to the Company and the outside independent public accounting firm or Section 280G advisory or consulting firm preparing the 280G Analysis any potential payments provided, or to be provided by Parent, Merger Sub or their respective Subsidiaries and will timely make available all material information, calculations and agreements that are necessary and convenient for the 280G Analysis.
6.22   Certification.   The Company shall deliver to Parent an affidavit stating that the Company is not and has not within the applicable statutory holding period been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulations Section 1.897-2(h), together with an accompanying notice to the IRS; provided, that the only remedy for any failure of the Company to comply with the covenant included in this Section 6.22 shall be for an applicable withholding agent to make any withholding that is required by applicable Law as a result of the such failure, as provided in Section 2.13 of this Agreement.
6.23   Credit Agreement Notices.   During the Interim Period, the Company shall promptly furnish to Parent and Merger Sub (a) notice of the occurrence of any default or event of default under the Credit

Agreements and (b) copies of any notices delivered by any lender to the Company and/or its Subsidiaries under the Credit Agreements. The Company shall use its reasonable best efforts to, and to cause its Subsidiaries to, comply with their obligations under and not to breach or allow the occurrence of any default or event of default under the Credit Agreements.
6.24   Sale/Leaseback.   The parties agree and acknowledge that Alliance USACQCO 2, Inc., an Affiliate of Parent and Merger Sub, intends to engage in a sale/leaseback transaction with an unrelated third party purchaser (the “Third Party Purchaser”) with respect to the Owned Real Property whereby the Owned Real Property would be conveyed to a Third Party Purchaser contemporaneous with the transactions contemplated pursuant to this Agreement and the Owned Real Property would immediately be leased back from the Third Party Purchaser (the “Sale/Leaseback Transaction”). The Company hereby agrees that it shall reasonably cooperate in good faith in connection with the facilitation of the Sale/Leaseback Transaction and that Section 6.6(a)(vii) shall apply to any such Sale-Leaseback Transaction, mutatis mutandis. In addition, the Company agrees that in connection with the Sale/Leaseback Transaction, it shall convey the Owned Real Property directly to the Third Party Purchaser simultaneous with and conditioned upon the Closing in respect of the other transactions hereunder and, subject to such conditions, hereby agrees to execute any reasonable documentation in connection with the consummation of such real property conveyance in connection with the Sale/Leaseback Transaction, including executing affidavits or other similar documentation required by the title company, and in anticipation thereof agrees, insofar as in its reasonable control, to assist and cooperate in coordinating any loan payoff and the preparation by others of any related termination documentation in connection with any mortgage and/or deed of trust that presently encumbers the Owned Real Property and supplying such other reasonable information and documentation in its possession or readily available at no additional out of pocket cost to the Company in order to facilitate the conveyance of the Owned Real Property to the Third Party Purchaser. Parent and Merger Sub acknowledge and agree that (i) the consummation of the Sale/Leaseback Transaction, is not a condition to Closing and (ii) a material breach of this Section 6.24 will only constitute a material breach of the Company for purposes of Section 7.2(b) if following compliance with the provisions in Section 8.1(e), such breach is a primary cause of the Sale/Leaseback Transaction not being consummated.
6.25   Third-Party Consents.   At or prior to the Closing, the Company shall and shall cause its Subsidiaries to use commercially reasonable efforts to obtain the third-party consents to the transactions contemplated by this Agreement (including the Merger) under the Contracts set forth on Section 6.25 of the Company Disclosure Letter. Parent and Merger Sub acknowledge and agree that the obtaining of such third-party consents is not a condition to Closing.
6.26   Contract Termination.   At or prior to the Closing, the Company shall and shall cause its Subsidiaries to terminate the Contracts listed on Section 6.26 of the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent, without further payment and cease to have any further force and effect, such that no party thereto shall have any further rights, liabilities or obligations.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:
(a)   Requisite Stockholder Approval.   The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b)   No Prohibitive Laws or Injunctions.   No Order issued by any court of competent jurisdiction preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or Order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.
7.2   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)   Representations and Warranties.
(i)   Other than the representations and warranties listed in clauses (ii), (iii) and (iv) in this Section 7.2(a), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) when made and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;
(ii)   the representations and warranties set forth in Section 3.1, Section .3.2, clause (i) of Section 3.3(a), Section 3.4, Section 3.25 and Section 3.26 will be true and correct in all respects when made and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);
(iii)   the representations and warranties set forth in Section 3.10(b) will be true and correct in all respects as of the Closing Date as if made at and as of the Closing Date; and
(iv)   the representations and warranties set forth in Section 3.5(a) and Section 3.5(b), the first sentence of Section 3.5(c), the first and second sentence of Section 3.5(d), the last two sentences of Section 3.6 will be true and correct in all respects when made and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for de minimis inaccuracies or changes or adjustments occurring in the ordinary course.
(b)   Performance of Obligations of the Company.   The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)   Company Material Adverse Effect.   Since Agreement Date, there shall not have occurred a Company Material Adverse Effect that is continuing.
(d)   Officer’s Certificate.   Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
7.3   Conditions to the Company’s Obligations to Effect the Merger.   The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a)   Representations and Warranties.   Other than the representations and warranties listed in clause (ii) in this Section 7.3(a), the representations and warranties of Parent and Merger Sub set forth in Article IV will be true and correct when made and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or Merger Sub to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or Merger Sub to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c)   Officer’s Certificate.   The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1   Termination.   This Agreement may be validly terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)   at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b)   by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable or (ii) any statute, rule or regulation has been enacted, entered or enforced against the Parties by a Governmental Authority of competent jurisdiction that prohibits, makes illegal or enjoins the consummation of the Merger; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose breach of, or failure to comply with this Agreement has been the primary cause of the failure of the condition set forth in Section 7.1(b) to be satisfied;
(c)   by either Parent or the Company, at any time on or after 11:59 p.m., Eastern time, on September 8, 2023(the “Termination Date”), whether prior to or after the receipt of the Requisite Stockholder Approval, unless the Effective Time has occurred prior to such time; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (A) Parent if the Company has perfected its right to terminate this Agreement pursuant to Section 8.1(i) or (B) the Company if Parent has perfected its right to terminate this Agreement pursuant to Section 8.1(e); or (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement and it being understood that a breach of this Agreement by Merger Sub shall be deemed to be a breach by Parent for all purposes of this Agreement) has been the primary cause of, or primarily resulted in, either (I) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (II) the failure of the Effective Time to have occurred prior to the Termination Date;
(d)   by either Parent or the Company at any time prior to the Effective Time, if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or, subject to Section 6.4(b), any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e)   by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);
(f)   by Parent, if at any time prior to receipt of Requisite Stockholder Approval (i) the Company Board (or a duly authorized committee thereof) has effected a Company Board Recommendation Change or (ii) the Company, its Subsidiaries or any of their respective Representatives acting on behalf of either the Company or its Subsidiaries shall have committed a Willful Breach of the obligations under Section 5.3;
(g)   by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);
(h)   by the Company, at any time prior to receiving the Requisite Stockholder Approval, if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a duly authorized committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.3; (iii) the Company has complied in all material respects with its obligations under Section 5.3; and (iv) substantially concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or
(i)   by the Company, at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by Law, waived; (B) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to occur under Section 2.3; (C) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder, the Company stands ready, willing and able to consummate, and will consummate, the Merger; (D) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (E) the Merger shall not have been consummated by the end of such five (5) Business Day period.
8.2   Manner of Termination.   The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and, to the extent required by the terms of Section 8.1, the facts and circumstances forming the basis for such termination pursuant to such provision.
8.3   Fees and Expenses.
(a)   General.   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except to the extent otherwise provided in Section 2.10(e), Parent will pay or cause to be paid all transfer, stamp and documentary Taxes arising out of or in connection with the consummation of the Merger.
(b)   Company Payments.
(i)   If (A) this Agreement is validly terminated pursuant to Section 8.1(c) or Section 8.1(d) (each, an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, an Acquisition Proposal has been publicly announced or disclosed and not irrevocably withdrawn or otherwise irrevocably abandoned; and (C) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated, then the Company will substantially concurrently with the consummation of such Acquisition Transaction, pay to Parent (or its designee) an amount equal to $4,000,000 (the “Company Termination Fee”), in accordance with the payment instructions which have been provided to the Company by Parent as of the Agreement Date, or as further updated by written notice by Parent from time to time. For the avoidance of doubt, if the event giving rise to payment of a Company Termination Fee pursuant to this Section 8.3(b)(i) is a termination pursuant to Section 8.1(d), then the amount payable by the Company pursuant to this Section 8.3(b)(i) shall be an amount equal to the Company Termination Fee plus the Parent Expense Reimbursement. For purposes of this Section 8.3(b)(i), all references to “25%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii)   If this Agreement is validly terminated pursuant to Section 8.1(e) or Section 8.1(f), then the Company must prior to or substantially concurrently with such termination pay to Parent (or its designee) the Company Termination Fee.
(iii)   If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or substantially concurrently with such termination pay to Parent (or its designee) the Company Termination Fee.
(iv)   Subject to this Section 8.3, in the event that this Agreement is validly terminated by the Company or Parent pursuant to Section 8.1(d), the Company shall reimburse Parent, Merger Sub and their respective Affiliates for all of their documented out-of-pocket third party expenses incurred in connection with the transactions contemplated by this Agreement (the “Parent Expense Reimbursement”); provided, that the aggregate amount of the Parent Expense Reimbursement to be reimbursed by the Company under this Section 8.3(b)(iv) will not exceed $500,000. Any Parent Expense Reimbursement payment shall be made by wire transfer of same day funds to an account designated by Parent within two (2) Business Days of such termination, following receipt by the Company of documentary evidence of such expenses, it being understood that in no event shall the Company be required to pay the Parent Expense Reimbursement on more than one occasion.
(c)   Parent Payments.   If this Agreement is validly terminated pursuant to (i) Section 8.1(c) at a time when the Company could otherwise terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i) (assuming for this purpose there was no Parent Breach Notice Period or other notice requirement or passage of time required in each such section as a predicate to such termination right), (ii) Section 8.1(g), or (iii) Section 8.1(i), then Parent must promptly (and in any event within five (5) Business Days) pay or cause to be paid the Parent Termination Fee to the Company following such termination in accordance with the payment instructions which have been provided to Parent by the Company.
(d)   Single Payment Only.   The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee, or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e)   Integral.   The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Each of the Parties acknowledges that the Company Termination Fee and the Parent

Termination Fee, do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its reasonable and documented out-of-pocket costs and expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law in an aggregate amount not to exceed $500,000 (collectively, the “Enforcement Expenses”).
(f)   Effect of Termination.
(i)   Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of notice by the terminating Party to the other Parties in accordance with Section 8.2. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that the provisions of Section 6.13, Section 8.2, this Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms; provided, however, that notwithstanding anything in this Agreement to the contrary, but subject to Section 8.3(f)(ii) and Section 8.3(g), under no circumstances will (A) the amount payable by Parent, Merger Sub or any of their Affiliates in connection with or following any termination of this Agreement exceed an amount equal to either (x) in the event of a termination of this Agreement pursuant to Section 8.3(c), the Parent Termination Fee, plus the Reimbursement Obligations, plus the Enforcement Expenses (if any) in the aggregate, or (y) in the event of a termination of this Agreement by the Company as a result of a Willful Breach of this Agreement by Parent occurring prior to Closing, with respect to which the Company obtains an award of damages in a final, non-appealable decision from a court of competent jurisdiction, damages up to an aggregate amount equal to $8,500,000, plus the Reimbursement Obligations, plus the Enforcement Expenses (if any) in the aggregate (the “Parent Damages”), and (B) the amount payable by the Company Group in connection with or following any termination of this Agreement (including any termination arising out of Willful Breach) exceed an amount equal to the Company Termination Fee, plus the Parent Expense Reimbursement, plus the Enforcement Expenses (if any). Notwithstanding the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
(ii)   Subject in all respects to the Company’s rights set forth in Section 9.8(b) and Section 8.3(g), each of the Parties expressly acknowledges and agrees that the Company’s right to terminate this Agreement and receive payment of either (x) the Parent Termination Fee in circumstances for which such Parent Termination Fee is payable pursuant to Section 8.3(c), plus the Reimbursement Obligations and the Enforcement Expenses (if any), or (y) Parent Damages in circumstances for which such Parent Damages may be payable pursuant to Section 8.3(f)(i)(A)(y), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and its Subsidiaries or their respective Affiliates and each of their respective former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and their respective Affiliates (collectively, the “Company Related Parties”) against the Sponsors, Parent, Merger Sub or the Guarantors or the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Debt Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantors (collectively, the “Parent Related Parties”) for any loss or damage suffered as a result of the failure of the transactions contemplated by this Agreement or the Ancillary Agreements or any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith and upon payment of either the Parent Termination Fee or Parent Damages, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated herein and/or therein (including the Merger), and none of the Company, its Subsidiaries nor any other Company Related Party shall seek to recover any other monetary payment or damages of any kind (including any consequential, remote, speculative, incidental, special, indirect or punitive damages), or seek any other remedy (including pursuant to Section 9.8), whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated by this Agreement or the Ancillary Agreements (including the Merger) or any oral representation made or alleged to be made in connection herewith. For the avoidance of doubt, in no event shall the Company, its Subsidiaries nor any other Company Related Party be permitted to receive both the Parent Termination Fee, on the one hand, and Parent Damages, on the other hand.
(iii)   Subject in all respects to Parent’s rights set forth in Section 9.8(b), each of the Parties expressly acknowledges and agrees that Parent’s right to terminate this Agreement, and receive payment of the Company Termination Fee in circumstances for which such Company Termination Fee is payable pursuant to Section 8.3(b) (including upon or on account of a termination for Willful Breach), plus the Parent Expense Reimbursement and the Enforcement Expenses (if any), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Parent Related Parties against the Company Related Parties for any loss or damage suffered as a result of the failure of the transactions contemplated by this Agreement or the Ancillary Agreements (including the Merger) to be consummated or for a breach or failure to perform hereunder or otherwise or any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith and upon payment of such amount none of the Company or any Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated herein and/or therein (including the Merger) and none of the Parent Related Parties shall seek to recover any other monetary payment or damages of any kind (including any consequential, remote, speculative, incidental, special, indirect or punitive damages), or seek any other remedy (including pursuant to Section 9.8), whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement, the Ancillary Agreement or the transactions contemplated herein or therein (including the Merger) or any oral representation made or alleged to be made in connection herewith.
(iv)   In connection with any loss suffered by the Company, Parent or Merger Sub as a result of the failure of the transactions contemplated by this Agreement or the Ancillary Agreements (including the Merger) to be consummated or for a breach or failure to perform hereunder or otherwise, other than in the circumstances in which (A) Parent is entitled to receive the Company Termination Fee, the Parent Expense Reimbursement and the Enforcement Expenses (if any) in accordance with Sections 8.3(b) and 8.3(e), as applicable, (in which case, Section 8.3(f)(iii) will apply) or (B) the Company is entitled to receive either (x) the Parent Termination Fee, the Reimbursement Obligations and the Enforcement Expenses (if any) in accordance with Sections 6.6(a), 8.3(c) and 8.3(e), as applicable, or (y) the Parent Damages in accordance with Section 8.3(f)(i)(A)(y) (in each case, in which Section 8.3(f)(ii) will apply), each of the Company, Parent and Merger Sub agrees that the maximum aggregate monetary liability of the other Parties, if any, will be limited to the amount described in the preceding clause (A) and (B), as applicable, and in no event will the Company, Parent or Merger Sub seek or be entitled to recover from the other Parties or any Parent Related Party or Company Related Party, and each of the Company, Parent and Merger Sub hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages or other amount in excess of such applicable amount; provided, however, that in no event shall the pursuit of Parent Damages, on the one hand, or the Parent Termination Fee, on the other hand, limit or prohibit the pursuit of any other remedy to the extent permitted hereunder, except to the extent that the Company has received payment for such Parent Damages (other than the Reimbursement Obligations and the Enforcement Expenses (if any)) or the Parent Termination Fee.
(g)   Acknowledgement Regarding Specific Performance.   Notwithstanding anything to the contrary in this Section 8.3, it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8, except that, although the Company, in its sole discretion, may pursue concurrently (i) an award for the Parent Damages, (ii) an award for the Parent Termination Fee, and (iii) an injunction, specific performance or other equitable relief in accordance with, but subject to the limitations of, Section 9.8, under no circumstances will the Company be permitted or entitled to receive both (i) specific performance of the type contemplated by Section 9.8, on the one hand, and (ii) payment of either the Parent Termination Fee or the Parent Damages, as and when due, pursuant to this Section 8.3, on the other hand; provided that, for the avoidance of doubt, in no event shall the Company be permitted or entitled to receive payment of both the Parent Termination Fee and the Parent Damages (other than the Reimbursement Obligations and the Enforcement Expenses (if any)).
8.4   Amendment.   Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a duly authorized committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources set forth in Section 8.6, Section 9.3, Section 9.6, Section 9.8(b), the proviso at the end of Section 9.9, Section 9.10(b), Section 9.11 and this Section 8.4 and the definition of “Debt Financing Sources” and the constituent definitions thereof (and any provision of this Agreement to the extent an amendment, a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Debt Financing Sources set forth in Section 8.6, Section 9.3, Section 9.6, Section 9.8(b), the proviso at the end of Section 9.9, Section 9.10(b), Section 9.11 and this Section 8.4 and the definition of “Debt Financing Sources” and the constituent definitions thereof ) may not be amended, modified or altered in a manner materially adverse to any Debt Financing Source without the prior written consent of the Debt Financing Sources.
8.5   Extension; Waiver.   At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
8.6   No Liability of Debt Financing Sources.   Notwithstanding anything herein to the contrary, (a) none of the Debt Financing Sources will have any liability to the Company or any of its Subsidiaries, Affiliates or Representatives relating to or arising out of this Agreement, the Debt Financing, the transactions contemplated thereby or hereby or otherwise, whether at law or equity, in contract, in tort or otherwise, (b) neither the Company nor any of its Subsidiaries, Affiliates or Representatives will have any rights or claims against any of the Debt Financing Sources hereunder or thereunder and (c) in no event shall any Party, nor any of its controlled Affiliates, and each of the parties hereto hereby agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, seek to recover monetary damages from, or seek to obtain any other damages of any kind from, or otherwise sue, any Financing Source for any reason arising out of this Agreement; provided, however, that the foregoing shall not preclude any liability of the equity financing sources under the Guarantee and/or Equity Commitment Letter in its capacity as an equity financing source even if any such equity financing source is a Debt Financing Source; provided, further, however, that nothing in this

Section 8.6 shall limit the rights of the Company and its Subsidiaries from and after the Effective Time under the definitive agreements for the Debt Financing executed in connection with the Debt Financing to the extent the Company and/or its Affiliates are party thereto. No Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.
ARTICLE IX
GENERAL PROVISIONS
9.1   Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:
(a)
if to Parent or Merger Sub to:

c/o Lee Equity Partners, LLC
40 West 57th Street, Suite 1620
New York, New York 10019
Attention: Yoo Jin Kim
Email: ykim@leeequity.com

c/o Twin Point Capital LLC
860 Washington Street, 6th Floor
New York, New York 10014
Attention: Hamish Burt
Email: hb@twinpointcap.com

with a copy (which will not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Douglas Warner and Jenna McBain
Email: doug.warner@weil.com and jenna.mcbain@weil.com

and

DLA Piper LLP (US)
500 8th Street NW
Washington, DC 20004
Attention: Marc Samuel
Email: marc.samuel@us.dlapiper.com

(b)
if to the Company (prior to the Effective Time) to:

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, MD
Attention: Sandip Mukerjee
Email: MukerjeeS@tessco.com

with a copy (which will not constitute notice) to:

Ballard Spahr LLP
111 S. Calvert Street, 27th Floor
Baltimore, MD 21202
Attention: Douglas Fox and Michael Kuhn
Email: foxd@ballardspahr.com and kuhnm@ballardspahr.com
Any notice received at the addressee’s location, or by email at the addressee’s email address on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., Eastern time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3   Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) to any of their respective Affiliates, (b) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing or (c) Parent and the Company may assign any of its rights hereunder to the underwriter of the R&W Insurance Policy without the consent of any other Party, it being understood that, in each case, such assignment will not (i) relieve Parent or Merger Sub of any of its obligations hereunder or (ii) impede or delay the consummation of the Merger. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.
9.4   Confidentiality.   Parent, Merger Sub and the Company hereby acknowledge and agree that the Confidentiality Agreement will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreements as if they were parties thereto.
9.5   Entire Agreement.   This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties and all common law duties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6   Third-Party Beneficiaries.   Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and the Company Equity Awards to receive the Per Share Price in accordance with Article II. The provisions of Section 8.4, Section 9.3, Section 9.6, Section 9.8(b), the proviso at the end of Section 9.9, Section 9.10(b), Section 9.11, Section 9.16 and this Section 9.6 will, subject to the rights of the Debt Financing Commitment Sources set forth in the last sentence of Section 8.4, inure to the benefit of the Debt Financing Sources, the Parent Related Parties, the Company Related Parties and each of their successors and assigns, each of whom expressly are third party beneficiaries thereof (it being understood and agreed that the provisions of such Section will be enforceable by the Debt Financing Sources and their respective successors and assigns). Section 8.3(f) will inure to the benefit of the Parent Related Parties and the Company Related Parties.
9.7   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8   Remedies.
(a)   Remedies Cumulative.   Except as otherwise provided herein, and subject to the terms and conditions set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)   Specific Performance.
(i)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.3(g) and the last two (2) sentences of this Section 9.8(b)(i), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not diminish or otherwise impair in any respect any Party’s right to seek an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement pursuant to this Section 9.8(b) is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that, subject to the limitations in the next sentence of this Section 9.8(b)(i) and Section 8.3(g), the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded (including to cause Parent to enforce the obligations of the Guarantors pursuant to the Guarantee to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) subject to the terms and conditions set forth therein and herein. Without limiting the application of the immediately preceding sentence, but otherwise notwithstanding anything else to the contrary in this Agreement, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the Merger and the Closing and to cause the Equity Financing to be funded to fund a portion of the Required Amounts (but not the right of the Company to seek such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and the Closing is required to occur pursuant to Section 2.3, (ii) the Debt Financing has been funded in full in accordance with the terms and conditions thereof or would be required to be funded in full at Closing in accordance with the terms and conditions of the Debt Commitment Letter if the Equity Financing is funded, (iii) the Sale/Leaseback Transaction has been consummated or will be consummated at the Closing and (iv) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, the Company is ready, willing and able to consummate the Merger and the Closing and take all actions that are required of it by this Agreement to consummate the Merger and the Closing pursuant to the terms of this Agreement.

(ii)   Subject to Section 8.3(g) and Section 9.8(b)(i), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9   Governing Law.   This Agreement, the documents, instruments and certificates contemplated or delivered hereunder, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the documents, instruments and certificates contemplated or delivered hereunder, or the negotiation, execution or performance of this Agreement, the documents, instruments and certificates contemplated or delivered hereunder, (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or the documents, instruments and certificates contemplated or delivered hereunder or as an inducement to enter into this Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the Transactions), shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including its statute of limitations, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction; provided that each of the parties hereto agree that all disputes or controversies arising out of or relating to the Debt Commitment Letter or the Debt Financing involving or relating to any Debt Financing Source shall be governed by the laws of the State of New York.
9.10   Consent to Jurisdiction.
(a)   Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Agreement or the documents, instruments and certificates contemplated or delivered hereunder (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), the documents, instruments and certificates contemplated or delivered hereunder or as an inducement to enter into this Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the Transactions (the “Transaction Legal Proceedings”), for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Transaction Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Transaction Legal Proceeding will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any Transaction Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any

Transaction Legal Proceeding in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Transaction Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b)   Jurisdiction for Debt Financing Sources.   Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder or related thereto will be brought in and subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) except as specifically set forth in the Debt Commitment Letter, any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York.
9.11   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY TRANSACTION LEGAL PROCEEDING, INCLUDING ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS, THE EQUITY COMMITMENT LETTER, THE DEBT COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING INCLUDING ANY TRANSACTION LEGAL PROCEEDING AND ANY SUCH LEGAL PROCEEDING INVOLVING DEBT FINANCING SOURCES IN CONNECTION WITH THE FINANCING DESCRIBED IN THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12   Company Disclosure Letter References.   The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein).
9.13   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.14   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.
9.15   Disclaimer.   The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole contractual benefit of such parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the Parties. Such representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of contractual risks associated with particular matters regardless of the knowledge of any of such parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.
9.16   Non-Recourse to Parent Related Parties.   In no event will the Company or any Company Related Parties, whether prior to or after termination of this Agreement, seek or obtain, nor will any of them permit any of their Representatives to, and the Company (for and on behalf of the Company Related Parties and its and their respective Representatives) hereby expressly waives its and their respective rights to, seek or obtain, nor will any Person be entitled to seek or obtain, any specific performance, monetary recovery or monetary award against any Parent Related Parties in connection with, relating to in any manner or (i) with respect to this Agreement, or any Ancillary Agreement or the transactions contemplated hereby and thereby, (ii) the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any breach by any Guarantor, Parent or Merger Sub hereby and thereby), (iii) the termination of this Agreement, (iv) the failure to consummate the transactions contemplated hereby or (v) any Legal Proceedings arising out of, in respect of, or relate in any manner to the actions listed in clauses (i) – (iv), other than from Parent or Merger Sub to the extent expressly provided for in this Agreement other than, in each case, the liabilities and obligations of the parties to the Confidentiality Agreement (and applicable joinders thereto), the Financing Letters and the other Ancillary Agreement under any of the foregoing Contracts to which they are expressly identified as parties.
9.17   Non-Recourse to Company Related Parties.   In no event will Parent, Merger Sub, Guarantors or any Parent Related Party whether prior to or after termination of this Agreement, seek or obtain, nor will any of them permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any specific performance, monetary recovery or monetary award against any Company Related Party in connection with, relating to in any manner or (i) with respect to this Agreement, or any Ancillary Agreement or the transactions contemplated hereby and thereby, (ii) the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any breach by the Company or any Subsidiary hereby and thereby), (iii) the termination of this Agreement, (iv) the failure to consummate the transactions contemplated hereby or (v) any Legal Proceedings arising out of, in respect of, or relate in any manner to the actions listed in clauses (i) – (iv), other than from the Company, to the extent expressly provided for in this Agreement or from any Company Related Party in connection with any Ancillary Agreements to which they are expressly identified as parties.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
ALLIANCE USACQCO 2, INC.
By: /s/ Ron Moss Name: Ron Moss Title: Chief Executive Officer
ALLIANCE USACQCO 2 MERGER SUB, INC.
By: /s/ Ron Moss Name: Ron Moss Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
TESSCO TECHNOLOGIES INCORPORATED
By: /s/ Sandip Mukerjee Name: Sandip Mukerjee Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
EXECUTION VERSION
April 11, 2023
Lee Equity Partners Fund III, L.P.
c/o Lee Equity Partners, LLC
40 West 57th Street, 16th Floor
New York, New York 10019
Lee Equity Partners Fund III-A, L.P.
c/o Lee Equity Partners, LLC
40 West 57th Street, 16th Floor
New York, New York 10019
Lee Equity Strategic Partners Fund III, L.P.
c/o Lee Equity Partners, LLC
40 West 57th Street, 16th Floor
New York, New York 10019
Lee Equity Partners Fund III Employee Co-Invest, L.P.
c/o Lee Equity Partners, LLC
40 West 57th Street, 16th Floor
New York, New York 10019
Lee Equity Partners Fund III Co-Invest, L.P.
c/o Lee Equity Partners, LLC
40 West 57th Street, 16th Floor
New York, New York 10019
TPC AC Holdings LLC
c/o Twin Point Capital LLC
860 Washington Street, 6th Floor
New York, New York 10014
Re: Equity Financing Commitment
Ladies and Gentlemen:
Reference is hereby made to that certain Agreement and Plan of Merger (as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), dated as of April 11, 2023, by and among TESSCO Technologies, Incorporated, a Delaware corporation (the “Company”), Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”) and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. This letter agreement (this “Letter Agreement”) sets forth the commitment of the undersigned (the “Investors”), subject to the terms and conditions contained herein, to contribute, or cause to be contributed, to Parent the Aggregate Commitment Amount (as defined below) in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”).
1.   Equity Commitment.   Each Investor hereby, severally and not jointly or jointly and severally, commits, subject to the terms and conditions set forth herein and the Merger Agreement (this “Equity Commitment”), that as of immediately prior to the time that Parent, Merger Sub and the Company become obligated under the Merger Agreement to effect the Closing, such Investor shall, directly or indirectly, contribute to or purchase equity of, Parent up to its Pro Rata Portion (as defined below) of an aggregate amount equal to $64,300,000.00 in cash (such aggregate amount as may be reduced as provided below, the “Aggregate Commitment Amount” and each Investor’s Pro Rata Portion of the Aggregate Commitment Amount, as may be reduced in accordance with this Letter Agreement, is referred to herein as such Investor’s “Commitment”). The Aggregate Commitment Amount shall be used by Parent solely for the purpose of allowing Parent to fund, to the extent necessary, the payment of the Required Amounts and certain transaction expenses in connection with the Merger, in each case, incurred and payable by or at the direction of Parent or Merger Sub pursuant to the Merger Agreement or in connection with the transactions thereby contemplated (and including without limitation costs and expenses incurred by the Company in connection with procurement of the Debt Financing and the consummation of the Sale/Leaseback Transaction (including the Real Estate Note Termination) (collectively, the “Expenses”), subject to the terms and conditions set forth herein and in the Merger Agreement. Notwithstanding the foregoing, the Aggregate Commitment Amount (including either or both that portion allocated to the Required Amount and that portion allocated to the Expenses) may be reduced on a dollar-for-dollar basis, if Parent does not require the full Aggregate Commitment Amount to fund the Required Amounts plus the Expenses by reason of Parent obtaining funds from other sources, including as a result of any Debt Financing, and in either case the corresponding obligation of each Investor to fund its Pro Rata Portion of the Aggregate Commitment Amount hereunder shall be correspondingly reduced on a pro rata basis (and without duplication), provided that in no event, either alone or with or on account of other events, shall any such reduction result in the inability of the Company to meet the requirements or conditions applicable to it or its Subsidiaries in respect of the procurement of the Debt Financing or the consummation of the Sale/Leaseback Transaction or its obligations under the Merger Agreement or other Ancillary Documents. Notwithstanding anything in this Letter Agreement to the contrary, no Investor shall, under any circumstances, be obligated to contribute to or purchase equity of, Parent for purposes of paying a portion of the Required Amount and Expenses on the Closing Date, in an amount that exceeds such Investor’s Pro Rata Portion of the Aggregate Commitment Amount, including any portion of the other Investor’s Commitment. As used herein, the “Pro Rata Portion” shall mean, with respect to each Investor, the percentage set forth opposite such Investor’s name on Schedule A hereto under the heading “Pro Rata Portion”.
2.   Guaranty.   Each Investor hereby, severally and not jointly or jointly and severally, unconditionally and irrevocably guarantees to the Company the due and punctual payment of either the (i) Parent Termination Fee, plus the Reimbursement Obligations, plus the Enforcement Expenses (if any) (the “Fee Obligation”) or (ii) Parent Damages (the “Damages Obligation”), in either case, if and when payable by Parent in accordance with the Merger Agreement (collectively, the “Guaranteed Obligation”). The foregoing sentence is an absolute, unconditional and continuing guaranty of the full and punctual discharge of the Guaranteed Obligation. Should Parent default in the discharge of all or any portion of its obligation to fund the Guaranteed Obligation, the obligations of the Investors hereunder with respect to the Guaranteed Obligation shall become immediately due and payable; provided that no Investor shall, under any circumstances, be obligated to fund an amount that exceeds such Investor’s Pro Rata Portion of the Guaranteed Obligation (such amount is referred to herein as such Investor’s “Guaranty”), including any portion of the other Investor’s Pro Rata Portion of the Guaranteed Obligation.
3.   Conditions.   The obligation of each Investor to fund any part of its Pro Rata Portion of the Aggregate Commitment Amount, shall be subject to: (i) the execution and delivery of the Merger Agreement by all parties thereto, (ii) the satisfaction in full or waiver in writing by Parent, on or before the Closing Date, of all of the conditions precedent to Parent’s and Merger Sub’s obligations to consummate the Transactions as set forth in Section 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (iii) the substantially simultaneous consummation of (A) the Closing in accordance with the terms of the Merger Agreement and (B) the funding of the Debt Financing (or, if alternative debt financing is used, such alternative debt financing) and (iv) the substantially contemporaneous funding by the other Investor of its Pro Rata Portion of the Aggregate Commitment Amount, provided that for the avoidance of doubt, (1) the satisfaction or failure of the condition set forth in clause (iv) shall not limit or impair the ability of Parent to enforce the obligations of the Investors under, and in accordance with, this Letter Agreement if (x) Parent is seeking the contemporaneous enforcement of the Equity Commitment (and the contemporaneous funding thereof) from each Investor or (y) the other Investor has satisfied, or is prepared to satisfy, its obligations to fund its Pro Rata Portion of the Aggregate Commitment Amount, and (2) the satisfaction or failure of the condition set forth in clause (iii) shall not limit or impair the ability of Parent to enforce the obligations of the Investors under, and in accordance with, this Letter Agreement if such condition would be or is prepared to be satisfied but for the failure or refusal of an Investor to perform hereunder.

4.   Parties in Interest.   This Letter Agreement shall be binding upon each party hereto and shall inure solely to the benefit of each party hereto, and, except as expressly set forth in this Section 4 and Section 11, no Person other than Parent (at the direction of the Investors) and any or all of the Investors, shall be entitled to rely upon and enforce this Letter Agreement, the Commitment or the Guaranty provided by each Investor under Sections 1 and 2 respectively and nothing set forth herein shall be construed to confer upon or give any other Person any benefits, rights or remedies hereunder or by reason hereof; provided, that the following are and shall be express third-party beneficiaries of this Letter Agreement: (a) the Company, which is entitled to specifically enforce (without the direction of the Parent or Investors) (x) Section 1 of this Letter Agreement, solely to the extent the Company is entitled to specific performance in accordance with Section 9.8 of the Merger Agreement (it being understood, for the avoidance of doubt, that the Company shall be entitled to an award of specific performance hereunder solely if the Company is awarded specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with the Merger Agreement); provided, that the Company shall only be entitled to enforce any Investor’s Commitment, if, and only if, the Company is also contemporaneously seeking to enforce each Investor’s Pro Rata Portion of the Aggregate Commitment Amount, with all such Commitments to be simultaneously contributed (except in respect of any other Investor that has satisfied, or is prepared to satisfy, its obligations to fund its Pro Rata Portion of the Aggregate Commitment Amount) or (y) Section 2 of this Letter Agreement, solely to the extent the Company is entitled to specific performance of Parent’s obligation to cause the funding of the Guaranteed Obligations in accordance with this Letter Agreement and the Merger Agreement (it being understood, for the avoidance of doubt, that the Company shall be entitled to an award of specific performance hereunder solely when the Company is entitled to receive all or any portion of the Guaranteed Obligations from Parent in accordance with the terms and conditions of this Letter Agreement and the Merger Agreement; provided, that the Company shall only be entitled to enforce any Investor’s Guaranty, if, and only if, the Company is also contemporaneously seeking to enforce each Investor’s Pro Rata Portion of the Guaranteed Obligations, with all such Guarantees to be simultaneously contributed (except in respect of any other Investor that has satisfied, or is prepared to satisfy, its obligations to fund its Pro Rata Portion of the Guaranteed Obligations); and (b) the Investor Parties, which are entitled to specifically enforce Sections 9 and 11. Except as set forth herein or in the Merger Agreement, no third party, including, without limitation, the creditors (if any) of Parent, shall have any right to enforce this Letter Agreement or any Investor’s Commitment, as applicable, herein (or any portion thereof) or to cause Parent to enforce this Letter Agreement or any Investor’s Commitment, as applicable, herein (or any portion thereof).
5.   No Modification; Entire Agreement.   Any provision of this Letter Agreement may be amended or waived only in a writing signed by Parent and the Investors and, solely to the extent that any proposed amendment would adversely affect the rights of the Company (in its capacity as an express third-party beneficiary of Sections 1 and 2 of this Letter Agreement) consented to by the Company. No waiver of any provision hereunder or any breach thereof will extend to or affect in any way any other provision or prior or subsequent breach of default. This Letter Agreement and the documents referred to herein (including, without limitation, the Merger Agreement) contain the complete agreement by, between and among the Investors or any of their Affiliates, on the one hand, and Parent or any of its Affiliates, on the other, and supersede any prior understandings, agreements or representations by, between or among the Investors or any of their Affiliates and any other Person, written or oral, which may have related to the subject matter hereof in any way. This Letter Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Investors and their respective successors and permitted assigns, except that neither this Letter Agreement nor any of the rights, interest or obligations hereunder may be assigned or delegated without the prior written consent of the Investors; provided, that, each Investor may assign all or any portion of its obligations to fund its Pro Rata Portion of the Aggregate Commitment Amount to any of its Affiliates; provided, further, that any such assignment shall not relieve such Investor from its obligations hereunder. Any transfer or assignment in violation of this Section 5 shall be null and void.
6.   Confidentiality.   This Letter Agreement shall be treated as confidential and shall not be disclosed, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement) or disclosed to any third party by Parent, Merger Sub, the Investors or any of their respective representatives or Affiliates and is being provided to Parent and Merger Sub solely in connection with the Transactions; provided, that (a) this Letter Agreement may be disclosed (i) to the Company in connection with the Transactions and by Company to its Affiliates and representatives and to the extent required by applicable Laws, the applicable rules of any national securities exchange or in connection with any securities regulatory agency filings relating to the Transactions (including without limitation shareholder approval thereof), (ii) with the written consent of the Investors or (iii) to the extent required by applicable Laws, and (b) nothing herein shall limit an Investor from providing information regarding the Transactions to its current and prospective investors who under customary confidentiality obligations with respect thereto to the extent required by such Investor’s governing documents and or in a manner consistent with such Investor’s standard practices.
7.   Governing Law; Jurisdiction.
(a)   This Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Letter Agreement or the documents, instruments and certificates contemplated or delivered hereunder, or the negotiation, execution or performance of this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder, (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter Agreement or the documents, instruments and certificates contemplated or delivered hereunder or as an inducement to enter into this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the Transactions), shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including its statute of limitations, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
(b)   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Letter Agreement or the documents, instruments and certificates contemplated or delivered hereunder (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder or as an inducement to enter into this Letter Agreement), the documents, instruments and certificates contemplated or delivered hereunder or the negotiation, execution or performance of this Letter Agreement, the documents, instruments and certificates contemplated or delivered hereunder or the Transactions (the “Transaction Legal Proceedings”), for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 of the Merger Agreement or in such other manner as may be permitted by applicable Law, and nothing in this Section 7(b) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Transaction Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Letter Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Transaction Legal Proceeding will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any Transaction Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Transaction Legal Proceeding in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Transaction Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
8.   Waiver of Jury Trial.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY TRANSACTION LEGAL PROCEEDING, INCLUDING ANY CONTROVERSY OR

LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS LETTER AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS LETTER AGREEMENT, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, THE TRANSACTIONS OR THE EQUITY COMMITMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.
9.   Termination.
(a)   Each Investor’s obligation to fund its Commitment and this Letter Agreement shall terminate automatically and immediately upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the discharge in full of the obligations of Parent to fund the Required Amounts and to pay the transaction expenses in connection with the Merger, in accordance with the Merger Agreement upon the consummation of the Closing, (iii) any member of the Company Group or any of their respective controlled Affiliates brings any claim, directly or indirectly, (A) against one or more Investors, relating to this Letter Agreement, the Merger Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby or (B) against any Investor Party relating to this Letter Agreement, the Merger Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, in each case, other than any claims by the Company: (1) against the parties to the Merger Agreement and/or the Ancillary Agreements in accordance with, and solely to the extent permitted thereunder, (2) against Parent or Investors relating to this Letter Agreement, in accordance with, and solely to the extent permitted hereunder (including, for the avoidance of doubt, (x) claims brought by the Company (in its capacity as an express third-party beneficiary) seeking specific performance (solely to the extent the Company is entitled to receive all or any portion of the Guaranteed Obligations in accordance with the Merger Agreement) of Parent’s obligation to cause the Investors to fund the Guaranteed Obligations in accordance with, and solely to the extent permitted under Section 2, or of Parent to pay, if, as and when due, the Guaranteed Obligations or (y) claims brought by the Company (in its capacity as an express third-party beneficiary), seeking specific performance (solely to the extent the Company is entitled to specific performance in accordance with the Merger Agreement) of Parent’s obligation to cause the Investors to fund the Commitment in accordance with, and solely to the extent permitted hereunder (the foregoing clauses (1) and (2), the “Retained Claims”)).
(b)   Each Investor’s obligation to fund its Guaranty pursuant to Section 2 shall terminate immediately and automatically and be of no further force or effect as of the earlier of (i) the consummation of the Closing, (ii) the valid termination of the Merger Agreement in accordance with Article VIII of the Merger Agreement, except with respect to (w) the payment of the Parent Termination Fee in the event of a valid termination, pursuant to Section 8.3(c) of the Merger Agreement,(x) the payment of the Damages Obligation in the event of a valid termination, pursuant to Section 8.3(f)(i) of the Merger Agreement, (y) the payment of the Reimbursement Obligations, pursuant to Section 6.6(a) of the Merger Agreement and (z) the payment of Enforcement Expenses (if any), pursuant to Section 8.3(e) of the Merger Agreement, (iii) the full performance and payment of the Guaranteed Obligation by the Investors in accordance with the terms and conditions hereof and in the Merger Agreement, (iv) any member of the Company Group or any of their respective controlled Affiliates, directly or indirectly, brings any claim against one or more Investors or any of the Investor Parties, relating to Section 2, this Letter Agreement, the Merger Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, other than a Retained Claim and (v) ninety (90) days after the valid termination of the Merger Agreement in accordance with its terms under circumstances in which the Parent Termination Fee is payable unless the Company has asserted, given written notice of its intention to pursue, or filed, a Legal Proceeding on or prior to such date with respect to a Retained Claim, in which case, each Investor’s obligation to fund its Guaranty shall terminate upon the earliest to occur of (A) the date that such Legal Proceeding is finally resolved or otherwise settled by a judicial resolution or agreement between the Investors and the Company or Parent and the Company, as applicable, and, as finally determined or agreed, there are no Guaranteed Obligations owed by the Investors, (B) the date that such Legal Proceeding is finally resolved or otherwise settled by a judicial resolution or agreement between the Investors and the Company or Parent and the Company, as applicable, and the Guaranteed Obligations, as finally determined or agreed to be owed by the Investors and the Company or by Parent and the Company, as applicable, are satisfied in full, (C) the date that the Investors and the Company mutually agree in writing to terminate all obligations (including the Guaranteed Obligations) and liabilities of the Investors pursuant to the Guaranty and (D) if only written notice of the intention to pursue a Legal Proceeding has been given within such initial ninety (90) day period after the valid termination of the Merger Agreement, a Legal Proceeding with respect to a Retained Claim is not asserted or filed within ninety (90) days after the expiration of the initial ninety (90)-day period.
(c)   Sections 2, 4 through 9 and Sections 11 through 13 hereof shall survive any termination pursuant to this Section 9.
10.   Investor Representations.   Each of the Investors hereby, severally and not jointly, represents and warrants to Parent, Merger Sub and to the other Investor(s) as to itself that: (a) such Investor has the requisite capacity and authority to execute and deliver this Letter Agreement and to fulfill and perform Investor’s obligations hereunder; (b) the execution, delivery and performance of this Letter Agreement by such Investor has been duly and validly authorized and approved by all necessary limited partnership or limited liability company action, as applicable, and no other proceedings or actions on the part of Investor are necessary therefor; (c) this Letter Agreement has been duly and validly executed and delivered by such Investor and constitutes a legal, valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by any subsequent bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (d) such Investor has uncalled capital commitments or subscriptions in excess of the amount of its Pro Rata Portion of the Aggregate Commitment Amount; and (e) the execution, delivery and performance by such Investor of this Letter Agreement do not and will not (i) violate the organizational documents of such Investor, (ii) violate any applicable laws or judgment or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of any benefit under, any contract to which such Investor is a party.
11.   No Recourse.   Notwithstanding anything that may be expressed or implied
in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, no Person other than the Investors has any obligation hereunder and, notwithstanding that an Investor may be a partnership or limited liability company, no Person, including Parent, Merger Sub or the Company, has any right of recovery with respect to the Equity Commitment or otherwise under this Letter Agreement or under any document or instrument delivered in connection herewith or otherwise in connection with the Transactions, or for any claim based on, in respect of, or by reason of, the obligations hereunder or otherwise in connection with the Transactions or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates (except for Parent and/or Merger Sub with respect to their respective obligations hereunder, under the Merger Agreement and the other Ancillary Agreements), members, managers, general or limited partners or assignees of the Investors or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent, representative, successors, assignees, heirs, executors or administrators of any of the foregoing (collectively, the “Investor Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws, or otherwise.
12.   Severability.   In the event that any provision of this Letter Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Letter Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Letter Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision; provided, however, that this Letter Agreement may not be enforced without giving effect to Section 1, Section 2, Section 3 and Section 4, and to the cap on each Investor’s Equity Commitment as set forth on Schedule A hereto under the heading “Pro Rata Portion”.
13.   Counterparts.   This Letter Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
14.   Headings.   The headings contained herein are for convenience of reference only and shall not affect in any way the meaning and interpretation of this Letter Agreement.
15.   Waiver of Special Damages.   TO THE FULLEST EXTENT PERMITTED BY LAW, NO PARTY HERETO (INCLUDING ANY THIRD PARTY BENEFICIARY) WILL BE LIABLE FOR ANY CONSEQUENTIAL, REMOTE, SPECULATIVE, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES CONNECTED WITH OR RESULTING FROM ANY BREACH OF, OR OBLIGATION UNDER, THIS LETTER AGREEMENT, OR ANY ACTIONS UNDERTAKEN IN CONNECTION WITH OR RELATED HERETO.
[Signature Page Follows]

Very truly yours,
LEE EQUITY PARTNERS FUND III, L.P.
By:      Lee Equity Partners III GP, LLC
Its:      General Partner
By:
/s/Joseph B. Rotberg

Name: Joseph B. Rotberg
Title:   Chief Financial Officer
LEE EQUITY PARTNERS FUND III-A, L.P.
By:      Lee Equity Partners III GP, LLC
Its:      General Partner
By:
/s/Joseph B. Rotberg

Name: Joseph B. Rotberg
Title:   Chief Financial Officer
LEE EQUITY STRATEGIC PARTNERS FUND III, L.P.
By:      Lee Equity Partners III GP, LLC
Its:      General Partner
By:
/s/Joseph B. Rotberg

Name: Joseph B. Rotberg
Title:   Chief Financial Officer
LEE EQUITY PARTNERS FUND III EMPLOYEE CO-INVEST, L.P.
By:      Lee Equity Partners III GP, LLC
Its:      General Partner
By:
/s/Joseph B. Rotberg

Name: Joseph B. Rotberg
Title:   Chief Financial Officer
[Signature Page to Equity Commitment Letter]

TPC AC HOLDINGS LLC
By:
/s/ Hamish Burt

Name: Hamish Burt
Title:   Authorized Person
[Signature Page to Equity Commitment Letter]

Accepted and Agreed to By:
ALLIANCE USACQCO 2, INC.
By:
/s/ Ron Moss

Name: Ron Moss
Title:   Chief Executive Officer

Annex C
April 6, 2023
Board of Directors
TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Bailey, MD
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to the holders (collectively, the “Stockholders”) of the outstanding shares of common stock, par value $0.01 per share (the “Company Common Stock”), of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), of the $9.00 per share in cash (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to an Agreement and Plan of Merger by and among Alliance US Acqco 2, Inc. a Delaware corporation (“Parent”), Alliance US Acqco 2 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (other than (i) shares of Company Common Stock that are held by the Company as treasury stock, owned by Parent or Merger Sub or owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub (collectively, the “Owned Company Shares”) and (ii) shares with respect to which Stockholders have properly exercised appraisal rights (the “Dissenting Shares”)) will be cancelled and converted into the right to receive a per share price equal to the Merger Consideration. The terms and conditions of the Merger are set forth more fully in the Merger Agreement.
In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement, dated April 6, 2023 and we have assumed that the final form of the Merger Agreement will not differ from such draft in any material respect; (b) audited historical financial statements of the Company included in its filings with the Securities and Exchange Commission (the “SEC”) as of and for the fiscal years ended March 27, 2022 and March 28, 2021; (c) unaudited financial statements of the Company included in its filings with the SEC as of and for the nine-month period ended December 25, 2022; (d) certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending March 31, 2023 through March 31, 2027, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by the Company (collectively, the “Forecasts”), prepared by the senior management of the Company; (e) information regarding publicly available financial terms of certain other transactions we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the common stock of the Company; and (h) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management of the Company. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with

C-1

your consent, that, (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to other stockholders. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have not made any determinations as to legal matters related to the Merger, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.
William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or other parties involved in the Merger for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We are familiar with the Company, having provided certain investment banking services to the Company from time to time. We have acted as an investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. Our investment banking services and our opinion were provided only for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares) of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote its shares of Company Common Stock with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.
Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares).
Very truly yours,
WILLIAM BLAIR & COMPANY, L.L.C.

C-2

Annex D
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 11, 2023, is entered into by and among Alliance USAcqco 2, Inc., a Delaware corporation (“Parent”), Alliance USAcqco 2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Lakeview Investment Group & Trading Company, LLC (the “Stockholder”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company being the surviving entity of the merger and becoming a wholly owned Subsidiary of Parent (such transaction, the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1,331,591 shares of Company Common Stock (and all such shares, together with any other shares of Company Capital Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the valid termination of this Agreement (the “After-Acquired Shares”), being referred to herein as the “Subject Shares”); and
WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Subject Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES
The Stockholder represents and warrants to Parent and Merger Sub that:
1.1.   Authorization.   The Stockholder is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is organized or constituted and the consummation of the transactions contemplated hereby are within the Stockholder’s entity powers and have been duly authorized by all necessary actions on the part of the Stockholder, and the Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to the Enforceability Limitations, and no other consent or action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder.
1.2.   Non-Contravention.   Neither the execution and delivery of this Agreement by such Stockholder nor performance by such Stockholder of its obligations herein nor the compliance by such Stockholder with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing or organizational documents) of the

Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to (other than as required under the Exchange Act), any Governmental Authority on the part of the Stockholder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien on any asset of the Stockholder (other than one created by Parent or Merger Sub) or (e) violate any Law applicable to the Stockholder or by which any of the Subject Shares are bound, except, in the case of each of clauses (c), (d) and (e), as would not reasonably be expected to prevent, or materially delay or impair, the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.
1.3.   Ownership.   The Stockholder is as of the date of this Agreement and will be as of the Closing, the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1,331,591 shares of Company Common Stock and has good and marketable title to all of the Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, voting restrictions, warrants, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a holder in respect of the Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities Law (clauses (i) and (ii), collectively, “Permitted Encumbrances”). The Subject Shares constitute all of the shares of Company Common Stock and other securities of the Company beneficially owned by the Stockholder as of the date hereof. The Stockholder has not entered into any agreement to transfer any Subject Shares in effect as of the date of this Agreement.
1.4.   Voting Power.   The Stockholder has sole voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights. None of the Subject Shares is or will be subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement, restriction or lien with respect to the voting of such Subject Shares, except as expressly provided herein (including Permitted Encumbrances).
1.5.   Reliance.   The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
1.6.   Litigation.   As of the date hereof, there are no Legal Proceedings pending against the Stockholder, or, to the knowledge of the Stockholder, threatened against the Stockholder, any other equityholder of the Company or any of the Stockholder’s properties or assets (including any of the Subject Shares) that would reasonably be expected to prevent, or materially impair or delay, the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, or materially impair or delay, the Stockholder’s ability to perform its obligations hereunder. For purposes of this Section 1.6, “knowledge of Stockholder” means the knowledge of the directors, managers and officers of the Stockholder.
1.7.   Related Party Agreements.   Except (i) as set forth on Schedule I attached hereto or (ii) as disclosed in the Company’s filings with the SEC on or after the date hereof, the Stockholder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries.

ARTICLE II
AGREEMENT TO VOTE; OTHER COVENANTS
2.1.   Agreement to Vote and Approve.   Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, for so long as this Agreement has not been validly terminated in accordance with its terms, at any annual or special meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company Stockholders, the Stockholder shall, in each case, to the fullest extent that the Subject Shares are entitled to vote thereon:
(a)   appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and
(b)   be present (in person or by proxy) and vote (or cause to be voted), or if any action is to be taken by written consent in lieu of a stockholder meeting, execute and deliver (or cause to be executed and delivered) a written consent with respect to, all of such Subject Shares (in each case to the extent that the Subject Shares are entitled to vote thereon or consent thereto):
(i)   in favor of (A) the adoption of the Merger Agreement (or any amended and restated Merger Agreement or amendment to the Merger Agreement) (the “Merger Proposal”) and (B) any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to adopt the Merger Proposal; and
(ii)   against (A) any action or agreement that would reasonably be expected to result in (I) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or (II) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied on or before the Termination Date; and (B) any Acquisition Proposal (or any of the transactions contemplated thereby) from any Person (other than Parent and its Affiliates) or any other action, agreement or transaction involving any Company Group Member and/or their respective Affiliates that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Merger or diminish in any material respect the benefit of the Merger to Parent or to Parent’s stockholders, including, without limitation, (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger), (II) any sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, Intellectual Property) of the Company or its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its material Subsidiaries (III) any amendment to the Company’s certificate of incorporation or bylaws (or other similar governing or organizational documents). The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.
Any attempt by the Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Subject Shares in contravention of this Section 2.1 shall be null and void ab initio. The Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 2.1 that are at any time or from time to time presented for consideration to the Company Stockholders generally. For the avoidance of doubt, the foregoing commitments in this Section 2.1 apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares over which the Stockholder exercises direct or indirect voting control, and the Stockholder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all Subject Shares in accordance with this Section 2.1.
2.2.   No Transfer; No Inconsistent Arrangements.
(a)   For so long as this Agreement has not been validly terminated in accordance with its terms, the Stockholder shall not, directly or indirectly, take any action that would have the effect of preventing, or materially impairing or delaying, the Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, or materially impairing or delaying, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.
(b)   Except as expressly provided hereunder, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrances, other than Permitted Encumbrances, on any of the Subject Shares, (ii) transfer, sell, offer for sale, short sell, assign, gift, hedge, distribute, pledge, hypothecate or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any of the Subject Shares into any tender or exchange offer), change, limit, arbitrage or reallocate the economic benefits and risks of ownership of, or enter into or acquire any derivative arrangement with respect to (collectively, “Transfer”) any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of the Subject Shares or any legal or beneficial interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (v) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or (vi) commit or agree to take any of the foregoing actions. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold the Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms. For the avoidance of doubt, the fact that any Subject Shares are held in a margin account pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein; provided, that the Stockholder has retained full power to vote and direct the voting of such Subject Shares.
(c)   The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.
(d)   In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.
2.3.   No Exercise of Appraisal Rights.   The Stockholder hereby forever, irrevocably and unconditionally waives and agrees not to assert, exercise or perfect any appraisal rights (including under Section 262 of the DGCL), any dissenters’ rights or any similar rights in respect of the Subject Shares that may arise in connection with the Merger and the transactions contemplated by the Merger Agreement.
2.4.   Documentation.   The Stockholder shall not, and shall cause its controlled Affiliates not to, and shall cause its and their respective Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent except as may be required by applicable Law, including the filing of an amendment to its Schedule 13D with the SEC, which may include this Agreement as an exhibit thereto (provided, that reasonable notice of any such disclosure required by applicable Law will be provided to Parent, and the Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure and, other than with respect to its Schedule 13D, otherwise cooperate with Parent, at Parent’s expense, in obtaining confidential treatment with respect to such disclosure). The Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. The Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Stockholder shall, and shall use its commercially reasonable efforts to cause its Affiliates to, consistent with the undertakings and limitations (including with respect to competitively sensitive information and attorney-client privilege) set forth in Section 6.2 of the Merger Agreement, supply and provide all necessary information to any Governmental Authority requesting such information in connection with filings or notifications under applicable laws that are required as a result of, or pursuant to, the Merger Agreement, including, without limitation, information required or requested to be provided in connection with any Antitrust Laws in connection with any approvals required (or which the Company and Parent otherwise determine to seek) in connection with the consummation of the Merger.
2.5.   Waiver of Certain Actions.   The Stockholder shall not commence, participate in, facilitate, assist or knowingly encourage, and shall take all actions necessary to opt out of any class in, any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby and hereby waives any claims or rights whatsoever with respect to any of the foregoing.
2.6.   No Solicitation.   The Stockholder agrees that it is a “Representative” of the Company for purposes of Section 5.3 of the Merger Agreement, and that the Stockholder shall not, directly or indirectly, through any Representative of the Stockholder authorized by it to act on its behalf, take any action prohibited to be taken by a Representative of the Company by Section 5.3 of the Merger Agreement. Subject to Section 5.3 of the Merger Agreement, if, prior to the Effective Time, the Stockholder receives any Acquisition Proposal, then the Stockholder will promptly (and in any event within 48 hours of receipt) notify Parent and the Company orally and in writing of the identity of the person making and the material terms of such Acquisition Proposal (including a copy of any written Acquisition Proposal and any other documents relating thereto provided to the Stockholder).
2.7.   Notice of Certain Events.   Such Stockholder shall notify Parent in writing of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations, warranties and covenants of such Stockholder set forth in this Agreement. Promptly upon the acquisition of any After-Acquired Shares, such Stockholder shall notify Parent of the number of After-Acquired Shares so acquired; it being understood that any such shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.
ARTICLE III
MISCELLANEOUS
3.1.   Termination.   This Agreement shall terminate automatically, without any notice or other action by any person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms without the consummation of the Merger, (b) the Effective Time, (c) the mutual written consent of Parent and the Stockholder, and (d) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, or changes the form, of the consideration payable to the Company Stockholders pursuant to the Merger Agreement as in effect on the date hereof. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 3.1 shall relieve any party hereto from liability for fraud or any willful breach of this Agreement prior to termination hereof and (y) the provisions of Sections 2.3 and 2.4 (in each case, solely in the event of a termination pursuant to the preceding clause (b)), and this Article III shall survive any termination of this Agreement.
3.2.   Expenses.   All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

3.3.   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth on the signature pages to this Agreement. Any notice received by email at the addressee’s email address, will be deemed to have been received on the date submitted. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or email address through a notice given in accordance with this Section 3.3, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 3.3 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 3.3.
3.4.   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
3.5.   Entire Agreement; Assignment.   This Agreement and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Parent and Merger Sub, in the case of an assignment by a Stockholder and (b) the Stockholders, in the case of an assignment by Parent or Merger Sub; provided that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.
3.6.   Enforcement of the Agreement.
(a)   The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at Law or in equity. Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Parent or Merger Sub, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.
(b)   The parties’ hereto rights in this Section 3.6 are an integral part of the transactions contemplated by the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby (including the Merger) and each party hereto hereby waives any objections to any remedy referred to in this Section 3.6 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). In the event any party seeks any remedy referred to in this Section 3.6, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
3.7.   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
3.8.   Further Assurances.   Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform its obligations under this Agreement.
3.9.   No Agreement Until Executed.   This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed by all parties hereto.
3.10.   Other Provisions.   Each of Sections 9.7, 9.9, 9.10, 9.11 and 9.13 of the Merger Agreement are incorporated by reference herein and shall apply to this Agreement mutatis mutandis.

EXECUTION VERSION
The parties are executing this Agreement on the date set forth in the introductory clause.
ALLIANCE USACQCO 2, INC.
By:
/s/ Ron Moss

Name:
Ron Moss

Title:
Chief Executive Officer

Address: c/o 40 West 57th Streeet, 16th Floor
New York, New York 10019
Email: rmoss@alliancecorporation.ca
ALLIANCE USACQCO 2 MERGER SUB, INC.
By:
/s/ Ron Moss

Name:
Ron Moss

Title:
Chief Executive Officer

Address: c/o 40 West 57th Street, 16th Floor
New York, New York 10019
Email: rmoss@alliancecorporation.ca
With copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Dogulas Warner and Jenna McBain
Email: doug.warner@weil.com and jenna.mcbain@weil.com
LAKEVIEW INVESTMENT GROUP & TRADING COMPANY, LLC
By:   ABL Manager, LLC, its manager
By:
/s/ Ari Levy

Name:
Ari B. Levy

Title:
Manager

Address: 444 W. Lakestreet #1900, Chicago, IL 60606
Email: ari@lakeviewig.com
With copy (which shall not constitute notice) to:
Name:
Address:
Attention:
Email:

Appendix E
Statutory Rights to Appraisal Provisions
8 Del.C. § 262. Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the Parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

[PRELIMINARY COPY] Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ☐ TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD The Board of Directors recommends a vote “FOR” Proposal No. 1, “FOR” Proposal No. 2 and “FOR” Proposal No. 3. Proposal No. 1. Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of April 11, 2023 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among TESSCO Technologies Incorporated (“Tessco”), Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Tessco would be acquired by way of a merger with and into Merger Sub with Tessco surviving the merger and becoming a wholly-owned subsidiary of Parent, which we refer to as the “merger.” 0 For 0 Against 0 Abstain Proposal No. 2. Merger-Related Compensation Proposal. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. 0 For 0 Against 0 Abstain Proposal No. 3. Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. 0 For 0 Against 0 Abstain The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting. The undersigned hereby acknowledge receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TESSCO TECHNOLOGIES INCORPORATED SPECIAL MEETING OF STOCKHOLDERS Date: [•], 2023 Time: [•], Eastern Time Virtual Meeting Access: The Special Meeting will be held exclusively on line by audio webcast, in a virtual meeting format,accessible via the Internet at register.proxypush.com/TESS To attend the virtual meeting along with voting your shares, please follow the instructions below: • Visit register.proxypush.com/TESS on your smartphone, tablet or computer. • As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card. • After registering you will receive a confirmation email at the address you provided during registration, and for those registering prior to the date of the meeting, will also receive an email approximately 1 hour in advance of the meeting at the address you provided during registration with a unique link to the virtual meeting. Those registering on the date of the meeting will find the unique link in the confirmation sent upon registration. While we ask that you vote in advance, either by telephone, internet or phone, once admitted to the virtual meeting, a properly registered record holder may vote at the virtual meeting. proxy The undersigned hereby appoints SANDIP MUKERJEE and ARIC M. SPITULNIK, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of TESSCO Technologies Incorporated to be held on [•], 2023 at [•], Eastern Time, and at any adjournment or postponement thereof. The Special Meeting will be held solely by means of remote communication in a virtual format. To be admitted to the meeting, you will need to follow the instructions above regarding and under the heading “Virtual Meeting Access.” THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING REMOTELY AND VOTING AT THE MEETING. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR”: THE MERGER PROPOSAL, THE MERGER-RELATED COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. For shares held in TESSCO Technologies Incorporated employee benefit plans: This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of TESSCO Technologies Incorporated’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, such shares will be voted in accordance with the provisions of the respective plans. For shares held in TESSCO Technologies Incorporated’s employee benefit plans, the deadline for submitting voting instructions is 11:59 p.m. (Central Time) on [•], 2023. For other record holders, the polls for voting will close at the appropriate time during the Special Meeting. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/tess Use the Internet to vote your proxy.* PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy.* MAIL Mark, sign and date your proxy card and return It in the postage-paid envelope provided in time to be received by [•], 2023. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. *For shares held in TESSCO Technologies Incorporated employee benefit plans, the deadline for submitting instructions is 11:59 p.m. (Central Time) on [•], 2023.